Filed Pursuant to Rule
424(b)(2)

Registration No. 333-283443

PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 5, 2025)

$35,000,000 7.50% Notes due 2028
$75,000,000 7.75% Notes due 2030

BCP Investment Corporation (f/k/a, Portman Ridge Finance Corporation), or “we” “us” or the “Company”, is an externally managed, non-diversified
closed-end
investment company that has elected to be regulated as a business development company (“BDC”), under the Investment Company Act of 1940, as amended (the “1940 Act”). Sierra Crest Investment Management LLC serves as our investment adviser and BC Partners Management LLC serves as our administrator.
We originate, structure, and invest in secured term loans, bonds or notes and mezzanine debt primarily in privately-held middle market companies but may also invest in other investments such as loans to publicly-traded companies, high-yield bonds, and distressed debt securities (collectively, the “Debt Securities Portfolio”). We also invest in joint ventures and debt and subordinated securities issued by collateralized loan obligation funds (“CLO Fund Securities”). In addition, from time to time we may invest in the equity securities of privately held middle market companies and may also receive warrants or options to purchase common stock in connection with our debt investments.
In our Debt Securities Portfolio, our investment objective is to generate current income and, to a lesser extent, capital appreciation from the investments in senior secured term loans, mezzanine debt and selected equity investments in privately-held middle market companies. We define the middle market as comprising companies with EBITDA (earnings before interest, taxes, depreciation and amortization) of $10 million to $50 million and/or total debt of $25 million to $150 million. We primarily invest in first and second lien term loans which, because of their priority in a company’s capital structure, we expect will have lower default rates and higher rates of recovery of principal if there is a default and which we expect will create a stable stream of interest income. The first lien term loans may include traditional first lien senior secured loans or unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and/or mezzanine debt, or junior debt. Unitranche loans will expose us to the risks associated with first lien loans and junior debt. While there is no specific collateral associated with senior unsecured debt, such positions are senior in payment priority over subordinated debt investments. The investments in our Debt Securities Portfolio are all or predominantly below investment grade, and have speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal.
We are offering $35.0 million in aggregate principal amount of
7.50% notes due 2028 (the “2028 Notes”)
and $75.0 million in aggregate principal amount of 7.75% notes due 2030 (the “2030 Notes”, and, together with the 2028 Notes, the “Notes”). The 2028 Notes and the 2030 notes will mature on October 15, 2028 and October 15, 2030, respectively. We will pay interest on the Notes on April 30 and October 30 of each year, beginning October 30, 2025. We may redeem the Notes in whole or in part at any time or from time to time, at the redemption price set forth under the section titled “
Description of the Notes — Optional Redemption
” in this prospectus supplement. In addition, holders of the Notes can require us to repurchase some or all of the Notes at a purchase price equal to 100% of their principal amount, plus accrued and unpaid interest to, but not including, the repurchase date, upon the occurrence of a Change of Control Repurchase Event (as defined herein). Also, in the event that an Interest Rate Adjustment Event (as defined herein) occurs, the Notes will bear interest at a fixed rate per annum which is 0.75% above the stated rate of the Notes, as applicable, from the date of the occurrence of the Interest Rate Adjustment Event to and until the date on which the Interest Rate Adjustment Event is no longer continuing. The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The Notes will be our direct unsecured obligations and rank equal in right of payment with all outstanding and future unsecured, unsubordinated indebtedness issued by us. Because the Notes will not be secured by any of our assets, they will be effectively subordinated to all of our existing and future secured indebtedness (or any indebtedness that is initially unsecured as to which we subsequently grant a security interest) to the extent of the value of the assets securing such indebtedness. The

Notes will be structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries because the Notes will be obligations exclusively of BCP Investment Corporation and not of any of our subsidiaries. The Notes will be senior in right of payment to any future outstanding series of our preferred stock. None of our subsidiaries is a guarantor of the Notes and the Notes will not be required to be guaranteed by any subsidiary we may acquire or create in the future. As of June 30, 2025, we had $255.4 million of debt outstanding, of which $108.0 million was unsecured and unsubordinated indebtedness and $147.4 million was secured indebtedness. None of our current indebtedness will be subordinated to the Notes.
We do not intend to list the Notes on any securities exchange or automated dealer quotation system.
This prospectus supplement, the accompanying prospectus, any free writing prospectus, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus contain important information you should know before investing in the Notes, including information about risks. Please read these documents before you invest and retain them for future reference. Additional information about us, including our annual, quarterly and current reports and proxy statements, has been filed with the Securities and Exchange Commission (the “SEC”), and can be accessed free of charge at its website at
www.sec.gov
. This information is also available free of charge by contacting us at 650 Madison Avenue, 3rd Floor, New York, New York 10022, Attention: Investor Relations, or by calling us collect at (212)
891-2880
or on our website at
www.bcpinvestmentcorporation.com
, which, except for the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, is not incorporated by reference into this prospectus supplement and the accompanying prospectus and you should not consider that information to be part of this prospectus supplement nor the accompanying prospectus. See “
Available Information
” on page 77 of the accompanying prospectus.

Investing in the Notes involves a high degree of risk, including the risk of leverage. Before buying any Notes, you should read the material risks described in the “
Supplementary Risk Factors
” section beginning on page
S-9
of this prospectus supplement and “Risk Factors” on page 7 of the accompanying prospectus and in our most recent Annual Report on Form
10-K,
as well as any of our subsequent SEC filings.
THE NOTES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.
Neither the SEC nor any state securities commission, nor any other regulatory body, has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary
is a criminal offense.

	Per 2028 Note	Total	Per 2030 Note	Total
Public offering price (1)	98.50%	$34,475,000	97.75%	$73,312,500
Fees for structuring and other services	0.50%	$175,000	0.50%	$375,000
Proceeds, before expenses, to us (2)	98.00%	$34,300,000	97.25%	$72,937,500

(1)
The public offering price set forth above does not include accrued interest, if any. Interest on the Notes will accrue from October 15, 2025 and must be paid by the purchaser if the Notes are delivered after October 15, 2025.

(2)	Total expenses of the offering payable by us, excluding fees for structuring and other services, are estimated to be approximately $0.45 million. See “ Plan of Distribution ”.
Delivery of the Notes in book-entry form only through The Depository Trust Company (“DTC”) will be made on or about October 15, 2025.

The date of this prospectus supplement is October 10, 2025

S-i

S-ii
ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific details regarding this offering of Notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides general information about us and the securities we may offer from time to time, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus or the information included in any document filed prior to the date of this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement shall control. Generally, when we refer to this “prospectus”, we are referring to both this prospectus supplement and the accompanying prospectus combined, together with any free writing prospectus that we have authorized for use in connection with this offering.
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, INCLUDING THE INFORMATION INCORPORATED BY REFERENCE HEREIN AND THEREIN, AND ANY FREE WRITING PROSPECTUS PREPARED BY, OR ON BEHALF OF, US THAT RELATES TO THIS OFFERING OF THE NOTES. WE HAVE NOT AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE NOT MAKING AN OFFER TO SELL THESE NOTES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, INCLUDING THE INFORMATION INCORPORATED BY REFERENCE HEREIN AND THEREIN, AND ANY FREE WRITING PROSPECTUS PREPARED BY OR ON BEHALF OF US THAT RELATES TO THIS OFFERING OF NOTES IS ACCURATE ONLY AS OF ITS RESPECTIVE DATE, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS, ANY FREE WRITING PROSPECTUS OR ANY SALES OF THE NOTES. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THOSE DATES.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights some of the information included elsewhere, or incorporated by reference, in this prospectus supplement or the accompanying prospectus. It is not complete and may not contain all the information that you should consider before making any investment decision regarding the Notes offered hereby. To understand the terms of the Notes offered hereby before making any investment decision, you should carefully read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, and any free writing prospectus related to the offering of Notes, including “Supplementary Risk Factors,” “Risk Factors,” “Available Information,” “Incorporation by Reference,” and “Use of Proceeds” and the financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus. Together, these documents describe the specific terms of the Notes we are offering.
BCP Investment Corporation, a Delaware corporation, is an externally managed, non-diversified
closed-end
investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940 (the “1940 Act”). BCP Investment Corporation completed its initial public offering in December 2006. In addition, BCP Investment Corporation has elected, and intends to qualify annually, to be treated as a regulated investment company (“RIC”) for U.S. federal income tax purposes under subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). Our common stock is traded on the NASDAQ under the symbol “BCIC.”
Unless otherwise noted in this prospectus supplement, the terms “we,” “us,” “our,” and the “Company” refer to BCP Investment Corporation and its wholly-owned subsidiaries, unless the context otherwise requires.
As used in this prospectus supplement, the terms “our investment advisor
” or “the Adviser” refers to Sierra Crest Investment Management LLC.
BCP Investment Corporation
We originate, structure, and invest in secured term loans, bonds or notes and mezzanine debt primarily in privately-held middle market companies but may also invest in other investments such as loans to publicly-traded companies, high-yield bonds, and distressed debt securities (collectively, the “Debt Securities Portfolio”). We also invest in joint ventures and debt and subordinated securities issued by collateralized loan obligation funds (“CLO Fund Securities”). In addition, from time to time, we may invest in the equity securities of privately held middle market companies and may also receive warrants or options to purchase common stock in connection with our debt investments.
In our Debt Securities Portfolio, our investment objective is to generate current income and, to a lesser extent, capital appreciation from the investments in senior secured term loans, mezzanine debt and selected equity investments in privately-held middle market companies. We define the middle market as comprising companies with earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $10 million to $50 million and/or total debt of $25 million to $150 million. We primarily invest in first and second lien term loans which, because of their priority in a company’s capital structure, we expect will have lower default rates and higher rates of recovery of principal if there is a default and which we expect will create a stable stream of interest income. The investments in our Debt Securities Portfolio are all or predominantly below Investment Grade, and have speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal.
As of June 30, 2025, we had debt and equity investments in 96 portfolio companies with a fair value of approximately $395.1 million.

On July 15, 2025, we announced the completion of our acquisition of Logan Ridge Finance Corporation, a Maryland corporation (“LRFC”, and such transaction, the “LRFC Merger”), pursuant to the terms of the merger agreement, dated January 29, 2025 (the “LRFC Merger Agreement”). To effect the acquisition, a wholly owned merger subsidiary of the Company merged with and into LRFC, with LRFC surviving the merger as the Company’s wholly owned subsidiary. Immediately thereafter and as a single integrated transaction, LRFC consummated a second merger, whereby LRFC merged with and into us, with the Company surviving the merger.
Pursuant to the terms of the LRFC Merger Agreement, we have agreed to take all necessary action to assume the payment of the principal of and interest on all notes and on a credit facility outstanding as of the date of the LRFC Merger. This includes LRFC’s 5.25% fixed-rate notes due 2026 (the “LRFC 2026 Notes”), LRFC’s 5.25% fixed-rate convertible notes due 2032 (the “2032 Convertible Notes”), and LRFC’s credit facility with KeyBank National Association (the “KeyBank Credit Facility”).
See “
Business
” in Part I, Item 1 in our most recent Annual Report on Form
10-K
for additional information about us and our investment advisor.
Risks Associated with Our Business
Our business is subject to numerous risks, as described in the section titled “
Supplementary Risk Factors
” in this prospectus supplement, “
Risk Factors
” in the accompanying prospectus and in any free writing prospectuses we have authorized for use in connection with this offering, and under similar headings in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, including the section titled “
Risk Factors
” included in our most recent Annual Report on Form
10-K
as well as in any of our subsequent SEC filings.

THE OFFERING
This prospectus supplement sets forth certain terms of the Notes that we are offering pursuant to this prospectus supplement and supplements the accompanying prospectus that is attached to the back of this prospectus supplement. This section outlines the specific legal and financial terms of the Notes. You should read this section together with the section titled “Description of the Notes” and the more general description of our debt securities in the accompanying prospectus under the heading “Description of Our Debt Securities” before investing in the Notes.

Issuer	BCP Investment Corporation

Title of the securities	7.50% Notes due 2028

7.75% Notes due 2030

Initial aggregate principal amount being offered	$35,000,000 of the 2028 Notes

$75,000,000 of the 2030 Notes

Initial public offering price	98.50% of the aggregate principal amount of the 2028 Notes

97.75% of the aggregate principal amount of the 2030 Notes

Principal payable at maturity	100% of the aggregate principal amount. The outstanding principal amount of the Notes will be payable on the stated maturity date at the corporate trust office of the trustee, paying agent, and security registrar for the Notes or at such other office as we may designate.

No established trading market	We do not intend to list the Notes on any securities exchange or automated dealer quotation system. Accordingly, we cannot assure you that a liquid market for the Notes will develop or be maintained.

Interest rate	7.50% per year for the 2028 Notes and 7.75% per year for the 2030 Notes

Yield to maturity	2028 Notes: 8.072%

2030 Notes: 8.309%

Day count basis	360-day year of twelve 30-day months

Trade date	October 10, 2025

Maturity date	2028 Notes: October 15, 2028

2030 Notes: October 15, 2030

Date interest starts accruing	2028 Notes: October 15 , 2025

2030 Notes: October 15 , 2025

Interest payment dates	Each April 30 and October 30, beginning October 30, 2025. If an interest payment date falls on a non-business
day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

Specified currency	U.S. Dollars

Ranking of the notes	The Notes will be our direct unsecured obligations and will rank:

•
pari passu with our existing and future unsecured, unsubordinated indebtedness, including, as of September 30, 2025, $108.0 million in aggregate principal amount outstanding of our 4.875% notes due 2026 (the “2026 Notes”), $50.0 million in aggregate principal amount outstanding of the LRFC 2026 Notes and $2.5 million in aggregate principal amount outstanding of the 2032 Convertible Notes;

•	senior to any series of preferred stock that we may issue in the future;

•	senior to any of our future indebtedness that expressly provides it is subordinated to the Notes;

•
effectively subordinated to all our existing and future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently grant security), to the extent of the value of the assets securing such indebtedness; and

•
structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries, including, without limitation, as of September 30, 2025, $130.8 million of outstanding borrowings under our senior secured revolving credit facility with JPMorgan Chase Bank, National Association (the “Credit Facility”) and $33.3 million of outstanding borrowings under our KeyBank Credit Facility.

As of September 30, our total outstanding indebtedness was approximately $324.6 million.

Denominations	We will issue the Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Business day	Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City or the place of payment are authorized or required by law or executive order to close.

Optional redemption of the 2028 Notes	Prior to July 15, 2028 (three months prior to the maturity date of the 2028 Notes), or the Par Call Date (as defined herein) with respect to the 2028 Notes, we may redeem the 2028 Notes at our option, in whole or in part, at any time and from time to time, at a redemption price described in “
Description of the Notes — Optional Redemption
” in this prospectus supplement.

On or after the Par Call Date, we may redeem the 2028 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2028 Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

Optional redemption of the 2030 Notes	Prior to April 15, 2030 (six months prior to the maturity date of the 2030 Notes), or the Par Call Date with respect to the 2030 Notes, we may redeem the 2030 Notes at our option, in whole or in part, at any time and from time to time, at a redemption price described in “
Description of the Notes — Optional Redemption
” in this prospectus supplement.

On or after the Par Call Date, we may redeem the 2030 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2030 Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

Sinking fund	The Notes will not be subject to any sinking fund.

Offer to repurchase upon a Change of Control Repurchase Event	If a Change of Control Repurchase Event (as defined in the section titled “
Description of the Notes
” in this prospectus supplement) occurs prior to maturity, holders will have the right, at their option, to require us to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.

Interest Rate Adjustment Event	In the event that an Interest Rate Adjustment Event (as defined in the section titled “
Description of the Notes
” in this prospectus supplement) occurs, the Notes will bear interest at a fixed rate per annum which is 0.75% above the stated rate of the Notes, as applicable, from the date of the occurrence of the Interest Rate Adjustment Event to and until the date on which the Interest Rate Adjustment Event is no longer continuing.

Defeasance	The Notes are subject to legal and covenant defeasance by us. See “ Description of the Notes — Defeasance ” in this prospectus supplement.

Form of notes	The Notes will be represented by global securities that will be deposited and registered in the name of The Depository Trust Company (“DTC”) or its nominee. Except in limited circumstances, you will not receive certificates for the Notes. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of Beneficial Owners as Direct and Indirect Participants in DTC (terms as defined herein). Investors may elect to hold interests in the Notes through either DTC, if they are a participant, or indirectly through organizations which are participants in DTC.

Trustee, paying agent and security registrar
U.S. Bank Trust Company, National Association is the trustee, security registrar and paying agent. U.S. Bank Trust Company, National Association, in each of its capacities, including, without limitation, as trustee, security registrar and paying agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information, or for any information provided to it by us, including but not limited to settlement amounts and any other information.

We may maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Other covenants	In addition to any other covenants described in this prospectus supplement and the accompanying prospectus, as well as standard covenants relating to payment of principal and interest, maintaining an office where payments may be made or the Notes may be surrendered for payment and related matters, the following covenants will apply to the Notes:

•
We agree that for the period of time during which the Notes are outstanding, we will not violate, whether or not we are subject to, Section 18(a)(1)(A) of the 1940 Act as modified by Section 61(a)(1) and (2) of the 1940 Act or any successor provisions, as such obligations may be amended or superseded, giving effect to any exemptive relief granted to us by the SEC.

•
We agree that for the period of time during which the Notes are outstanding, we will not pay dividends on or purchase our capital stock, including preferred stock, in each case other than dividends or purchases that would not cause a violation of Section 18(a)(1) (B) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, giving effect to Section 18(e) of the 1940 Act, other provisions of the 1940 Act, and any no-action relief granted by the SEC to another BDC and upon which we may reasonably rely (or to us if we determine to seek such similar SEC no-action or other relief) permitting the BDC to declare any cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act in order to maintain our status as a RIC under Subchapter M of the Code.

•
If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable U.S. generally accepted accounting principles (“GAAP”).

Events of default
If an event of default (as described in the section titled “
Description of the Notes
” in this prospectus supplement) on the Notes occurs, the principal amount of the Notes, plus accrued and unpaid interest, may be declared immediately due and payable, subject to the conditions set forth in the indenture governing the Notes.

Use of proceeds	We estimate that the net proceeds we receive from the sale of the Notes in this offering will be approximately $106.8 million, after deducting estimated offering expenses of approximately $1.0 million payable by us. We intend to use the net proceeds from this offering to repay the 2026 Notes in full and to pay down other indebtedness. See “
Use of Proceeds
” on page
S-15
of this prospectus supplement.

Global clearance and settlement procedures	Interests in the Notes will trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. None of the issuer, the trustee or the paying agent will have any responsibility for the performance by DTC or its Direct or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Governing law	The Notes and the indenture governing the Notes will be governed by and construed in accordance with the laws of the State of New York.

Risk factors	See “
Supplementary Risk Factors
” beginning on

of this prospectus supplement, “
Risk Factors”
on page 7 of the accompanying prospectus and “
Risk Factors
” in our most recent Annual Report on Form
10-K
as well as in any subsequent SEC filings.

SUPPLEMENTARY RISK FACTORS
Investing in the Notes involves a number of significant risks. You should carefully consider the risks described below, together with all of the risks and uncertainties described in the section titled “Risk Factors” in the accompanying prospectus and our most recent Annual Report on Form
10-K,
as well as in subsequent filings with the SEC, which are or will be incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, and other information in this prospectus supplement, the accompanying prospectus, the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or not presently deemed material by us, may also impair our operations and performance. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. If that happens, our net asset value and the trading price of our securities could decline and you may lose all or part of your investment. Please also read carefully the section titled “Note About Forward-Looking Statements” in this prospectus supplement.
Risks Related to the Offering
The Notes will be unsecured and therefore will be effectively subordinated to any secured indebtedness we have currently incurred or may incur in the future and will rank pari passu
with, or equal to, all outstanding and future unsecured indebtedness issued by us and our general liabilities (total liabilities, less debt).
The Notes will not be secured by any of our assets or any of the assets of any of our subsidiaries. As a result, the Notes will be effectively subordinated to any secured indebtedness we or our subsidiaries have outstanding as of the date of this prospectus supplement (including under our Credit Facility and KeyBank Credit Facility) or that we or our subsidiaries may incur in the future (or any indebtedness that is initially unsecured as to which we subsequently grant security) to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Notes. In addition, the Notes will rank pari passu
with, or equal to, all outstanding and future unsecured, unsubordinated indebtedness issued by us and our general liabilities (total liabilities, less debt). As of September 30, 2025, we had $130.8 million in outstanding borrowings under our Credit Facility and $33.3 million in outstanding borrowings under our KeyBank Credit Facility. The indebtedness under both the Credit Facility and KeyBank Credit Facility is effectively senior to the Notes to the extent of the value of the assets securing such indebtedness.
The Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.
The Notes will be obligations exclusively of BCP Investment Corporation, and not of any of our subsidiaries. None of our subsidiaries will be a guarantor of the Notes, and the Notes will not be required to be guaranteed by any subsidiary we may acquire or create in the future. Any assets of our subsidiaries will not be directly available to satisfy the claims of our creditors, including holders of the Notes. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors of our subsidiaries will have priority over our equity interests in such entities (and therefore the claims of our creditors, including holders of the Notes) with respect to the assets of such entities. Even if we are recognized as a creditor of one or more of these entities, our claims would still be effectively subordinated to any security interests in the assets of any such entity and to any indebtedness or other liabilities of any such entity senior to our claims. Consequently, the Notes will be structurally subordinated to all indebtedness and other liabilities, including trade payables, of any of our existing or future subsidiaries. As of September 30, 2025, our subsidiaries had total indebtedness outstanding of $164.1 million. In the future, our subsidiaries may incur substantial additional indebtedness, all of which is and would be structurally senior to the Notes.

The indenture under which the Notes will be issued contains limited protection for holders of the Notes.
The indenture under which the Notes will be issued offers limited protection to holders of the Notes. The terms of the indenture and the Notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have an adverse impact on your investment in the Notes. In particular, the terms of the indenture and the Notes will not place any restrictions on our or our subsidiaries’ ability to:

•
issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Notes to the extent of the values of the assets securing such debt, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the Notes and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Notes with respect to the assets of our subsidiaries, in each case other than an incurrence of indebtedness or other obligation that would cause a violation of Section 18(a)(1)(A) of the 1940 Act as modified by Section 61(a)(1) and (2) of the 1940 Act or any successor provisions, whether or not we continue to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to us by the SEC, which generally prohibit us from incurring additional indebtedness, including through the issuance of additional debt securities, unless our asset coverage, as defined in the 1940 Act, equals at least 150% after such incurrence or issuance;

•	sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);

•	enter into transactions with affiliates;

•	create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;

•
pay dividends on or purchase our capital stock, including preferred stock, in each case other than dividends or purchases that would not cause a violation of Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, giving effect to Section 18(e) of the 1940 Act, other provisions of the 1940 Act, and any no-action relief granted by the SEC to another BDC and upon which we may reasonably rely (or to us if we determine to seek such similar SEC no-action or other relief) permitting the BDC to declare any cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act in order to maintain our status as a RIC under Subchapter M of the Code;

•	make investments; or

•	create restrictions on the payment of dividends or other amounts to us from our subsidiaries.
Furthermore, the terms of the indenture and the Notes do not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, if any, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow, or liquidity.
Our ability to recapitalize, incur additional debt (including additional debt that matures prior to the maturity of the Notes) and take a number of other actions that are not limited by the terms of the Notes may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes or negatively affecting the market value of the Notes.
Other debt we issue or incur in the future could contain more protections for its holders than the indenture and the Notes, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for, trading levels, and prices of the Notes.

There is no active trading market for the Notes. If an active trading market does not develop for the Notes, you may not be able to sell them.
The Notes are a new issue of debt securities for which there currently is no trading market. We do not intend to list the Notes on any securities exchange or for quotation of the Notes on any automated dealer quotation system. If the Notes are traded after their initial issuance, they may trade at a discount to their initial offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, our financial condition, performance and prospects, general economic conditions or other relevant factors. Accordingly, we cannot assure you that a liquid trading market will develop or be maintained for the Notes, that you will be able to sell your Notes at a particular time or that the price you receive when you sell will be favorable. To the extent an active trading market does not develop, the liquidity and market price for the Notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the Notes for an indefinite period of time.
If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Notes.
Any default under the agreements governing our indebtedness, including a default under the Credit Facility, the KeyBank Credit Facility, the indentures governing the 2026 Notes, the LRFC 2026 Notes or the 2032 Convertible Notes, as applicable, or other indebtedness to which we may be a party, that is not waived by the required lenders or holders, and the remedies sought by the lenders or holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the Notes and substantially decrease the market value of the Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, as applicable, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under the Credit Facility, KeyBank Credit Facility or other debt we may incur in the future could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may, in the future, need to refinance or restructure our debt, including the Notes, sell assets, reduce or delay capital investments, seek to raise additional capital or seek to obtain waivers from the required lenders under the Credit Facility, KeyBank Credit Facility or other debt that we may incur in the future to avoid being in default. If we are unable to implement one or more of these alternatives, we may not be able to meet our payment obligations under the Notes or our other debt. If we breach our covenants under the Credit Facility, KeyBank Credit Facility or our other debt and seek a waiver, we may not be able to obtain a waiver from the required lenders or holders thereof. If this occurs, we would be in default under the Credit Facility, KeyBank Credit Facility or other debt, the lenders or holders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. If we are unable to repay debt, lenders having secured obligations, including the lenders under the Credit Facility and KeyBank Credit Facility, could proceed against the collateral securing the debt. Because each of the Credit Facility, the KeyBank Credit Facility and the indentures governing the 2026 Notes, the LRFC 2026 Notes and the 2032 Convertible Notes, as applicable, have, the indenture governing the Notes will have, and any future credit facilities will likely have, customary cross-default provisions, if the indebtedness under the Notes, the 2026 Notes, the LRFC 2026 Notes, the 2032 Convertible Notes, the Credit Facility, the KeyBank Credit Facility or under any future credit facility is accelerated, we may be unable to repay or finance the amounts due.
We may choose to redeem the Notes when prevailing interest rates are relatively low.
The Notes are redeemable in whole or in part upon certain conditions at any time or from time to time at our option. We may choose to redeem the Notes from time to time, especially if prevailing interest rates are lower than the rate borne by the Notes. If prevailing rates are lower at the time of redemption, and we redeem the Notes, you likely would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Notes being redeemed.

We may not be able to repurchase the Notes upon a Change of Control Repurchase Event.
We may not be able to repurchase the Notes upon a Change of Control Repurchase Event because we may not have sufficient funds. We would not be able to borrow under our Credit Facility or KeyBank Credit Facility to finance such a repurchase of the Notes, and we expect that any future credit facility would have similar limitations. Upon a Change of Control Repurchase Event, holders of the Notes may require us to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the aggregate principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date. The terms of our Credit Facility and KeyBank Credit Facility also provide that certain change of control events will constitute an event of default thereunder entitling the lenders to accelerate any indebtedness outstanding under our Credit Facility or KeyBank Credit Facility at that time and to terminate our Credit Facility or KeyBank Credit Facility, as applicable. Our and our subsidiaries’ future financing facilities may contain similar restrictions and provisions. Our failure to purchase such tendered Notes upon the occurrence of such Change of Control Repurchase Event would cause an event of default under the indenture governing the Notes and a cross-default under the agreements governing certain of our other indebtedness, including under the indentures governing the 2026 Notes, the LRFC 2026 Notes and the 2032 Convertible Notes, as applicable, and the agreements governing the Credit Facility and KeyBank Credit Facility, as applicable, which may result in the acceleration of such indebtedness requiring us to repay such indebtedness immediately. If the holders of the Notes, the 2026 Notes, the LRFC 2026 Notes or the 2032 Convertible Notes exercise their respective right to require us to repurchase any Notes, any 2026 Notes, any LRFC 2026 Notes or any 2032 Convertible Notes, respectively, upon a Change of Control Repurchase Event (as defined in the relevant indenture), the financial effect of any such repurchase could cause a default under our current and future debt instruments, even if the Change of Control Repurchase Event itself would not cause default. If a Change of Control Repurchase Event were to occur, we may not have sufficient funds to repay any such accelerated indebtedness. See “
Description of the Notes — Offer to Repurchase Upon a Change of Control Repurchase Event
” in this prospectus supplement for more information.
A downgrade, suspension or withdrawal of the credit rating assigned by the Rating Agency to us or the Notes, if any, or change in the debt markets could cause the liquidity or market value of the Notes to decline significantly.
Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. We undertake to use commercially reasonable efforts to maintain our credit ratings and to advise holders of Notes of any changes in our credit ratings. There can be no assurance that our credit ratings will remain for any given period of time or that such credit ratings will not be lowered or withdrawn entirely by the rating agencies if in their judgment future circumstances relating to the basis of the credit ratings, such as adverse changes in our Company, so warrant.
The interest rates payable on the notes offered hereby is subject to adjustment depending upon the ratings assigned to such notes, as described in “Description of the Notes — Interest Rate Adjustment of the Notes Based on Certain Rating Events.”
An increase in market interest rates could result in a decrease in the market value of the Notes.
The conditions of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Notes. In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase Notes bearing interest at fixed rates and market interest rates increase, the market values of those Notes may decline. We cannot predict the future level of market interest rates.

NOTE ABOUT FORWARD-LOOKING STATEMENTS
Information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus relating to this offering of the Notes may contain “forward-looking statements.” The matters discussed in this prospectus supplement, the accompanying prospectus, and in any free writing prospectus relating to this offering of Notes, as well as in future oral and written statements by management of BCP Investment Corporation, that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “outlook, ”believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. Important assumptions include our ability to originate new investments, achieve certain margins and levels of profitability, the availability of additional capital, and the ability to maintain certain debt to asset ratios. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus supplement, the accompanying prospectus, and in any free writing prospectus relating to this offering of Notes should not be regarded as a representation by us that our plans or objectives will be achieved. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

•	our future operating results;

•	our business prospects and the prospects of our existing and prospective portfolio companies;

•	the return or impact of current and future investments;

•	our contractual arrangements and other relationships with third parties;

•	the dependence of our future success on the general economy and its impact on the industries in which we invest;

•	the financial condition and ability of our existing and prospective portfolio companies to achieve their objectives;

•	our expected financings and investments;

•
our ability to operate as a BDC under the 1940 Act and a RIC under Subchapter M of the Code, including the impact of changes in laws or regulations governing our operations or the operations of our portfolio companies;

•	the adequacy of our available liquidity, cash resources and working capital;

•	the timing of cash flows, if any, from the operations of our portfolio companies;

•	the ability of the Adviser to locate suitable investments for us to monitor and administer our investments;

•	the ability of the Adviser to attract and retain highly talented professionals;

•	actual and potential conflicts of interest with the Adviser and its affiliates;

•	the effect of legal, tax, and regulatory changes on us and our portfolio companies;

•	the impact of a protracted decline in the liquidity of credit markets on our business;

•	the impact of fluctuations in interest rates on our business;

•	the valuation of our investments in portfolio companies, particularly those having no liquid trading market;

•	our ability to recover unrealized losses;

•	market conditions and our ability to access additional capital;

•
an economic downturn could have a material adverse effect on our portfolio companies’ results of operations and financial condition, which could lead to a loss on some or all of our investments in such portfolio companies and have a material adverse effect on our results of operations and financial condition;

•	the timing, form and amount of any dividend distributions; and

•	risks related to certain mergers diverting management’s attention from ongoing business operations.
For a more detailed discussion of factors that could cause our actual results to differ from forward-looking statements contained in this prospectus supplement, the accompanying prospectus, and in any free writing prospectus relating to this offering of Notes, please see the discussion in Part II, “
Item 1A. Risk Factors
” in our most recent Quarterly Report on Form
10-Q,
and in Part I, “
Item 1A. Risk Factors
” in our most recent Annual Report on Form
10-K.
You should not place undue reliance on these forward-looking statements. The forward-looking statements made in this prospectus supplement, the accompanying prospectus, and in any free writing prospectus relating to this offering of Notes relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date this prospectus supplement is filed with the SEC.

USE OF PROCEEDS
We estimate that the net proceeds we receive from the sale of the Notes in this offering will be $106.8 million, after deducting estimated offering expenses of approximately $1.0 million payable by us.
We intend to use the net proceeds from this offering to repay the 2026 Notes in full and to pay
down other indebtedness.

CAPITALIZATION
The following table sets forth our capitalization as of June 30, 2025:

•	on an actual basis;

•	on an as-adjusted basis to give effect to the LRFC Merger; and

•
on an
as-adjusted
basis to give effect to the offering of the 2028 Notes in an aggregate principal amount of $35,000,000 and the 2030 Notes in an aggregate principal amount of $75,000,000, and the application of the estimated net proceeds therefrom, after deducting the estimated offering expenses of approximately $1.0 million payable by us. See “
Use of Proceeds
” in this prospectus supplement.

	As of June 30, 2025
(in thousands, except share and per share amounts)	Actual	As Adjusted for LRFC Merger (1)	Pro Forma Adjustments	As Adjusted for this offering of Notes
Cash and cash equivalents	$24,579	$33,167	$(1,212)	$31,955
Debt less amortized debt issuance costs:
4.875% Notes Due 2026	107,356	107,356	(107,356)	—
Great Lakes Portman Ridge Funding LLC Revolving Credit Facility	146,306	146,306		146,306
2026 Notes	—	49,490		49,490
2032 Convertible Notes	—	2,364		2,364
KeyBank credit facility	—	51,302		51,302
Notes offered hereby	—	—	106,788	106,788
Net assets attributable to common stock	$164,729	$234,926	$(644)	$234,282
Total capitalization	$115,282	$165,163	—	$165,163
Number of shares of common stock outstanding	9,207,851	13,191,929	—	13,191,929
NAV per common share	$17.89	$17.81	—	$17.76

(1)
The amounts presented reflect the Company’s and LRFC’s balances as of June 30, 2025, adjusted to include transaction costs incurred in connection with the merger and the LRFC tax dividend declared prior to the closing of the merger.

DESCRIPTION OF THE NOTES
We will issue the Notes under the base indenture dated as of October 10, 2012, a fourth supplemental indenture and a fifth supplemental indenture thereto, to be entered into between us and U.S. Bank Trust Company, National Association, as trustee. We refer to the indenture, the fourth supplemental indenture and the fifth supplemental indenture collectively as the “indenture” and to U.S. Bank Trust Company, National Association as the “trustee.” The Notes are governed by the indenture, as required by federal law for all bonds and notes of companies that are publicly offered. An indenture is a contract between us and the financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended.
The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part, because it, and not this description, defines your rights as holders of the Notes.
Capitalized terms used but not otherwise defined herein will have the meanings given to them in the Notes or the indenture, as applicable.
The registered holder of a Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture. See “
Available Information
” in the accompanying prospectus for information on how to obtain a copy of the indenture.
General
The Notes will be our general senior unsecured obligations ranking equally in right of payment with all of our other senior unsecured indebtedness from time to time outstanding. The 2028 Notes will mature on October 15, 2028 and the 2030 Notes will mature on October 15, 2030, unless previously redeemed or repurchased in full by us as provided below under “
—Optional Redemption
” or “
—Offer to Repurchase Upon a Change of Control Repurchase Event
”. The Notes that remain outstanding after the exchange offer will be a single series under the indenture.
The 2028 Notes will bear cash interest at the rate of 7.50% per annum from October 15, 2025, to the stated maturity or date of earlier redemption. The 2030 Notes will bear cash interest at the rate of 7.75% per annum from October 15, 2025, to the stated maturity or date of earlier redemption. Interest on the Notes, as applicable, will be payable semi-annually in arrears on each April 30 and October 30, commencing October 30, 2025 (if an interest payment date falls on a day that is not a business day, then the applicable interest payment will be made on the next succeeding business day and no additional interest will accrue as a result of such delayed payment), to the persons in whose names such notes were registered at the close of business on the immediately preceding April 15 and October 15 (whether or not a business day), respectively.
In the event that an Interest Rate Adjustment Event occurs, the Notes will bear interest at a fixed rate per annum which is 0.75% above the stated rate of such Notes, as applicable, from the date of the occurrence of the Interest Rate Adjustment Event to and until the date on which the Interest Rate Adjustment Event is no longer continuing.
Interest payments in respect of the Notes, as applicable, will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for (or from and including the date of issue, if no interest has been paid or duly provided for with respect to the Notes), to, but excluding, the applicable interest payment date or stated maturity date or date of early redemption, as the case may be. Interest on the Notes will be computed on the basis of a
360-day
year comprised of twelve
30-day
months.

If an interest payment date or the stated maturity date or date of early redemption of the Notes, as applicable, falls on a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close, the required payment due on such date will instead be made on the next business day. No further interest will accrue as a result of such delayed payment.
The indenture does not limit the aggregate principal amount of the debt securities which we may issue thereunder and provides that we may issue debt securities thereunder from time to time in one or more series. We may, without the consent of the holders of the Notes, as applicable, issue additional Notes (in any such case, “Additional Notes”) under the indenture with the same ranking and the same interest rate, maturity and other terms as the Notes of a series; provided that, if such Additional Notes are not fungible with the Notes of the applicable series (or any other tranche of Additional Notes) for U.S. federal income tax purposes, then such Additional Notes will have different CUSIP numbers from the Notes of such series (and any such other tranche of Additional Notes). Any Additional Notes and the existing Notes of a series will constitute a single series under the indenture and all references to the relevant Notes herein will include the Additional Notes unless the context otherwise requires.
We do not intend to list the Notes on any securities exchange or any automated dealer quotation system.
The Notes will be issued only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the security registrar) or exchanged for other notes (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by us for such purposes (initially the corporate trust office of the trustee). Such transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. Prior to the due presentment of a Note for registration of transfer, we, the trustee and any other agent of ours or the trustee may treat the registered holder of each Note as the owner of such Note for the purpose of receiving payments of principal of and interest on such Note and for all other purposes whatsoever.
The indenture does not contain any provisions that would limit our ability to incur unsecured indebtedness or that would afford holders of the Notes protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or the credit rating of the Notes.
The Notes will not be subject to any sinking fund (i.e., no amounts will be set aside by us to ensure repayment of the Notes at maturity). As a result, our ability to repay the Notes at maturity will depend on our financial condition on the date that we are required to repay the Notes, as applicable.
Interest Rate Adjustment of the Notes Based on Certain Rating Events
The initial annual interest rate of 7.50% per annum for the 2028 Notes and 7.75% for the 2030 Notes are subject to adjustment from time to time based on changes to the ratings of the Notes by one or more “nationally recognized statistical rating organization(s).” The annual interest rate on the Notes will increase by 0.75% in excess of the initial rate beginning on the date of the occurrence of an Interest Rate Adjustment Event and until such date that an Interest Rate Adjustment Event is no longer continuing. Beginning on the date of the expiration of an Interest Rate Adjustment Event, the Interest Rate will revert to 7.50% per annum for the 2028 Notes and 7.75% for the 2030 Notes. We will use our commercially reasonable best efforts to maintain a rating from an NRSRO (as defined herein).
An “Interest Rate Adjustment Event” shall occur if on any day the Notes have either a
Non-IG
Rating (as defined herein) or no rating from any NRSRO.

A
“Non-IG
Rating” will occur if as of any day:

•	assuming the Notes are rated by only one NRSRO, the then most recent rating from such NRSRO is BB+ or lower;

•	assuming the Notes are rated by only two NRSROs, the then lower of the most recent ratings from such NRSROs is BB+ or lower; or

•	assuming the Notes are rated by three or more NRSROs, the then second lowest of the most recent ratings from such NRSROs is a BB+ or lower.
The ratings categories referred to in the preceding definitions are those used by Egan-Jones Ratings Company but are deemed to refer also to the equivalent ratings of any other NRSRO.
“NRSRO” means a Nationally Recognized Statistical Rating Organization as defined pursuant to Section 3(a)(62) of the Exchange Act, in each case, whose ratings for senior indebtedness of issuers similar to us are authorized for use with, and recognized by, the Securities Valuation Office of the National Association of Insurance Commissioners (the “SVO”) and which rating shall (a) specifically describe the Notes, including their interest rate, maturity and CUSIP and (b) in the event such rating is a “private letter rating” (i) address the likelihood of payment of both the principal and interest of such Notes (which requirement shall be deemed satisfied if the rating is silent as to the likelihood of payment of both principal and interest and does not otherwise include any indication to the contrary), (ii) not include any prohibition against sharing such evidence with the SVO or any other regulatory authority having jurisdiction over the holders of the Notes, and (iii) include such other information describing the relevant terms of the Notes as may be required from time to time by the SVO or any other regulatory authority having jurisdiction over the holders of the Notes.
If the interest rate on the Notes is increased as described above, the term “interest,” as used with respect to the Notes, will be deemed to include any such additional interest unless the context otherwise requires.
See “Risk Factors — Risks Related to the Notes and this Offering — A downgrade, suspension or withdrawal of the credit rating assigned by a Rating Agency to us or the Notes, if any, or change in the debt markets could cause the liquidity or market value of the Notes to decline significantly.”
Promptly upon determination that an Interest Rate Adjustment Event has occurred, we will inform the trustee in writing of the occurrence of such Interest Rate Adjustment Event and the interest rate or margin payable as a result therefrom. Absent manifest error, the determination of the interest rate or margin by us shall be binding and conclusive on the holders, the trustee, the calculation agent and us.
The trustee shall not be responsible for and makes no representation as to any act or omission of any NRSRO or any rating with respect to the Notes. The trustee shall have no obligation to independently determine or verify if any Interest Rate Adjustment Event has occurred or notify the holders of any event dependent upon the rating of the Notes, or if the rating on the Notes has been changed, suspended or withdrawn by any NRSRO.
Optional Redemption
We may redeem some or all of the Notes at any time, or from time to time. If we choose to redeem any Notes prior to maturity, we will pay a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest to the redemption date:

•	100% of the principal amount of the Notes, as applicable, to be redeemed, or

•
the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to the date of redemption) on the Notes, as applicable, to be redeemed (through the Par Call Date for such Notes) discounted to the redemption date on a semi-annual basis (assuming a
360-day
year consisting of twelve
30-day
months) using the applicable Treasury Rate plus 50 basis points.

Notwithstanding the foregoing, at any time on or after the Par Call Date, we may redeem some or all of the Notes at any time, or from time to time, at a redemption price equal to 100% of the principal amount of the Notes, as applicable, to be redeemed plus, in each case, accrued and unpaid interest, if any, to, but excluding the redemption date.
If we choose to redeem any Notes, we will deliver a notice of redemption to holders of such Notes to be redeemed not less than 30 nor more than 60 days before the redemption date. If we are redeeming less than all of the Notes, the particular Notes to be redeemed will be selected in accordance with the applicable procedures of the trustee and, so long as the Notes are registered to DTC or its nominee; provided, however, that no such partial redemption will reduce the portion of the principal amount of a Note not redeemed to less than $2,000. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.
For purposes of calculating the redemption price in connection with the redemption of the Notes, as applicable, on any redemption date, the following terms have the meanings set forth below:
“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield-to-maturity
of the Comparable Treasury Issue (computed as of the third business day immediately preceding the redemption), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The redemption price and the Treasury Rate will be determined by us.
“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes, as applicable (assuming such Notes matured on the applicable Par Call Date, if applicable), to be redeemed that would be utilized, at the time of selection and in accordance with customary financing practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes being redeemed.
“Par Call Date” means, with respect to the 2028 Notes, July 15, 2028 (three months prior to the maturity date of the 2028 Notes) and, with respect to the 2030 Notes, April 15, 2030 (six months prior to the maturity date of the 2030 Notes).
“Comparable Treasury Price” means (1) the average of the remaining Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
“Quotation Agent” means a Reference Treasury Dealer selected by us.
“Reference Treasury Dealer” means each of any four primary U.S. government securities dealers selected by us.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m. New York City time on the third business day preceding such redemption date.
All determinations made by any Reference Treasury Dealer, including the Quotation Agent, with respect to determining the redemption price will be final and binding absent manifest error.

Offer to Repurchase Upon a Change of Control Repurchase Event
If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem the applicable Notes in full, we will make an offer to each holder of the applicable Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount in excess thereof) of that holder’s Notes at a repurchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will mail a notice to each holder of the 2028 Notes or 2030 Notes, as the case may be, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the applicable Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule
14e-1
under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the applicable Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the applicable Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the applicable Notes by virtue of such conflict.
On the Change of Control Repurchase Event payment date, subject to extension if necessary to comply with the provisions of the 1940 Act, we will, to the extent lawful:

1)	accept for payment all applicable Notes or portions of applicable Notes properly tendered pursuant to our offer;

2)	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all applicable Notes or portions of applicable Notes properly tendered; and

3)
deliver or cause to be delivered to the trustee the applicable Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of the applicable Notes being purchased by us.

The paying agent will promptly remit to each holder of the applicable Notes properly tendered the purchase price for such Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each such holder a new Note equal in principal amount to any unpurchased portion of any such Notes surrendered;
provided
that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.
The source of funds that will be required to repurchase Notes in the event of a Change of Control Repurchase Event will be our available cash or cash generated from our operations or other potential sources, including funds provided by a purchaser in the Change of Control transaction, borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. Before making any such repurchase of Notes, we would also have to comply with certain requirements under our Credit Facility or KeyBank Credit Facility, as applicable, to the extent such requirements remain in effect at such time, or otherwise obtain consent from the lenders under the Credit Facility or KeyBank Credit Facility, as applicable. The terms of our Credit Facility and KeyBank Credit Facility also provide that certain change of control events will constitute an event of default thereunder entitling the lenders to accelerate any indebtedness outstanding under our Credit Facility or KeyBank Credit Facility at that time and to terminate the Credit Facility or KeyBank Credit Facility, as applicable. In addition, the occurrence of a Change of Control Repurchase Event enabling the holders of the Notes to require the mandatory purchase of the Notes would likely constitute an event of default under our Credit Facility or KeyBank Credit Facility, entitling the lenders to accelerate any indebtedness outstanding under our Credit Facility or KeyBank Credit Facility at that time and to terminate the Credit Facility or KeyBank Credit Facility, as applicable. Our and our subsidiaries’ future financing facilities may contain similar provisions or other restrictions. Our failure to purchase such tendered Notes upon the occurrence of such Change of Control Repurchase Event would cause an event of default under the indenture governing the Notes and a cross-default under the agreements governing certain of our other indebtedness, including under the indentures governing the 2026 Notes, LRFC 2026 Notes and 2032 Convertible Notes, as applicable, and agreements governing the Credit Facility and KeyBank Credit Facility, as applicable, which may result in the acceleration of such indebtedness requiring us to repay that indebtedness immediately. If the holders of the Notes, the 2026 Notes, the LRFC 2026 Notes or the 2032 Convertible Notes exercise their respective right to require us to repurchase any Notes, any 2026 Notes, any LRFC 2026 Notes or any 2032 Convertible Notes, respectively, upon a Change of Control Repurchase Event (as defined in the relevant indenture), the financial effect of any such repurchase could cause a default under our future debt instruments, even if the Change of Control Repurchase Event itself would not cause a default. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Notes and/or our other debt.
The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase the Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person or group may be uncertain.
For purposes of the Notes:
“Below Investment Grade Rating Event” means such Notes are downgraded below Investment Grade by the Rating Agency on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the
60-day
period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of such Notes is under publicly announced consideration for possible downgrade by the Rating Agency);
provided
that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the trustee in writing at its request (acting at the written direction of the holders of a majority of principal amounts of the Notes) that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).
“Change of Control” means the occurrence of any of the following:

1)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of BCP Investment Corporation and its Controlled Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than to any Permitted Holders; provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of BCP Investment Corporation or its Controlled Subsidiaries shall not be deemed to be any such sale, lease, transfer, conveyance or disposition;

2)
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than any Permitted Holders) becomes the “beneficial owner” (as defined in Rules
13d-3
and
13d-5
under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of BCP Investment Corporation, measured by voting power rather than number of shares; or

3)	the approval by BCP Investment Corporation’s stockholders of any plan or proposal relating to the liquidation or dissolution of BCP Investment Corporation.
“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.
“Controlled Subsidiary” means any subsidiary of BCP Investment Corporation, 50% or more of the outstanding equity interests of which are owned by BCP Investment Corporation and its direct or indirect subsidiaries and of which BCP Investment Corporation possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting equity interests, by agreement or otherwise.
“Investment Grade” means a rating of
BBB-
or better by a Rating Agency.
“Permitted Holders” means (i) us, (ii) one or more of our Controlled Subsidiaries or (iii) the Adviser, any affiliate of the Adviser or any entity that is managed or advised by the Adviser or any of their affiliates.
“Rating Agency” means a NRSRO.
“Voting Stock” as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.
Global Securities
Each Note will be issued in book-entry form and represented by a global security that we deposit with and register in the name of DTC or its nominee. A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all the Notes represented by a global security, and investors will be permitted to own only beneficial interests in a global security. For more information about these arrangements, see “—
Book-Entry Procedures” below.
Termination of a Global Security
If a global security is terminated for any reason, interests in it will be exchanged for certificates in non-book-entry
form (certificated securities). After that exchange, the choice of whether to hold such certificated Notes directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.
Conversion and Exchange
The Notes are not convertible into or exchangeable for other securities.

Payment and Paying Agents
We will pay interest to the person listed in the trustee’s records as the owner of the Notes at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the Note on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling the Notes must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the Notes to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Payments on Global Securities
We will make payments on the Notes so long as they are represented by a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “
— Book-Entry Procedures
” below.
Payments on Certificated Securities
In the event the Notes become represented by certificated securities, we will make payments on the Notes as follows. We will pay interest that is due on an interest payment date to the holder of the Notes as shown on the trustee’s records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, New York and/or at other offices that may be specified in the indenture or a notice to holders against surrender of the Note.
Alternatively, if the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York, New York, on the due date. To request payment by wire, the holder must give the applicable trustee or other paying agent appropriate written transfer instructions at least 15 business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.
Payment When Offices Are Closed
If any payment is due on the Notes on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date. Such payment will not result in a default under the Notes or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.
Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on the Notes.
Events of Default
You will have rights if an Event of Default occurs in respect of the applicable Notes and the Event of Default is not cured, as described later in this subsection.
The term “Event of Default” in respect of the applicable Notes means any of the following:
(1) default in the payment of any interest upon any Note when due and payable and the default continues for a period of 30 days;

(2) default in the payment of the principal of (or premium, if any, on) any Note when it becomes due and payable at its maturity including upon any redemption date or required repurchase date; or
(3) default by us in the performance, or breach, of any covenant or agreement in the indenture or the Notes (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in the indenture specifically dealt with or which has expressly been included in the indenture solely for the benefit of a series of securities other than the Notes), and continuance of such default or breach for a period of 60 consecutive days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture;
(4) default by us or any of our significant subsidiaries, as defined in Article 1, Rule
1-02
of
Regulation S-X
promulgated under the Exchange Act (but excluding any subsidiary which is (a) a non-recourse
or limited recourse subsidiary, (b) a bankruptcy remote special purpose vehicle or (c) is not consolidated with the Company for purposes of GAAP), with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50 million in the aggregate of us and/or any such significant subsidiary, whether such indebtedness now exists or will hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless, in either case, such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;
(5) pursuant to Sections 18(a)(1)(c)(ii) and 61 of the 1940 Act, on the last business day of each of twenty-four consecutive calendar months, any class of securities has an asset coverage (as such term is used in the 1940 Act and the rules and regulations promulgated thereunder) of less than 100% giving effect to any exemptive relief granted to us by the SEC; or
(6) certain events of bankruptcy, insolvency, or reorganization involving us occur and remain undischarged or unstayed for a period of 60 days.
Within 90 days after the occurrence of any default under the indenture with respect to the Notes, the trustee must transmit notice of such default known to the trustee, unless such default has been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Note, the trustee will be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors of the trustee in good faith determines that withholding of such notice is in the interest of the holders of the Notes.
Remedies if an Event of Default Occurs
If an Event of Default occurs and is continuing, then and in every such case (other than an event of default specified in item (6) above), the trustee or the holders of at least 25% in principal amount of the applicable Notes may declare the entire principal amount of the outstanding Notes to be due and payable immediately, by a notice in writing to us (and to the trustee if given by the holders), and upon any such declaration such principal or specified portion thereof will become immediately due and payable. Notwithstanding the foregoing, in the case of the events of bankruptcy, insolvency or reorganization described in item (6) above, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.
At any time after a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the applicable outstanding Notes, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if:

(1)	we have paid or deposited with the trustee a sum sufficient to pay:

a.	all overdue installments of interest, if any, on all applicable outstanding Notes,

b.
the principal of (and premium, if any, on) all applicable outstanding Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Notes,

c.	to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate or rates borne by or provided for in such Notes, and

d.	all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

(2)
all Events of Default with respect to the applicable Notes, other than the nonpayment of the principal of (or premium, if any, on) or interest on such Notes that have become due solely by such declaration of acceleration, have been cured or waived.

No such rescission will affect any subsequent default or impair any right consequent thereon.
Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.
No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:
(i) such holder has previously given written notice to the trustee of a continuing Event of Default with respect to the Notes;
(ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the trustee to institute proceedings in respect of such Event of Default;
(iii) such holder or holders have offered to the trustee indemnity, security, or both, satisfactory to the trustee, against the costs, expenses and liabilities to be incurred in compliance with such request;
(iv) the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
(v) no direction inconsistent with such written request has been given to the trustee during such
60-day
period by the holders of a majority in principal amount of the outstanding Notes.
Notwithstanding any other provision in the indenture, the holder of any Note will have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any, on) and interest, if any, on such Note on the stated maturity or maturity expressed in such Note (or, in the case of redemption, on the redemption date or, in the case of repayment at the option of the holders, on the repayment date) and to institute suit for the enforcement of any such payment, and such rights will not be impaired without the consent of such holder.
The trustee will be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to the foregoing, the holders of a majority in principal amount of the applicable outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such Notes, provided that (i) such direction may not be in conflict with any rule of law or with the indenture, (ii) the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction and (iii) the trustee need not take any action that it determines in good faith may involve it in personal liability or be unjustly prejudicial to the holders of Notes not consenting.
We are required to deliver to the trustee, within 120 days after the end of each fiscal year, an officers’ certificate as to the knowledge of the signers whether we are in default in the performance of any of the terms, provisions or conditions of the indenture.
Waiver of Past Defaults
The holders of not less than a majority in principal amount of the applicable outstanding Notes may on behalf of the holders of all such Notes waive any past default under the indenture with respect to such Notes and its consequences, except a default:

(i)	in the payment of the principal of (or premium, if any, on) or interest, if any, on any Note, or

(ii)	in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding Note affected.
Upon any such waiver, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured for every purpose; but no such waiver may extend to any subsequent or other default or Event of Default or impair any right consequent thereto.
Merger, Consolidation or Sale of Assets
The indenture will provide that we will not merge or consolidate with or into any other person (other than a merger of a wholly owned subsidiary into us), or sell, transfer, lease, convey or otherwise dispose of all or substantially all our property (provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of the Company or its Controlled Subsidiaries will not be deemed to be any such sale, transfer, lease, conveyance or disposition) in any one transaction or series of related transactions unless:

•
we are the surviving person, or the surviving person (if other than us) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made will be a statutory trust, corporation or limited liability company organized and existing under the laws of the United States or any state or territory thereof;

•
the surviving person (if other than us) expressly assumes, by supplemental indenture in form reasonably satisfactory to the trustee, executed and delivered to the trustee by such surviving person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes outstanding, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by us;

•	immediately before and immediately after giving effect to such transaction or series of related transactions, no default or event of default will have occurred and be continuing; and

•
we will deliver, or cause to be delivered, to the trustee, an officers’ certificate and an opinion of counsel, each stating that such transaction and the applicable supplemental indenture, if any, in respect thereto, comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been complied with.

For the purposes of this covenant, the sale, transfer, lease, conveyance or other disposition of all the property of one or more of our subsidiaries, which property, if held by us instead of such subsidiaries, would constitute all or substantially all of our property on a consolidated basis, will be deemed to be the transfer of all or substantially all of our property.
Although there is a limited body of case law interpreting the phrase, “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a person. As a result, it may be unclear as to whether the merger, consolidation or sale of assets covenant would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction. Although these types of transactions may be permitted under the indenture, certain of the foregoing transactions could constitute a Change of Control that results in a Change of Control Repurchase Event permitting each holder to require us to repurchase the Notes of such holder as described above.
An assumption by any person of obligations under the Notes and the indenture might be deemed for U.S. federal income tax purposes to be an exchange of the Notes for new Notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.
Modification or Waiver
There are three types of changes we can make to the indenture and the applicable Notes issued thereunder.
Changes Requiring Your Approval
First, there are changes that we cannot make to your Notes without your specific approval. The following is a list of those types of changes:

•	change the stated maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on the Notes;

•	reduce any amounts due on the Notes or reduce the rate of interest on the Notes;

•	reduce the amount of principal payable upon acceleration of the maturity of a Note following a default;

•	change the place or currency of payment on a Note;

•	impair your right to sue for payment;

•	reduce the percentage of holders of Notes whose consent is needed to modify or amend the indenture; and

•
reduce the percentage of holders of Notes whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults or reduce the percentage of holders of Notes required to satisfy quorum or voting requirements at a meeting of holders of the Notes.

Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the applicable Notes. This type is limited to clarifications and certain other changes that would not adversely affect holders of the Notes in any material respect.
Changes Requiring Majority Approval
Any other change to the indenture and the applicable Notes would require the following approval:

•	if the change affects only the Notes, it must be approved by the holders of a majority in principal amount of such Notes; and

•
if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent. The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture.
However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “—
Changes Requiring Your Approval
.”
Further Details Concerning Voting
When taking a vote, we will use the following rules to decide how much principal to attribute to the applicable Notes:
The Notes will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption or if we or any affiliate of ours own any Notes. The Notes will also not be eligible to vote if they have been fully defeased as described later under “
— Defeasance — Full Defeasance
” below.
We will generally be entitled to set any day as a record date for the purpose of determining the holders of the Notes that are entitled to vote or take other action under the indenture. However, the record date may not be earlier than 30 days before the date of the first solicitation of holders to vote on or take such action and not later than the date such solicitation is completed. If we set a record date for a vote or other action to be taken by holders of the Notes, that vote or action may be taken only by persons who are holders of the Notes on the record date and must be taken within eleven months following the record date.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the Notes or request a waiver.
Satisfaction and Discharge
The indenture will be discharged and will cease to be of further effect with respect to the applicable Notes when:

•	Either

•	all the Notes that have been authenticated have been delivered to the trustee for cancellation; or

•	all the Notes that have not been delivered to the trustee for cancellation:

•	have become due and payable, or

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year,
and we, in the case of the first, second and third
sub-bullets
above, have irrevocably deposited or caused to be deposited with the trustee, as trust, funds in trust solely for the benefit of the holders of the applicable Notes, in amounts as will be sufficient, to pay and discharge the entire indebtedness (including all principal, premium, if any, and interest) on such Notes not previously delivered to the trustee for cancellation (in the case of Notes that have become due and payable on or prior to the date of such deposit) or to the stated maturity or redemption date, as the case may be;

•	we have paid or caused to be paid all other sums payable by us under the indenture with respect to the Notes; and

•
we have delivered to the trustee an officers’ certificate and legal opinion, each stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture and the Notes have been complied with.

Defeasance
The following provisions will be applicable to the Notes. “Defeasance” means that, by depositing with a trustee an amount of cash and/or government securities sufficient to pay all principal and interest, if any, on the applicable Notes when due and satisfying any additional conditions noted below, we will be deemed to have been discharged from our obligations under such Notes. In the event of a “covenant defeasance,” upon depositing such funds and satisfying similar conditions discussed below, we would be released from certain covenants under the indenture relating to such Notes.
Covenant Defeasance
Under current U.S. federal income tax law and the indenture, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the Notes were issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your Notes. In order to achieve covenant defeasance, the following must occur:

•
Since the Notes are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of the Notes a combination of cash and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the applicable Notes on their various due dates;

•
We must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the Notes any differently than if we did not make the deposit;

•
We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with;

•	Defeasance must not result in a breach or violation of, or result in a default under, the indenture or any of our other material agreements or instruments; and

•
No default or Event of Default with respect to the Notes shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

If we accomplish covenant defeasance, you can still look to us for repayment of the applicable Notes if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and such Notes became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
Full Defeasance
The Notes are subject to full defeasance. Full defeasance means that we can legally release ourselves from all payment and other obligations on the Notes, subject to the satisfaction of certain conditions, including, but not limited to that (a) we have received from, or there has been published by, the Internal Revenue Service (the “IRS”) a ruling, or (b) there is a change in U.S. federal income tax law, in either case to the effect that the holders of the Notes and any coupons appertaining thereto will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (called “full defeasance”), and that we put in place the following other arrangements for you to be repaid:

•
Since the Notes are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of the Notes a combination of cash and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Notes on their various due dates;

•
We must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the Notes any differently than if we did not make the deposit;

•
We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with;

•	Defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any of our other material agreements or instruments; and

•
No default or Event of Default with respect to the Notes shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the applicable Notes. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.
Other Covenants
In addition to any other covenants described in this prospectus supplement and the accompanying prospectus, as well as standard covenants relating to payment of principal and interest, maintaining an office where payments may be made or the Notes may be surrendered for payment and related matters, the following covenants will apply to the Notes:

•
We agree that for the period of time during which the Notes are outstanding, we will not violate, whether or not we are subject to, Section 18(a)(1)(A) of the 1940 Act as modified by Section 61(a)(1) and (2) of the 1940 Act or any successor provisions, as such obligations may be amended or superseded, giving effect to any exemptive relief granted to us by the SEC.

•
We agree that for the period of time during which the Notes are outstanding, we will not pay dividends on or purchase our capital stock, including preferred stock, in each case other than dividends or purchases that would not cause a violation of Section 18(a)(1) (B) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, giving effect to Section 18(e) of the 1940 Act, other provisions of the 1940 Act, and any no-action relief granted by the SEC to another BDC and upon which we may reasonably rely (or to us if we determine to seek such similar SEC no-action or other relief) permitting the BDC to declare any cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act in order to maintain our status as a RIC under Subchapter M of the Code.

•
If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable GAAP.

Form, Exchange and Transfer of Certificated Registered Securities
If registered Notes cease to be issued in book-entry form, they will be issued:

•	only in fully registered certificated form;

•	without interest coupons; and

•	unless we indicate otherwise, in denominations of $2,000 and amounts that are multiples of $1,000.
Holders may exchange their certificated securities for Notes of smaller denominations or combined into fewer Notes of larger denominations, as long as the total principal amount is not changed and as long as the denomination is equal to or greater than $2,000.
Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as our agent for registering Notes in the names of holders transferring Notes. We may appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax (including a withholding tax) or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.
We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If any certificated securities of a particular series are redeemable and we redeem less than all the Notes, we may block the transfer or exchange of those Notes selected for redemption during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated Notes selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any Note that will be partially redeemed.
If registered Notes are issued in book-entry form, only the depositary will be entitled to transfer and exchange the Notes as described in this subsection, since it will be the sole holder of the Notes.
Resignation of Trustee
The trustee may resign or be removed with respect to the Notes provided that a successor trustee is appointed to act with respect to the Notes. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Governing Law
The indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.
Indenture Provisions — Ranking
The Notes will be our direct unsecured obligations and will rank:

•	pari passu with our existing and future unsecured, unsubordinated indebtedness, including the 2026 Notes, the LRFC 2026 Notes and the 2032 Convertible Notes;

•	senior to any series of preferred stock that we may issue in the future;

•	senior to any of our future indebtedness that expressly provides it is subordinated to the Notes;

•
effectively subordinated to all our existing and future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently grant security), to the extent of the value of the assets securing such indebtedness, including, without limitation, borrowings under the Credit Facility and KeyBank Credit Facility; and

•	structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries and any other future subsidiaries of the Company.
The Trustee under the Indenture
U.S. Bank Trust Company, National Association serves as the trustee, paying agent, and security registrar under the indenture.
Book-Entry Procedures
The Notes will be represented by global securities that will be deposited and registered in the name of DTC or its nominee. This means that, except in limited circumstances, you will not receive certificates for the Notes. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of Beneficial Owners as Direct and Indirect Participants in DTC (terms as defined below). Investors may elect to hold interests in the Notes through either DTC, if they are a participant, or indirectly through organizations that are participants in DTC.
The Notes will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered certificate will be issued for each issuance of the Notes, in the aggregate principal amount thereof, and will be deposited with DTC. Interests in the Notes will trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. None of the Company, the trustee or the paying agent will have any responsibility for the performance by DTC or its Direct or Indirect Participants of their respective obligations under the rules and procedures governing their operations.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and
non-U.S.
equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and
non-U.S.
securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).
DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and
non-U.S.
securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standard & Poor’s Ratings Services’ rating of AA+. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of the Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser of each security, or the “Beneficial Owner,” is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Notes, except in the event that use of the book-entry system for the Notes is discontinued.
To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts the Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices shall be sent to DTC. If less than all of the Notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Redemption proceeds, distributions, and interest payments on the Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC nor its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to us or to the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take any responsibility for its accuracy.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion summarizes certain material U.S. federal income tax consequences of acquiring, owning and disposing of the Notes. The discussion is based upon the Code; current, temporary and proposed U.S. Treasury Regulations issued thereunder (the “Treasury Regulations”); the legislative history of the Code; IRS rulings, pronouncements, interpretations and practices; and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the Notes. This discussion is limited to persons purchasing the Notes for cash at original issue and at the offering price on the cover page of this prospectus supplement. Furthermore, this discussion assumes that each holder holds the Notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). It does not reflect every possible tax outcome or consequence that could result from acquiring, owning or disposing of the Notes. For example, special rules not discussed here may apply to you if you are:

•	a broker-dealer, dealer or trader in securities or currencies;

•	a controlled foreign corporation;

•	a passive foreign investment company;

•	an S corporation;

•	a bank, thrift or other financial institution;

•	a RIC, a real estate investment trust or other financial conduit entity (or shareholder of such entity);

•	an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;

•	an insurance company;

•	a tax-exempt organization, retirement plan, individual retirement account or tax deferred account;

•	subject to the alternative minimum tax provisions of the Code;

•	holding the Notes as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

•	holding the Notes through a partnership or other pass-through entity;

•	a “United States person” (within the meaning of the Code) whose “functional currency” is not the U.S. dollar; or

•	a former citizen or long-term resident of the United States that satisfies certain requirements.
This discussion also does not address the U.S. federal income tax consequences to Beneficial Owners of the Notes subject to the special tax accounting rules under Section 451(b) of the Code. In addition, this discussion does not reflect state, local or
non-U.S.
tax consequences that may apply to you based on your particular circumstances and residence. This discussion also does not address any U.S. federal tax consequences, such as the estate tax or gift tax, other than U.S. federal income tax consequences. You should consult your own tax advisors to determine the tax consequences particular to your situation, including any applicable state, local or foreign income and other tax consequences, which may result from your acquisition, ownership or disposition of the Notes.
As used herein, “U.S. holder” means a Beneficial Owner of the Notes that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust if (1) a court within the United States that is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of the Code), has the authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Notes, the U.S. federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership and certain determinations made at the partner level. Partnerships holding Notes, and persons holding interest in such partnerships, should consult their own tax advisor regarding the consequences of investing in the Notes. This discussion does not address the special treatment under U.S. federal income tax law that could result if we invested in tax-exempt
securities or certain other investment assets. For purposes of this discussion,
“non-U.S.
holder” means a Beneficial Owner of the Notes that is neither a U.S. holder nor a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes).
Certain Additional Payments
We may be obligated to pay amounts in excess of the stated interest and principal on the notes, including as described under “Description of the Notes — Offer to Repurchase Upon a Change of Control Repurchase Event,” and may be obligated to pay additional interest on the notes, as described under “Description of the Notes — Interest Rate Adjustment of the Notes Based on Certain Rating Events.” These potential payments may implicate the provisions of Treasury Regulations relating to “contingent payment debt instruments” (“CPDIs”). According to the applicable Treasury Regulations, certain contingencies will not cause a debt instrument to be treated as a CPDI if such contingencies in the aggregate, as of the date of issuance, are remote or incidental or, in certain circumstances, if it is “significantly more likely than not” that none of such contingencies will occur. We intend to take the position that the foregoing contingencies will not cause the notes to be treated as CPDIs. Our position is binding on a holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. However, our determination concerning the effect of these contingencies is inherently factual, and our position is not binding on the IRS. If the IRS were to successfully challenge this position, a holder might be required to accrue interest income at a higher rate than the stated interest rate on the notes, and to treat any gain realized on the taxable disposition of a note as ordinary interest income, rather than capital gain. The remainder of this discussion assumes that the notes will not be treated as CPDIs. Prospective investors should consult their own tax advisors regarding the possible application of the CPDI rules to the notes.
Prospective holders considering purchasing the Notes should consult their own tax advisors concerning the application of the U.S. federal tax laws to their individual circumstances, as well as any consequences to such holders relating to purchasing, owning and disposing of the Notes under the laws of any other taxing jurisdiction.
U.S. Holders
If you are not a U.S. holder, this section does not apply to you.
Interest
. A U.S. holder generally will be required to recognize and include in gross income any stated interest as ordinary income at the time it is paid or accrued on the Notes in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.
Original Issue Discount.
If a U.S. holder purchases a Note in this offering at a price that is less than the stated principal amount of the Note, such U.S. holder will be considered to have purchased the Note with original issue discount (“OID”), equal to the amount of the difference, unless such difference is considered to be de minimis (generally, 0.25% of the stated redemption price at maturity times the number of complete years to maturity after the acquisition of the Note), in which case OID will be considered to be zero. A U.S. holder of an OID debt security is generally required to include in income the sum of the daily accruals of the OID for the debt security for each day during the taxable year (or portion of the taxable year) in which the U.S. holder held the OID debt security, regardless of such holder’s regular method of accounting. Thus, a U.S. holder will be required to include OID in income in advance of the receipt of some or all of the related cash payments. The daily portion is determined by allocating the OID for each day of the accrual period. An accrual period may be of any length and the accrual periods may even vary in length over the term of the OID debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first day of an accrual period or on the final day of an accrual period. The amount of OID allocable to an accrual period is equal to the excess of: (1) the product of the “adjusted issue price” of the OID debt security at the beginning of the accrual period and its yield to maturity (computed generally on a constant yield method and compounded at the end of each accrual period, taking into account the length of the particular accrual period) over (2) the amount of any qualified stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of an OID debt security at the beginning of any accrual period is the sum of the issue price of the OID debt security plus the amount of OID allocable to all prior accrual periods reduced by any payments received on the OID debt security that were not qualified stated interest. Under these rules, a U.S. holder generally will have to include in income increasingly greater amounts of OID in successive accrual periods.
Sale or other taxable disposition of the Notes
. A U.S. holder will recognize capital gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a Note equal to the difference between the sum of the cash and the fair market value of any property received in exchange therefor (less a portion allocable to any accrued and unpaid stated interest, which generally will be taxable as ordinary income if not previously included in such U.S. holder’s income) and the U.S. holder’s adjusted tax basis in the Note. A U.S. holder’s adjusted tax basis in a Note generally will be equal to the amount that the U.S. holder paid for the Note less any principal payments received by the U.S. holder. Any gain or loss generally will be long-term capital gain or loss if the U.S. holder has held the Notes for more than one year at the time of such disposition. Otherwise, such gain or loss will be short-term gain or loss. Long-term capital gains recognized by non-corporate
U.S. holders, including individuals, generally are eligible for reduced rates of tax. The deductibility of capital losses may be subject to limitations under the Code.
Additional tax on net investment income.
An additional surtax at a rate of 3.8% is imposed on the amount of “net investment income,” in the case of an individual, or undistributed “net investment income,” in the case of an estate or trust (other than a charitable trust), which exceeds certain threshold amounts. “Net investment income” as defined for U.S. federal Medicare contribution purposes generally includes interest payments and gain recognized from the sale or other taxable disposition of the Notes. U.S. holders should consult their own tax advisors regarding the effect, if any, of this surtax on their ownership and disposition of the Notes.
Information reporting and backup withholding
. A U.S. holder may be subject to information reporting and backup withholding when such U.S. holder receives interest payments on the Notes held or the proceeds received upon the sale or other disposition of such Notes (including a redemption or retirement of the Notes). Certain U.S. holders such as corporations are exempt from information reporting or backup withholding. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	such U.S. holder fails to furnish its taxpayer identification number, or “TIN,” which, for an individual is ordinarily his or her social security number;

•	the IRS notifies the payor that such U.S. holder furnished an incorrect TIN;

•	the Company is notified by the IRS that the U.S. holder has failed to properly report payments of interest or dividends; or

•
such U.S. holder fails to certify, under penalties of perjury, on an IRS Form
W-9
(Request for Taxpayer Identification Number and Certification) or a suitable substitute form (or other applicable certificate) that the U.S. holder has furnished a correct TIN and that the IRS has not notified such U.S. holder that the U.S. holder is subject to backup withholding.

A U.S. holder should consult its tax advisor regarding its qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder generally will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability or may be refunded, provided the required information is furnished in a timely manner to the IRS.
Non-U.S.
Holders
If you are not a
non-U.S.
holder, this section does not apply to you.
Interest
. Subject to the discussion below concerning backup withholding and FATCA (as defined below), generally interest paid to a
non-U.S.
holder on its Notes that is not effectively connected with such
non-U.S.
holder’s conduct of a United States trade or business is subject to withholding at a rate of 30% (or, if applicable, a reduced rate pursuant to an applicable income tax treaty). Nevertheless, interest paid on a Note to a
non-U.S.
holder that is not effectively connected with the
non-U.S.
holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is not attributable to a permanent establishment maintained by the
non-U.S.
holder in the United States) will not be subject to U.S. federal withholding tax, provided that:

•	such non-U.S. holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock;

•	such non-U.S. holder is not a controlled foreign corporation that is related to us through actual or constructive stock ownership (as determined under the Code);

•	such non-U.S. holder is not a bank that received such Note on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•
either (1) the
non-U.S.
holder certifies, prior to the payment of interest, in a statement (generally, a properly executed IRS Form
W-8BEN
or IRS
W-8BEN-E,
as applicable, or a suitable substitute) provided to us or the paying agent under penalties of perjury, that it is the beneficial owner of the Note and is not a “United States person” (within the meaning of the Code) and provides its name and address, (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the Note on behalf of the
non-U.S.
holder certifies to us or the paying agent, prior to the payment of interest, under penalties of perjury that it, or the financial institution between it and the
non-U.S.
holder, has received from the
non-U.S.
holder a statement under penalties of perjury, that such
non-U.S.
holder is not a United States person and provides us or the paying agent with a copy of such statement or (3) the
non-U.S.
holder holds its Note directly through a “qualified intermediary” and certain conditions are satisfied.

A
non-U.S.
holder generally will also be exempt from withholding tax on interest if such amount is effectively connected with such
non-U.S.
holder’s conduct of a United States trade or business and the
non-U.S.
holder provides us with appropriate certification (as discussed below under the caption “—
United States trade or business
”).
Subject to the discussion below under “
— United States trade or business
,” if a
non-U.S.
holder does not satisfy the requirements above, interest paid to such
non-U.S.
holder generally will be subject to a U.S. federal withholding tax imposed at a 30% rate. Such rate may be reduced or eliminated under an income tax treaty between the United States and the
non-U.S.
holder’s country of residence. To claim a reduction or exemption under a tax treaty, a
non-U.S.
holder must generally complete an IRS Form
W-8BEN
or an IRS Form
W-8BEN-E
(or applicable successor form) and claim the reduction or exemption on the form.

Sale or other taxable disposition of the Notes
. Subject to the discussion below concerning backup
withholding and FATCA, any gain realized by a
non-U.S.
holder on the sale, exchange, retirement, redemption or other taxable disposition of the Note generally will not be subject to U.S. federal income tax unless (i) the gain is effectively connected with the
non-U.S.
holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, the gain is not attributable to a permanent establishment maintained by such
non-U.S.
holder in the United States), (ii) in the case of a
non-U.S.
holder who is an individual, such
non-U.S.
holder is present in the United States for 183 days or more in the taxable year of disposition and the
non-U.S.
holder is not eligible for relief under an applicable income tax treaty, or (iii) a portion of the gain is attributable to accrued but unpaid interest, in which case such amounts will be subject to tax as described above in “
— Interest
.” A
non-U.S.
holder who is an individual and does not meet this exemption should consult his or her tax advisor regarding the potential liability for U.S. federal income tax on such holder’s gain realized on a Note.
United States trade or business
. If interest paid on a Note or gain from a disposition of a Note is effectively connected with a
non-U.S.
holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, such interest or gain is attributable to a permanent establishment maintained by such
non-U.S.
holder in the United States), then the interest income generally will be subject to U.S. federal income tax imposed at regular graduated income tax rates in the same manner as if such
non-U.S.
holder were a U.S. holder (but without regard to the additional tax on net investment income described above), and if such
non-U.S.
holder is a corporation, it may also be subject to an additional branch profits tax at a 30% rate (or, if applicable, a reduced rate pursuant to an applicable income tax treaty). Such income will not be subject to U.S. federal withholding tax if a
non-U.S.
holder satisfies certain certification requirements by providing to the applicable withholding agent a properly executed IRS Form
W-8ECI
(or successor form).
Backup withholding and information reporting
. The amount of interest that we pay to any documented
non-U.S.
holder on the Notes will be reported to the
non-U.S.
holder and to the IRS annually on an IRS Form
1042-S,
regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific income tax treaty or agreement to the tax authorities of the country in which the
non-U.S.
holder resides. However, a
non-U.S.
holder generally will not be subject to backup withholding and certain other information reporting with respect to payments that we make to the
non-U.S.
holder, provided that we do not have actual knowledge or reason to know that such holder is a “United States person,” within the meaning of the Code, and the
non-U.S.
holder has given us the statement described above under “
Non-U.S.
Holders — Interest
.” In addition, a
non-U.S.
holder will not be subject to backup withholding or information reporting with respect to the proceeds of the sale or other disposition of the Notes (including a retirement or redemption of such Notes) within the United States or conducted through certain U.S.-related brokers, if the payor receives the statement described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption.
A
non-U.S.
holder generally will be entitled to credit any amounts withheld under the backup withholding rules against the holder’s U.S. federal income tax liability or may claim a refund provided that the required information is furnished to the IRS in a timely manner.
Foreign Account Tax Compliance Act
. Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by certain specified U.S. persons (or held by foreign
non-U.S.
entities that have certain specified U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to provide such information and are in compliance with the terms of such IGA and any implementing legislation or regulation. The types of income subject to the tax include U.S. source interest and dividends. While the Code would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, the U.S. Treasury Department has indicated its intent to eliminate this requirement in proposed regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a specified U.S. person and financial information associated with the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on certain payments to certain foreign
non-U.S.
entities that are not financial institutions unless the foreign
non-U.S.
entity certifies that it does not have a greater than 10% owner that is a specified U.S. person or provides the withholding agent with identifying information on each greater than 10% owner that is a specified person. Depending on the status of the
non-U.S.
shareholder and the status of the intermediaries through which they hold a Note, a
non-U.S.
shareholder could be subject to this 30% withholding tax with respect to interest paid on a Note. Under certain circumstances, a
non-U.S.
shareholder might be eligible for refunds or credits of such taxes.

PLAN OF DISTRIBUTION
We have entered into a note purchase agreement directly with the investors in connection with this offering. We negotiated the price for the securities offered in this offering with the investors. Lucid Capital Markets LLC and BC Partners Securities LLC will receive a fee of 0.25% and 0.25%, respectively, of the aggregate principal of the Notes sold pursuant thereto for providing certain structuring and other services with respect to those Notes. We are not using a placement agent in connection with this offering. The offering is expected to close on or about October 15, 2025, subject to customary closing conditions.
We estimate that the net proceeds from the sale of the Notes offered under this prospectus supplement will be approximately $106.8 million, after deducting estimated offering expenses payable by us. We estimate the total offering expenses in this offering that will be payable by us will be $1.0 million which include legal, accounting, securities issuance and printing costs.
LEGAL MATTERS
Certain legal matters regarding the Notes offered hereby will be passed upon for us by Dechert LLP, Washington, D.C.

INCORPORATION BY REFERENCE
This prospectus supplement is part of a registration statement that we have filed with the SEC. The SEC allows us to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus
We incorporate by reference into this prospectus supplement the documents listed below that we have previously filed with the SEC, and any reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement, until all of the securities offered by this prospectus supplement have been sold or we otherwise terminate the offering of these securities (such reports and other documents deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such reports and other documents); provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form
8-K,
or other information “furnished” to the SEC, which is not deemed filed is not and will not be incorporated by reference in this prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 13, 2025;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 7, 2025;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 8, 2025;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2025;

•	our Current Reports on Form 8-K (other than information furnished rather than filed), filed with the SEC on June 24, 2025, June 27, 2025, July 16, 2025, and August 21, 2025; and

•	any description of shares of our common stock contained in a registration statement filed pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description.
To obtain copies of these filings, see “
Available Information
” in the accompanying prospectus.

$500,000,000

PORTMAN RIDGE FINANCE CORPORATION

Common Stock

Preferred Stock

Warrants

Subscription Rights

Debt Securities

Portman Ridge Finance Corporation, or “we” “us” or the “Company”, is an externally managed, non-diversified closed-end investment company that has elected to be regulated as a business development company (“BDC”), under the Investment Company Act of 1940 (the “1940 Act”). Subject to the overall supervision of the Board of Directors of the Company (the “Board”), Sierra Crest Investment Management LLC (the “Adviser”) is responsible for managing our business and activities, including sourcing investment opportunities, conducting research, performing diligence on potential investments, structuring our investments, and monitoring our portfolio companies on an ongoing basis through a team of investment professionals. The Adviser is an affiliate of BC Partners LLP, or BC Partners.

We originate, structure, and invest in secured term loans, bonds or notes and mezzanine debt primarily in privately-held middle market companies but may also invest in other investments such as loans to publicly-traded companies, high-yield bonds, and distressed debt securities (collectively, the “Debt Securities Portfolio”). We also invest in joint ventures and debt and subordinated securities issued by collateralized loan obligation funds (“CLO Fund Securities”). In addition, from time to time we may invest in the equity securities of privately held middle market companies and may also receive warrants or options to purchase common stock in connection with our debt investments.

In our Debt Securities Portfolio, our investment objective is to generate current income and, to a lesser extent, capital appreciation from the investments in senior secured term loans, mezzanine debt and selected equity investments in privately-held middle market companies. We define the middle market as comprising companies with EBITDA (earnings before interest, taxes, depreciation and amortization) of $10 million to $50 million and/or total debt of $25 million to $150 million. We primarily invest in first and second lien term loans which, because of their priority in a company’s capital structure, we expect will have lower default rates and higher rates of recovery of principal if there is a default and which we expect will create a stable stream of interest income. The first lien term loans may include traditional first lien senior secured loans or unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and/or mezzanine debt, or junior debt. Unitranche loans will expose us to the risks associated with first lien loans and junior debt. While there is no specific collateral associated with senior unsecured debt, such positions are senior in payment priority over subordinated debt investments. The investments in our Debt Securities Portfolio are all or predominantly below investment grade, and have speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal.

From time-to-time we have also made investments in CLO Fund Securities managed by other asset managers. Our collateralized loan obligation funds (“CLO Funds”) typically invest in broadly syndicated loans, high-yield bonds and other credit instruments.

Our portfolio may include “covenant-lite” loans which generally refer to loans that do not have a complete set of financial maintenance covenants. Generally, “covenant-lite” loans provide borrower companies more freedom to negatively impact lenders because their covenants are incurrence-based, which means they are only tested and can only be breached following an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition. Accordingly, to the extent we invest in “covenant-lite” loans, we may have fewer rights against a borrower and may have a greater risk of loss on such investments as compared to investments in or exposure to loans with financial maintenance covenants.

We have elected to be treated for U.S. federal income tax purposes as a registered investment corporation (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and intend to operate in a manner to maintain our RIC status. As a RIC, we intend to distribute to our stockholders substantially all of our net ordinary taxable income and the excess of realized net short-term capital gains over realized net long-term capital losses, if any, for each year. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements. Pursuant to this election, we generally will not have to pay corporate-level U.S. federal income taxes on any income that we timely distribute to our stockholders.

From time to time, we may seek to retire, repurchase, or exchange debt securities in open market purchases or by other means dependent on market conditions, liquidity, contractual obligations, and other matters. In addition, we evaluate strategic opportunities available to us, including mergers with unaffiliated funds and affiliated funds, divestures, spin-offs, joint ventures and other similar transactions from time to time.

We may offer, from time to time, in one or more offerings or series, up to $500,000,000 of our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock, and/or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, which we refer to, collectively, as the “securities”. The preferred stock, debt securities, subscription rights and warrants offered hereby may be convertible or exchangeable into shares of our common stock. The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus.

In the event we offer common stock, the net proceeds we receive on a per share basis, before offering expenses, will generally not be less than the net asset value (“NAV”) per share of our common stock at the time we make the offering. However, we may receive net proceeds on a per share basis, before offering expenses, that are less than our NAV per share (i) in connection with a rights offering to our existing stockholders, (ii) with the prior approval of the majority (as defined in the 1940 Act) of our common stockholders or (iii) under such other circumstances as the Securities and Exchange Commission (the “SEC”) may permit.

The securities may be offered directly to one or more purchasers, including existing stockholders in a rights offering, or through agents designated from time to time by us, or to or through underwriters or dealers. Each prospectus supplement relating to an offering will identify any agents or underwriters involved in the sale of the securities, and will disclose any applicable purchase price, fee, discount or commissions arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution.”

Our common stock is traded on the NASDAQ Global Select Market, or NASDAQ, under the symbol “PTMN.” The reported closing price for our common stock on January 30, 2025 was $17.15 per share.

Shares of closed-end investment companies, including BDCs, frequently trade at a discount to their NAV. If our shares trade at a discount to our NAV, it will likely increase the risk of loss for purchasers in an offering made pursuant to this prospectus or any related prospectus supplement.

Investing in our securities involves a high degree of risk. Before investing in our securities, you should review carefully the risks and uncertainties, including the risk of leverage and dilution, described in the section titled “Risk Factors” beginning on page 7 of this prospectus or otherwise incorporated by reference herein and included in, or incorporated by reference into, the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The accompanying prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the accompanying prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein, before investing in our securities and keep them for future reference. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains a website at http://www.sec.gov that contains such information. This information is also available free of charge by contacting us at 650 Madison Avenue, 3rd Floor, New York, New York 10022, Attention: Investor Relations, or by calling us collect at (212) 891-2880 or on our website at http://www.portmanridge.com. Information contained on our website is not incorporated by reference into this prospectus or any supplement to this prospectus and you should not consider that information to be part of this prospectus or any supplement hereto.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

The date of this prospectus is February 5, 2025

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”), using the “shelf” registration process. Under this shelf registration statement, we may offer, from time to time, in one or more offerings, up to $500,000,000 of our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock, and/or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, on terms to be determined at the time of the offering. See “Plan of Distribution” for more information.

This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In a prospectus supplement or free writing prospectus, we may also add, update, or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. Before buying any of the securities being offered, please carefully read this prospectus, any accompanying prospectus supplement, any free writing prospectus and the documents incorporated by reference in this prospectus and any accompanying prospectus supplement.

This prospectus may contain estimates and information concerning our industry, including market size and growth rates of the markets in which we participate, that are based on industry publications and other third-party reports. This information involves many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described or referenced in the section titled “Risk Factors,” that could cause results to differ materially from those expressed in these publications and reports.

This prospectus includes summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or incorporated by reference, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Available Information.” Except for the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, the references in this prospectus to the SEC’s website are not intended to and do not include or incorporate by reference into this prospectus the information on that website. Similarly, references to our website are not intended to and do not include or incorporate by reference into this prospectus the information on that website.

You should rely only on the information included or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We have not authorized any dealer, salesperson or other person to provide you with different information or to make representations as to matters not stated in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by us or on our behalf or to which we have referred you do not constitute an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction where it is unlawful for that person to make such an offer or solicitation or to any person in any jurisdiction to whom it is unlawful to make such an offer or solicitation. You should not assume that

i

the information included or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our financial condition, results of operations and prospects may have changed since any such date. To the extent required by law, we will amend or supplement the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement to reflect any material changes to such information subsequent to the date of the prospectus and any accompanying prospectus supplement and prior to the completion of any offering pursuant to the prospectus and any accompanying prospectus supplement.

ii

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It is not complete and may not contain all of the information that you may want to consider before investing in our securities. You should carefully read the entire prospectus, the applicable prospectus supplement, and any related free writing prospectus, including the risks of investing in our securities discussed in the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus and the applicable prospectus supplement. Before making your investment decision, you should also carefully read the information incorporated by reference into this prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus is a part. Any yield information contained or incorporated by reference in this prospectus related to investments in our investment portfolio is not intended to approximate a return on your investment in us and does not take into account other aspects of our business, including our operating and other expenses, or other costs incurred by you in connection with your investment in us.

Except as otherwise indicated in this prospectus, the terms:

•	“we,” “us,” “our,” “PTMN,” “Company” and “Portman Ridge” refer to Portman Ridge Finance Corporation, a Delaware corporation, and its wholly owned subsidiaries;

•	“Adviser” or “Sierra Crest” refers to Sierra Crest Investment Management LLC, a Delaware limited liability company, our investment adviser and an affiliate of BC Partners LLP, or BC Partners; and

•	“Administrator” refers to BC Partners Management LLC, a Delaware limited liability company, our administrator and an affiliate of BC Partners and BC Partners Advisors L.P.

Portman Ridge Finance Corporation

Formerly known as KCAP Financial, Inc., we are an externally managed, non-diversified closed-end investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). The Company was formed as a Delaware limited liability company on August 8, 2006 and, prior to the issuance of shares of the Company’s common stock in its initial public offering (“IPO”), converted to a corporation incorporated in Delaware on December 11, 2006.

We originate, structure, and invest in secured term loans, bonds or notes and mezzanine debt primarily in privately-held middle market companies but may also invest in other investments such as loans to publicly-traded companies, high-yield bonds, and distressed debt securities (collectively, the “Debt Securities Portfolio”). We also invest in joint ventures and debt and subordinated securities issued by collateralized loan obligation funds (“CLO Fund Securities”). In addition, from time to time, we may invest in the equity securities of privately held middle market companies and may also receive warrants or options to purchase common stock in connection with our debt investments.

In our Debt Securities Portfolio, our investment objective is to generate current income and, to a lesser extent, capital appreciation from the investments in senior secured term loans, mezzanine debt and selected equity investments in privately-held middle market companies. We define the middle market as comprising companies with earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $10 million to $50 million and/or total debt of $25 million to $150 million. We primarily invest in first and second lien term loans which, because of their priority in a company’s capital structure, we expect will have lower default rates and higher rates of recovery of principal if there is a default and which we expect will create a stable stream of interest income. The investments in our Debt Securities Portfolio are all or predominantly below investment grade, and have speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal.

From time-to-time we have made investments in CLO Fund Securities managed by other asset managers. Our collateralized loan obligation funds (“CLO Funds”) typically invest in broadly syndicated loans, high-yield bonds and other credit instruments.

We have elected to be treated and intend to continue to qualify as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). To qualify as a RIC, we must, among other things, meet certain source-of-income, asset diversification and annual distribution requirements. As a RIC, we generally will not have to pay corporate-level U.S. federal income taxes on any income that we distribute in a timely manner to our stockholders.

Our Adviser

Our investment activities are managed by our Adviser, which is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, or the Advisers Act, and is an affiliate of BC Partners. Subject to the overall supervision of the Board of Directors of the Company (the “Board”), the Adviser is responsible for managing the Company’s assets in accordance with our investment objective, policies and restrictions, determining the composition of the Company’s portfolio, the nature and timing of the changes to the portfolio and the manner of implementing such changes, identifying, evaluating and negotiating the structure of the Company’s investments, monitoring the Company’s investments, determining the securities and other assets that the Company will purchase, retain or sell, determining the fair valuation of the Company’s assets, directing investment professionals of the Adviser to provide managerial assistance to the Company’s portfolio companies and performing due diligence on prospective portfolio companies. Under the investment advisory agreement we have entered into with our Adviser (the “Investment Advisory Agreement”), we pay our Adviser a base management fee and an incentive fee for its services.

The Adviser seeks to invest on our behalf in performing, well-established middle market businesses that operate across a wide range of industries (i.e., no concentration in any one industry). The Adviser employs fundamental credit analysis, targeting investments in businesses with relatively low levels of cyclicality and operating risk. The holding size of each position will generally be dependent upon a number of factors including total facility size, pricing and structure, and the number of other lenders in the facility. The Adviser has experience managing levered vehicles, both public and private, and seeks to enhance our returns through the use of leverage with a prudent approach that prioritizes capital preservation. The Adviser believes this strategy and approach offers attractive risk/return with lower volatility given the potential for fewer defaults and greater resilience through market cycles.

BC Partners has been a leader in private markets investing for over 35 years and currently has approximately $41 billion in assets under management through its offices in London, Paris, Hamburg and New York. The BC Partners organization comprises a private equity platform (hereinafter referred to as “BCP PE”), a credit platform (“BCP Credit” or “BC Partners Credit”) and a real estate platform (“BCP RE”), all operating as integrated businesses within the overall BC Partners organization.

Our Administrator

Under the terms of the Administration Agreement between us and the Administrator (the “Administration Agreement”), the Administrator will perform, or oversee the performance of, required administrative services, which includes providing office space, equipment and office services, maintaining financial records, preparing reports to stockholders and reports filed with the SEC, and managing the payment of expenses and the performance of administrative and professional services rendered by others. We will reimburse the Administrator for services performed for us pursuant to the terms of the Administration Agreement. We pay the Administrator an amount equal to our allocable portion of the Administrator’s overhead resulting from its obligations under the Administration Agreement, including rent and the allocable portion of the cost of our Chief Compliance Officer and Chief Financial Officer and their respective staffs. In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate its obligations under the Administration Agreement to an affiliate or to a third party and we will reimburse the Administrator for any services performed for us by such affiliate or third party.

Payments under the Administration Agreement are equal to an amount that reimburses the Administrator for its costs and expenses in performing its obligations and providing personnel and facilities (including rent, office equipment and utilities) for our use under the Administration Agreement, including our allocable portion of the compensation paid to our chief compliance officer and chief financial officer and their respective staff who provide services to us. The Board, including the directors that are not “interested persons” as defined in the 1940 Act (the “Independent Directors”), will review the general nature of the services provided by the Administrator as well as the related cost to us for those services and consider whether the cost is reasonable in light of the services provided.

FEES AND EXPENSES

The information in the following table is being provided to assist you in understanding the costs and expenses that an investor in our common stock will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “you,” “us” or “the Company,” or that “we” will pay fees or expenses, stockholders will indirectly bear such fees or expenses as investors in us.

Stockholder Transaction Expenses
Sales load (as a percentage of offering price)	—	%(1)
Offering expenses (as a percentage of offering price)	—	%(2)
Dividend reinvestment plan expenses	$15.00	%(3)
Total Stockholder Transaction Expenses (as a percentage of offering price)	—%
Annual Expenses (as percentage of net assets attributable to common stock):
Base management fee payable under the Investment Advisory Agreement	3.32	%(4)
Incentive fee payable under the Investment Advisory Agreement (17.50% of net investment income and realized capital gains)	2.54	%(5)
Interest payments on borrowed funds	10.71	%(6)
Other expenses	2.95	%(7)
Acquired fund fees and expenses	6.63	%(8)
Total annual expenses	26.15%

(1)

In the event that the securities are sold to or through underwriters or agents, a corresponding prospectus or prospectus supplement will disclose the applicable sales load and other offering expenses to be borne by us and our stockholders.

(2)

The prospectus supplement corresponding to each offering will disclose the applicable estimated amount of offering expenses, the offering price and the offering expenses borne by us as a percentage of the offering price.

(3)

If a participant elects by written notice to the plan administrator to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a transaction fee of $15.00 plus a $0.10 per share brokerage commission from the proceeds. The expenses of the dividend reinvestment plan are included in “other expenses.” The plan administrator’s fees will be paid by us. There will be no brokerage charges or other charges to stockholders who participate in the plan.

(4)

Our base management fee, payable quarterly in arrears, is calculated at an annual rate of 1.50% of the Company’s gross assets, excluding cash and cash equivalents, but including assets purchased with borrowed amounts; provided, however, that the base management fee will be 1.00% of the Company’s average gross assets, excluding cash and cash equivalents, but including assets purchased with borrowed amounts, that exceed the product of (i) 200% and (ii) the value of the Company’s net asset value at the end of the most recently completed calendar quarter. The management fee reflected in the table is calculated by determining the ratio that the management fee bears to the Company’s net assets attributable to common stock (rather than its gross assets). The base management fees referenced in the table above are based on annualized amounts of the management fees incurred during the nine months ended September 30, 2024.

(5)

Our incentive fee consists of two parts: (1) a portion based on our pre-incentive fee net investment income, or the Income-Based Fee, and (2) a portion based on the capital gains received on our portfolio of securities on a cumulative basis for each calendar year, net of all realized capital losses and all unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains fee, or the Capital Gains Fee. The Income-Based Fee is 17.50% of pre-incentive fee net investment income with a 7.00% hurdle rate. The Capital Gains Fee is 17.50% of capital gains computed net of all realized capital losses and gross unrealized capital depreciation.

(6)

“Interest payments on borrowed funds” represent the Company’s annualized interest and financing costs as reflected in the consolidated statement of operations for the nine months ended September 30, 2024 with respect to our revolving credit facility, 18-2 secured notes as well as the Company’s outstanding unsecured notes. The costs associated with any outstanding indebtedness are indirectly borne by our common stockholders. The amount of leverage we employ at any particular time will depend on, among other things, the Board’s and our Adviser’s assessment of the market and other factors at the time at any proposed borrowing. We may also issue preferred stock, subject to our compliance with applicable requirements under the 1940 Act.

(7)

“Other expenses” represent the annualized amounts as reflected in the consolidated statement of operations for the nine months ended September 30, 2024, including payments under the Administration Agreement based on our allocable portion of overhead and other expenses incurred by our Administrator.

(8)

“Acquired fund fees and expenses” are the indirect costs of investing in the Company’s joint ventures. The operating expenses in this fee table will not correlate to the expense ratio in the Company’s Financial Highlights because the financial statements include only the direct operating expenses incurred by the Company. Therefore, amounts may not agree with the Financial Highlights due to the inclusions in this table of Acquired Fund Fees and Expenses and certain other adjustments.

Example

The following example demonstrates the projected dollar amount of total cumulative expenses over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed we would have no additional leverage and that our annual operating expenses would remain at the levels set forth in the table above.

	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return(1)	$236	$585	$816	$1,107
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return entirely from realized gains	$245	$601	$831	$1,113

(1)	Assumes we will not realize any capital gains computed net of all realized capital losses and gross unrealized capital depreciation in any of the periods indicated.

While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. Assuming a 5% annual return, the income incentive fee under the Investment Advisory Agreement may not be earned or payable and is not included in the example. If we achieve sufficient returns on our investments to trigger an income incentive fee of a material amount, our expenses, and returns to our investors, would be higher.

Further, while the example assumes reinvestment of all distributions at net asset value (“NAV”), participants in our dividend reinvestment plan will receive a number of shares of our common stock determined by dividing the total dollar amount of the distribution payable to a participant by (a) the market price per share of our common stock at the close of trading on the payment date fixed by the Board in the event that newly issued shares of our common stock are used to implement the dividend reinvestment plan or (b) the average purchase price of all shares of common stock purchased by the plan administrator in the event that shares are purchased in the open market to implement the requirements of the dividend reinvestment plan, which may be at, above or below NAV.

This example and the expenses in the table above should not be considered a representation of our future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.

FINANCIAL HIGHLIGHTS

The information in “Item 9B. Other Information — Financial Highlights” in our most recent Annual Report on Form 10-K and the “Consolidated Financial Highlights” in our audited consolidated financial statements appearing in our most recent Annual Report on Form 10-K is incorporated by reference herein.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described in the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and discussed in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, our subsequently filed Quarterly Reports on Form 10-Q, and any subsequent filings we have made or will make with the SEC that are incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference herein, and any applicable prospectus supplement or free writing prospectus, including documents incorporated therein, that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business, financial condition and/or operating results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, reputation, financial condition, results of operations, revenue, and future prospects could be seriously harmed. This could cause our NAV and the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Annual Report on Form 10-K and the information in “Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024, filed with the SEC on November 12, 2024 (“most recent Quarterly Report on Form 10-Q”) are incorporated by reference herein.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference therein, may contain forward-looking statements, including statements regarding our future financial condition, business strategy, and plans and objectives of management for future operations. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other similar words, although not all forward-looking statements include these words. Important assumptions include our ability to originate new investments, achieve certain margins and levels of profitability, the availability of additional capital, our ability to successfully and profitably integrate acquired assets and companies, and the ability to maintain certain debt to asset ratios. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus, should not be regarded as a representation by us that our plans or objectives will be achieved.

The forward-looking statements contained or incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus may include statements as to:

•	our future operating results;

•	our business prospects and the prospects of our existing and prospective portfolio companies;

•	the return or impact of current and future investments;

•	our contractual arrangements and other relationships with third parties;

•	the dependence of our future success on the general economy and its impact on the industries in which we invest;

•	the financial condition and ability of our existing and prospective portfolio companies to achieve their objectives;

•	our expected financings and investments;

•	our regulatory structure and tax treatment;

•

our ability to operate as a business development company and a regulated investment company, including the impact of changes in laws or regulations governing our operations or the operations of our portfolio companies;

•	the adequacy of our cash resources and working capital;

•	the timing of cash flows, if any, from the operations of our portfolio companies;

•	the impact of a protracted decline in the liquidity of credit markets on our business;

•	the impact of fluctuations in interest rates on our business;

•	the valuation of our investments in portfolio companies, particularly those having no liquid trading market;

•	our ability to recover unrealized losses;

•	market conditions and our ability to access additional capital; and

•	the timing, form and amount of any dividend distributions.

We have based the forward-looking statements included in this prospectus and will base the forward-looking statements included in any accompanying prospectus supplement on information available to us on the date of this prospectus and any accompanying prospectus supplement, as appropriate, and we assume no obligation to update any such forward-looking statements, except as required by law. These statements are inherently uncertain and investors are cautioned not to unduly rely on these statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement or in any free writing prospectus we have authorized for use in connection with a specific offering, we intend to use any net proceeds we receive from the sale of securities pursuant to this prospectus for general corporate purposes, which includes making new investments in accordance with our investment objective and strategies, paying operating expenses, including advisory and administrative fees and expenses and reducing the amount of any of our outstanding borrowings, and other expenses such as the due diligence expenses associated with potential new investments.

We anticipate that substantially all of the net proceeds of an offering of securities pursuant to this prospectus and a related prospectus supplement will be used for the above purposes within three months of any such offering, depending on the availability of appropriate investment opportunities consistent with our investment objective, but no longer than within six months of any such offerings.

Pending any new investments we may make or the payment of expenses described above, we intend to invest any net proceeds from an offering primarily in cash, cash equivalents, U.S. government securities and other high-quality investment grade investments that mature in one year or less from the date of investment. The income we earn on such temporary investments will generally be significantly less than what we would expect to receive from investments in the types of investments we intend to target. Our ability to achieve our investment objective may be limited to the extent that the net proceeds from an offering, pending full investment, are held in interest-bearing deposits or other short-term instruments. The prospectus supplement relating to an offering will more fully identify the use of proceeds from any offering.

PRICE RANGE OF COMMON STOCK

Our common stock is traded on the NASDAQ under the symbol “PTMN.” The following table sets forth, for each fiscal quarter during the last two fiscal years and the current fiscal year to date, the NAV per share of our common stock, the high and low closing sales prices for our common stock and such sales prices as a percentage of NAV per share.

Period	NAV(1)	Closing Sale Prices(2)		Premium / (Discount) of High Sale Price to NAV(3)	Premium / (Discount) of Low Sale Price to NAV(3)
		High	Low
First quarter of 2025 (as of January 30, 2025)	*	$17.15	$16.37	*	*
Fourth quarter of 2024	$19.41	$18.70	$16.28	(3.66)%	(16.13)%
Third quarter of 2024	$20.36	$19.86	$18.15	(2.46)%	(10.85)%
Second quarter of 2024	$21.21	$20.49	$18.97	(3.39)%	(10.56)%
First quarter of 2024	$22.57	$19.50	$18.20	(13.60)%	(19.36)%
Fourth quarter of 2023	$22.76	$19.30	$16.55	(15.20)%	(27.28)%
Third quarter of 2023	$22.65	$20.81	$18.88	(8.12)%	(16.64)%
Second quarter of 2023	$22.54	$21.10	$18.86	(6.39)%	(16.33)%
First quarter of 2023	$23.56	$23.39	$20.28	(0.70)%	(13.91)%
Fourth quarter of 2022	$24.23	$23.00	$19.61	(5.08)%	(19.07)%
Third quarter of 2022	$26.18	$24.38	$20.00	(6.88)%	(23.61)%
Second quarter of 2022	$27.26	$24.08	$21.86	(11.66)%	(19.80)%
First quarter of 2022	$28.76	$25.15	$23.29	(12.55)%	(19.02)%

(1)

NAV per share is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low sales prices. The NAVs shown are based on outstanding shares at the end of each period.

(2)	Closing sales price as provided by the NASDAQ.
(3)	Calculated as of the respective high or low closing sales price divided by the quarter end NAV.
*	Not determinable at the time of filing.

On January 30, 2025, the reported closing sales price of our common stock was $17.15 per share. As of December 31, 2024, we had 48 stockholders of record, which did not include stockholders for whom shares are held in “nominee” or “street name”.

Shares of BDCs may trade at a market price that is less than the value of the net assets attributable to those shares. The possibility that our shares of common stock will trade at a discount from NAV per share or at premiums that are unsustainable over the long term are separate and distinct from the risk that our NAV per share will decrease. It is not possible to predict whether our common stock will trade at, above, or below NAV per share. Since our initial public offering in December 2006, our shares of common stock have traded at prices both less than and exceeding our NAV per share.

SENIOR SECURITIES

Information about our senior securities as of the end of each of our last ten fiscal years can be found under “Notes to Consolidated Financial Statements — Note 6. Borrowings — Senior Securities” in our most recent Annual Report on Form 10-K, which is incorporated by reference herein. Information about our senior securities as of September 30, 2024 can be found under “Notes to Consolidated Financial Statements — Note 6. Borrowings — Senior Securities” in our most recent Quarterly Report on Form 10-Q, which is incorporated by reference herein.

BUSINESS

The information in “Item 1. Business” of our most recent Annual Report on Form 10-K is incorporated by reference herein.

PORTFOLIO COMPANIES

The following table sets forth certain information as of September 30, 2024, for each portfolio company in which we had an investment. Amounts are presented in thousands, except share and per share amounts. Percentages shown for class of securities held by the Company represent percentage of the class owned and do not necessarily represent voting ownership or economic ownership. Other than these investments, our only formal relationships with our portfolio companies are the significant managerial assistance that we may provide upon request and the board observation or participation rights we may receive in connection with our investment. As defined by the 1940 Act, we do not “control” any of the portfolio companies, except as indicated below. In general, under the 1940 Act, we would be presumed to “control” a portfolio company if we owned more than 25% of its voting securities and would be an “affiliate” of a portfolio company if we owned more than 5% of its outstanding voting securities.

Investment (2), (4), (12), (14), (23), (24)	Address	Industry	Investment Type	Reference Rate and Spread (1)	Interest Rate	Maturity	% of Class Held	Principal /Par/ Shares (++)	Cost	Fair Value	Percentage of Net Assets	Footnotes
Investments in Non-Control, Non-Affiliate Portfolio Companies - 190.2%
First Lien/Senior Secured Debt - 164.2%
Accordion Partners LLC	31 West 52nd Street, 16th Floor, New York, NY 10019	Finance	First Lien/Senior Secured Debt	SOFR + 6.27%	10.93%	08/29/2029		9,401	9,266	9,368	5.0%	(13)
Accordion Partners LLC (Revolver)	31 West 52nd Street, 16th Floor, New York, NY 10019	Finance	First Lien/Senior Secured Debt	SOFR + 6.25%	11.35%	08/31/2028		765	743	759	0.4%	(20)
Accurate Background, LLC	200 Spectrum Center Drive Suite 1100, Irvine, CA 92618	Services: Business	First Lien/Senior Secured Debt	SOFR + 6.00%	10.87%	03/26/2029		4,379	4,177	4,330	2.3%	(13)
Advantage Capital Holdings LLC	415 Bedford Road - Suite 102, Pleasantville, NY 10570	Banking, Finance, Insurance & Real Estate	First Lien/Senior Secured Debt	13.00%, 5.00% PIK	13%	04/14/2027		14,972	14,754	14,385	7.7%	(13)
AIDC IntermediateCo 2, LLC (Peak Technologies)	901 Elkridge Landing Rd Suite 300, Linthicum Heights, MD 21090	Services: Business	First Lien/Senior Secured Debt	SOFR + 5.25%	10.53%	07/22/2027		983	973	969	0.5%	(13)

Investment (2), (4), (12), (14), (23), (24)	Address	Industry	Investment Type	Reference Rate and Spread (1)	Interest Rate	Maturity	% of Class Held	Principal /Par/ Shares (++)	Cost	Fair Value	Percentage of Net Assets	Footnotes
AMCP Pet Holdings, Inc.	801 Crescent Center Drive, Franklin, TN 37067	Beverage, Food and Tobacco	First Lien/Senior Secured Debt	SOFR + 6.25%, 0.75% PIK	11.95%	10/06/2026		4,860	4,817	4,757	2.5%	(13)
AMCP Pet Holdings, Inc. (Revolver)	801 Crescent Center Drive, Franklin, TN 37067	Beverage, Food and Tobacco	First Lien/Senior Secured Debt	SOFR + 6.25%, 0.75% PIK	11.67%	10/06/2026		1,005	998	984	0.5%
American Academy Holdings, LLC	2222 Sedwick Drive, Durham, NC 27713	Healthcare & Pharmaceuticals	First Lien/Senior Secured Debt	SOFR + 4.50%, 5.25% PIK	14.62%	06/30/2027		3,888	3,881	3,894	2.1%	(13)
Ancile Solutions, Inc.	6085 Marshalee Drive Suite 300, Elkridge, MD 21075	High Tech Industries	First Lien/Senior Secured Debt	SOFR + 10.00%	15.21%	06/11/2026		6,100	6,041	6,252	3.3%	(13)
Anthem Sports & Entertainment Inc.	8269 E. 23rd Ave, Denver, CO 80238	Media: Broadcasting & Subscription	First Lien/Senior Secured Debt	SOFR + 9.50%, 12.10% PIK	15.10%	11/15/2026		13,315	13,198	9,771	5.2%	(13)
Anthem Sports & Entertainment Inc. (Revolver)	8269 E. 23rd Ave, Denver, CO 80238	Media: Broadcasting & Subscription	First Lien/Senior Secured Debt	SOFR + 9.50%, 12.10% PIK	14.37%	11/15/2026		1,187	1,176	849	0.5%	(20)
Anthem Sports & Entertainment Inc. (Revolver 2022)	8269 E. 23rd Ave, Denver, CO 80238	Media: Broadcasting & Subscription	First Lien/Senior Secured Debt	SOFR + 9.50%, 12.10% PIK	15.07%	06/30/2024		563	563	413	0.2%
Appfire Technologies, LLC	1500 District Ave, Burlington, MA 01803	High Tech Industries	First Lien/Senior Secured Debt	SOFR + 4.75%	9.35%	03/09/2028		5,847	5,842	5,835	3.1%	(13)
BetaNXT, Inc.	55 Broadway, 8th Floor, New York, NY 10006	Banking, Finance, Insurance & Real Estate	First Lien/Senior Secured Debt	SOFR + 5.75%	10.35%	07/01/2029		12,512	11,959	12,009	6.4%	(13)
BetaNXT, Inc. (Revolver)	55 Broadway, 8th Floor, New York, NY 10006	Banking, Finance, Insurance & Real Estate	First Lien/Senior Secured Debt	SOFR + 4.44%	9.46%	07/01/2027		1,159	1,159	1,062	0.6%	(20)
Bradshaw International Parent Corp.	9409 Buffalo Ave, Rancho Cucamonga, CA 91730	Consumer goods: Durable	First Lien/Senior Secured Debt	SOFR + 5.75%	10.70%	10/21/2027		492	486	487	0.3%	(13)
Bradshaw International Parent Corp. (Revolver)	9409 Buffalo Ave, Rancho Cucamonga, CA 91730	Consumer goods: Durable	First Lien/Senior Secured Debt	SOFR + 5.75%	10.76%	10/21/2026		307	284	298	0.2%	(20)

Investment (2), (4), (12), (14), (23), (24)	Address	Industry	Investment Type	Reference Rate and Spread (1)	Interest Rate	Maturity	% of Class Held	Principal /Par/ Shares (++)	Cost	Fair Value	Percentage of Net Assets	Footnotes
Bristol Hospice	12404 Park Central Drive, Suite 400S, Dallas, TX 75251	Healthcare & Pharmaceuticals	First Lien/Senior Secured Debt	SOFR + 5.25%	10.20%	12/22/2026		2,785	2,767	2,785	1.5%	(13)
C.P. Converters, Inc.	15 Grumbacher Road, York, PA 17406	Chemicals, Plastics and Rubber	First Lien/Senior Secured Debt	SOFR + 7.49%, 1.00% PIK	13.46%	11/15/2024		9,956	9,956	9,458	5.0%	(13)
CB MIDCO, LLC	140 Summit St., Peabody, MA 01960	Consumer goods: Durable	First Lien/Senior Secured Debt	SOFR + 5.75%	10.70%	09/27/2027		3,772	3,753	3,558	1.9%	(13)
CCMG Buyer, LLC (Care Connectors Medical Group)	4695 MacArthur Court, Suite 1112A, Newport Beach, CA 92660	Healthcare & Pharmaceuticals	First Lien/Senior Secured Debt	SOFR + 5.50%	10.61%	05/08/2030		3,159	3,122	3,151	1.7%	(13)
CCMG Buyer, LLC (Care Connectors Medical Group) (Revolver)	4695 MacArthur Court, Suite 1112A, Newport Beach, CA 92660	Healthcare & Pharmaceuticals	First Lien/Senior Secured Debt	SOFR + 5.75%	—	05/08/2030		0	-6	-1	0.0%	(20)
Cenexel Clinical Research, Inc.	4516 S 700E, #230, Salt Lake City, UT 84107	Healthcare & Pharmaceuticals	First Lien/Senior Secured Debt	SOFR + 6.00%	10.96%	11/08/2025		5,773	5,755	5,759	3.1%	(13)
Centric Brands Inc.	350 Fifth Ave, Empire State Building, 6th Floor New York, NY 10118	Machinery (Non-Agrclt/Constr/Electr)	First Lien/Senior Secured Debt	SOFR + 5.50%, 2.00% PIK	12.73%	08/06/2029		3,689	3,689	3,689	2.0%	(13)
Centric Brands Inc. (Term Loan A1)	350 Fifth Ave, Empire State Building, 6th Floor New York, NY 10118	Machinery (Non-Agrclt/Constr/Electr)	First Lien/Senior Secured Debt	SOFR + 6.50%	11.73%	02/06/2031		3,807	3,807	3,807	2.0%
Centric Brands Inc. (Term Loan A2)	350 Fifth Ave, Empire State Building, 6th Floor New York, NY 10118	Machinery (Non-Agrclt/Constr/Electr)	First Lien/Senior Secured Debt	SOFR + 8.00%, 13.23% PIK	13.23%	02/06/2031		3,350	3,350	3,350	1.8%
Colonnade Intermediate, LLC	800 Concar Drive, Suite 100, San Mateo, CA 94402	Services: Business	First Lien/Senior Secured Debt	—	—	04/27/2024		7,167	7,167	5,048	2.7%	(5)
Colonnade Intermediate, LLC (Revolver)	800 Concar Drive, Suite 100, San Mateo, CA 94402	Services: Business	First Lien/Senior Secured Debt	—	—	04/27/2024		685	685	483	0.3%	(5)

Investment (2), (4), (12), (14), (23), (24)	Address	Industry	Investment Type	Reference Rate and Spread (1)	Interest Rate	Maturity	% of Class Held	Principal /Par/ Shares (++)	Cost	Fair Value	Percentage of Net Assets	Footnotes
Critical Nurse Staffing, LLC	1114 N. 1st Street Suite 200, Grand Junction, CO 81501	Healthcare & Pharmaceuticals	First Lien/Senior Secured Debt	SOFR + 6.50%	11.88%	10/30/2026		11,980	11,865	12,026	6.4%	(13)
Critical Nurse Staffing, LLC (Revolver)	1114 N. 1st Street Suite 200, Grand Junction, CO 81501	Healthcare & Pharmaceuticals	First Lien/Senior Secured Debt	SOFR + 5.75%	—	10/30/2026		0	-35	8	0.0%	(20)
Datalink, LLC	14055 Riveredge Dr Ste 600, Tampa, FL 33637	Healthcare & Pharmaceuticals	First Lien/Senior Secured Debt	SOFR + 6.75%	12.15%	11/23/2026		2,659	2,633	2,456	1.3%	(13)
Dentive, LLC	466 W 4800 N Ste 380, Provo, Utah, 84604	Healthcare & Pharmaceuticals	First Lien/Senior Secured Debt	SOFR + 6.75%	11.41%	12/26/2028		2,661	2,612	2,605	1.4%	(13)(20)
Dentive, LLC (Revolver)	466 W 4800 N Ste 380, Provo, Utah, 84604	Healthcare & Pharmaceuticals	First Lien/Senior Secured Debt	SOFR + 6.75%	11.39%	12/23/2028		37	32	33	0.0%	(20)
Dodge Data & Analytics LLC	34 Crosby Drive Suite 202, Bedford, MA 01730	Construction & Building	First Lien/Senior Secured Debt	SOFR + 4.75%	9.35%	02/10/2029		1,466	1,452	1,094	0.6%	(13)(15)
Florida Food Products, LLC	1025 Greenwood Blvd, Suite 500, Lake Mary, FL 32746	Beverage, Food and Tobacco	First Lien/Senior Secured Debt	SOFR + 5.00%	9.93%	10/18/2028		6,840	6,729	6,023	3.2%	(13)(15)
Fortis Payment Systems, LLC	1025 Greenwood Blvd, Suite 500, Lake Mary, FL 32746	Diversified Financial Services	First Lien/Senior Secured Debt	SOFR + 5.25%	9.95%	02/13/2026		2,994	2,952	2,973	1.6%	(13)(20)
Franchise Group, Inc.	109 Innovation Court Suite J, Delaware, OH 43015	Retail	First Lien/Senior Secured Debt	SOFR + 4.75%	10.39%	03/10/2026		2,907	2,900	1,885	1.0%	(13)(15)
Global Integrated Flooring Systems Inc.	9000 Regency Parkway Suite 400, Cary, NC 27518	Consumer goods: Durable	First Lien/Senior Secured Debt	SOFR + 8.36%, 1.00% PIK	14.70%	06/30/2025		6,521	5,801	3,540	1.9%
Global Integrated Flooring Systems Inc. (Revolver)	9000 Regency Parkway Suite 400, Cary, NC 27518	Consumer goods: Durable	First Lien/Senior Secured Debt	SOFR + 8.36%	13.31%	06/30/2025		51	45	27	0.0%
H.W. Lochner, Inc.	225 West Washington Street, 12th Floor, Chicago, Il 60606	Services: Business	First Lien/Senior Secured Debt	SOFR + 6.25%	11.72%	07/02/2027		14,550	14,416	14,295	7.6%	(13)

Investment (2), (4), (12), (14), (23), (24)	Address	Industry	Investment Type	Reference Rate and Spread (1)	Interest Rate	Maturity	% of Class Held	Principal /Par/ Shares (++)	Cost	Fair Value	Percentage of Net Assets	Footnotes
H.W. Lochner, Inc. (Revolver)	225 West Washington Street, 12th Floor, Chicago, Il 60606	Services: Business	First Lien/Senior Secured Debt	SOFR + 6.25%	11.23%	07/02/2027		8,000	7,927	7,860	4.2%
H-CA II, LLC	P.O. Box 4980 Caguas, PR 00726	Banking, Finance, Insurance & Real Estate	First Lien/Senior Secured Debt	—	—	04/01/2024		1,808	1,808	1,804	1.0%
HDC/HW Intermediate Holdings, LLC - Term Loan A	620 Division Street, Elizabeth, NJ 07207	High Tech Industries	First Lien/Senior Secured Debt	SOFR + 1.00%, 2.50% PIK	8.75%	06/21/2026		5,560	4,812	4,736	2.5%
HDC/HW Intermediate Holdings, LLC - Term Loan B	620 Division Street, Elizabeth, NJ 07207	High Tech Industries	First Lien/Senior Secured Debt	—	—	06/21/2026		3,876	940	0	0.0%	(5)
Help Systems Holdings, Inc.	11095 Viking Drive Suite 100, Eden Prairie, MN 55344	High Tech Industries	First Lien/Senior Secured Debt	SOFR + 4.00%	8.95%	11/19/2026		1,959	1,867	1,873	1.0%	(13)(15)
Hollander Intermediate LLC	901 Yamato Road, Suite 250, Boca Raton, FL 33431	Consumer goods: Durable	First Lien/Senior Secured Debt	SOFR + 8.75%	13.71%	09/19/2026		5,548	5,462	4,772	2.5%	(13)
IDC Infusion Services LLC	1726 Cole Blvd. Suite 250, Lakewood, CO 80401	Healthcare & Pharmaceuticals	First Lien/Senior Secured Debt	SOFR + 6.50%	11.55%	07/07/2028		2,906	2,843	2,861	1.5%	(13)(20)
Ivanti Software, Inc.	10377 South Jordan Gateway Suite 110, South Jordan, UT 84095	High Tech Industries	First Lien/Senior Secured Debt	SOFR + 4.25%	9.83%	12/01/2027		980	839	835	0.4%	(13)(15)
JO ET Holdings Limited	750 N San Vicente Blvd, West Hollywood, CA 90069	Telecommunications	First Lien/Senior Secured Debt	SOFR + 6.00%, 7.00% PIK	17.94%	12/15/2026		2,290	2,272	2,335	1.2%	(3)
Keg Logistics LLC	9110 E. Nichols Avenue, Suite 105, Centennial, CO 80112	Services: Business	First Lien/Senior Secured Debt	SOFR + 6.25%	11.47%	11/23/2027		11,907	11,814	11,717	6.2%	(13)
Keg Logistics LLC (Revolver)	9110 E. Nichols Avenue, Suite 105, Centennial, CO 80112	Services: Business	First Lien/Senior Secured Debt	SOFR + 6.25%	11.50%	11/23/2027		872	859	858	0.5%

Investment (2), (4), (12), (14), (23), (24)	Address	Industry	Investment Type	Reference Rate and Spread (1)	Interest Rate	Maturity	% of Class Held	Principal /Par/ Shares (++)	Cost	Fair Value	Percentage of Net Assets	Footnotes
Lifescan Global Corporation	825 East Middlefield Road, Mountain View, CA 94043	Healthcare & Pharmaceuticals	First Lien/Senior Secured Debt	SOFR + 6.50%	11.73%	12/31/2026		2,219	2,133	924	0.5%	(13)(15)
Luminii LLC	30736 Wiegman Road, Hayward, CA 94544	Construction & Building	First Lien/Senior Secured Debt	SOFR + 7.35%	12.68%	04/11/2025		5,888	5,888	5,888	3.1%	(13)
Luminii LLC (Revolver)	30736 Wiegman Road, Hayward, CA 94544	Construction & Building	First Lien/Senior Secured Debt	SOFR + 7.35%	12.68%	04/11/2025		343	343	343	0.2%	(13)(20)
MAG DS Corp.	3923 Ranchero Drive, Ann Arbor, MI 48108	Aerospace and Defense	First Lien/Senior Secured Debt	SOFR + 5.50%	10.20%	04/01/2027		3,634	3,391	3,435	1.8%	(13)(15)
Money Transfer Acquisition Inc.	10777 Westheimer Rd. Suite 1040, Houston, TX 77042	Finance	First Lien/Senior Secured Debt	SOFR + 8.25%	13.20%	12/14/2027		8,672	8,560	8,487	4.5%	(13)
Morae Global Corporation	811 Louisiana St Ste 1020, Houston, TX 77002	IT Consulting & Other Services	First Lien/Senior Secured Debt	SOFR + 8.00%	13.43%	10/26/2026		2,206	2,106	2,164	1.2%	(13)
Morae Global Corporation (Revolver)	811 Louisiana St Ste 1020, Houston, TX 77002	IT Consulting & Other Services	First Lien/Senior Secured Debt	SOFR + 8.00%	—	10/26/2026		0	-8	-4	0.0%	(20)
MSM Acquisitions, Inc.	401 City Avenue, Bala Cynwyd, PA 19004	Services: Business	First Lien/Senior Secured Debt	SOFR + 6.00%	11.06%	12/09/2026		9,877	9,847	9,174	4.9%	(13)
Neptune Bidco US Inc.	675 Avenue of the Americas, New York, NY 10010	Media: Broadcasting & Subscription	First Lien/Senior Secured Debt	SOFR + 5.00%	10.40%	04/11/2029		2,469	2,272	2,324	1.2%	(13)(15)
Netwrix Corporation	6160 Warren Parkway, Suite 100, Frisco, TX, 75034	High Tech Industries	First Lien/Senior Secured Debt	SOFR + 5.50%	10.56%	06/09/2029		4,259	4,243	4,209	2.2%	(13)
Netwrix Corporation (Revolver)	6160 Warren Parkway, Suite 100, Frisco, TX, 75034	High Tech Industries	First Lien/Senior Secured Debt	SOFR + 5.00%	—	06/09/2029		0	-8	-14	0.0%	(20)
One Stop Mailing LLC	601 Regency Drive, Glendale Heights, IL 60139	Transportation: Consumer	First Lien/Senior Secured Debt	SOFR + 6.25%	11.21%	04/29/2027		7,490	7,423	7,487	4.0%	(13)
PhyNet Dermatology LLC	302 Innovation Drive Suite 400, Franklin, TN 37067	Healthcare & Pharmaceuticals	First Lien/Senior Secured Debt	SOFR + 6.50%	11.78%	10/20/2029		1,297	1,269	1,283	0.7%	(20)

Investment (2), (4), (12), (14), (23), (24)	Address	Industry	Investment Type	Reference Rate and Spread (1)	Interest Rate	Maturity	% of Class Held	Principal /Par/ Shares (++)	Cost	Fair Value	Percentage of Net Assets	Footnotes
Pomeroy Technologies, LLC (Senior A)	1020 Petersburg Rd, Hebron, KY 41048	High Tech Industries	First Lien/Senior Secured Debt	—	—	04/04/2026		1,838	1,650	0	0.0%	(5)
Pomeroy Technologies, LLC (Senior B)	1020 Petersburg Rd, Hebron, KY 41048	High Tech Industries	First Lien/Senior Secured Debt	—	—	04/04/2026		1,680	1,542	0	0.0%	(5)
Pomeroy Technologies, LLC (Super Senior A)	1020 Petersburg Rd, Hebron, KY 41048	High Tech Industries	First Lien/Senior Secured Debt	—	10.00 PIK %	04/04/2026		455	454	451	0.2%
Pomeroy Technologies, LLC (Super Senior B)	1020 Petersburg Rd, Hebron, KY 41048	High Tech Industries	First Lien/Senior Secured Debt	—	9.00 PIK %	04/04/2026		1,350	1,345	1,031	0.5%
Premier Imaging, LLC	100 E campus View Blvd Ste 100, Columbus, OH	Healthcare & Pharmaceuticals	First Lien/Senior Secured Debt	SOFR + 7.57%	12.87%	01/02/2025		2,570	2,563	2,289	1.2%	(13)
Project Castle, Inc.	131 Griffin Way, Mt. Washington, KY 40047	Transportation: Cargo	First Lien/Senior Secured Debt	SOFR + 5.62%	10.91%	06/08/2029		3,027	2,812	2,778	1.5%	(13)(15)
Project Leopard Holdings, Inc.	15211 Laguna Canyon Road, Irvine, CA 92618	High Tech Industries	First Lien/Senior Secured Debt	SOFR + 5.25%	10.60%	07/20/2029		5,710	5,436	5,146	2.7%	(13)(15)
PVHC Holding Corp	41 Spring Street, New Providence, NJ 07974	Containers, Packaging and Glass	First Lien/Senior Secured Debt	SOFR + 6.00%, 0.75% PIK	11.54%	02/17/2027		2,731	2,730	2,680	1.4%	(13)
Radius Aerospace, Inc.	32125 Solon Road, Suite 100, Solon, OH 44139	Aerospace and Defense	First Lien/Senior Secured Debt	SOFR + 6.00%	10.75%	03/29/2027		6,079	6,068	6,033	3.2%	(13)
Reception Purchaser, LLC	951 Thorndale Avenue, Bensenville, IL 60106	Transportation: Cargo	First Lien/Senior Secured Debt	SOFR + 6.00%	10.75%	03/24/2028		4,394	4,327	2,065	1.1%	(13)(15)
Riskonnect Parent LLC	380 Interstate North Pkwy SE Suite 400, Atlanta, GA 30339	Application Software	First Lien/Senior Secured Debt	SOFR + 5.50%	10.25%	12/07/2028		1,219	1,164	1,154	0.6%	(13)(20)
Robertshaw US Holding Corp.	5425 Wisconsin Avenue, Suite 200, Chevy Chase, MD 20815	Capital Equipment	First Lien/Senior Secured Debt	—	0%	09/23/2024		147	140	147	0.1%

Investment (2), (4), (12), (14), (23), (24)	Address	Industry	Investment Type	Reference Rate and Spread (1)	Interest Rate	Maturity	% of Class Held	Principal /Par/ Shares (++)	Cost	Fair Value	Percentage of Net Assets	Footnotes
South Street Securities Holdings, Inc	6800 East 163rd Street, Belton, MO 64012	Banking, Finance, Insurance & Real Estate	First Lien/Senior Secured Debt	—	9%	09/20/2027		3,150	2,838	2,489	1.3%
Sundance Holdings Group, LLC	11726 San Vicente Blvd., Suite 300, Los Angeles, CA 90049	Retail	First Lien/Senior Secured Debt	SOFR + 7.82%, 1.68% PIK	14.81%	06/30/2025		6,639	6,638	6,192	3.3%
Symplr Software, Inc.	315 Capitol St., Suite 100, Houston, TX 77002	Healthcare & Pharmaceuticals	First Lien/Senior Secured Debt	SOFR + 4.50%	9.85%	12/22/2027		1,657	1,655	1,518	0.8%	(13)(15)
Synamedia Americas Holdings, Inc.	3500 Hyland Avenue, Costa Mesa, CA 92626	Interactive Media & Services	First Lien/Senior Secured Debt	SOFR + 7.75%	12.35%	12/05/2028		2,645	2,568	2,589	1.4%	(13)
TA/WEG Holdings, LLC	505 N. Highway 169, Suite 900, Plymouth, MN 55441	Banking, Finance, Insurance & Real Estate	First Lien/Senior Secured Debt	SOFR + 5.50%	10.68%	10/02/2027		9,568	9,583	9,568	5.1%	(13)
TA/WEG Holdings, LLC (Revolver)	505 N. Highway 169, Suite 900, Plymouth, MN 55441	Banking, Finance, Insurance & Real Estate	First Lien/Senior Secured Debt	SOFR + 6.00%	—	10/02/2027		0	-2	0	0.0%	(20)
Tactical Air Support, Inc.	14505 Mount Anderson Street, Reno, NC 89506	Aerospace and Defense	First Lien/Senior Secured Debt	SOFR + 8.50%	13.91%	12/22/2028		2,000	1,964	1,980	1.1%	(13)(20)
TLE Holdings, LLC	4000 Legato Road, 9th Floor, Fairfax, VA 22033	Healthcare, Education and Childcare	First Lien/Senior Secured Debt	SOFR + 5.50%	10.45%	06/29/2026		6,132	6,129	6,121	3.3%	(13)
VBC Spine Opco LLC (DxTx Pain and Spine LLC)	431 Summit St Ste 101, Elgin, IL, 60120	Healthcare & Pharmaceuticals	First Lien/Senior Secured Debt	SOFR + 8.00%	13.45%	06/14/2028		4,612	4,532	4,558	2.4%	(20)
VBC Spine Opco LLC (DxTx Pain and Spine LLC) (Revolver)	431 Summit St Ste 101, Elgin, IL, 60120	Healthcare & Pharmaceuticals	First Lien/Senior Secured Debt	SOFR + 8.00%	—	06/14/2028		0	-6	-4	0.0%	(20)
Second Lien/Senior Secured Debt - 13.3%
American Academy Holdings, LLC	2222 Sedwick Drive, Durham, NC 27713	Healthcare & Pharmaceuticals	Second Lien/Senior Secured Debt	—	14.50 PIK %	03/01/2028		6,574	6,496	6,196	3.3%

Investment (2), (4), (12), (14), (23), (24)	Address	Industry	Investment Type	Reference Rate and Spread (1)	Interest Rate	Maturity	% of Class Held	Principal /Par/ Shares (++)	Cost	Fair Value	Percentage of Net Assets	Footnotes
Confluence Technologies, Inc.	233 Wilshire Blvd, Suite 800, Santa Monica, CA 90401	Services: Business	Second Lien/Senior Secured Debt	SOFR + 6.50%	11.25%	07/23/2029		4,000	3,982	3,590	1.9%	(13)
Dcert Buyer, Inc.	131 Griffin Way, Mount Washington, KY 40047	High Tech Industries	Second Lien/Senior Secured Debt	SOFR + 7.00%	11.85%	02/16/2029		5,400	5,392	4,690	2.5%	(13)(15)
Idera, Inc.	2950 North Loop Freeway West, Suite 700, Houston, TX 77042	High Tech Industries	Second Lien/Senior Secured Debt	SOFR + 6.75%	12.15%	02/04/2029		2,024	2,013	1,992	1.1%	(13)
Ivanti Software, Inc.	10377 South Jordan Gateway Suite 110, South Jordan, UT 84095	High Tech Industries	Second Lien/Senior Secured Debt	SOFR + 7.25%	12.83%	12/01/2028		6,000	5,971	3,880	2.1%	(13)(15)
Project Leopard Holdings, Inc.	15211 Laguna Canyon Road, Irvine, CA 92618	High Tech Industries	Second Lien/Senior Secured Debt	SOFR + 7.75%	13%	07/20/2030		5,000	4,928	4,430	2.4%
Robertshaw US Holding Corp.	5425 Wisconsin Avenue, Suite 200, Chevy Chase, MD 20815	Capital Equipment	Second Lien/Senior Secured Debt	—	—	02/28/2026		3,000	2,976	178	0.1%	(5)
Subordinated Debt - 0.9%
Lucky Bucks Holdings LLC	5820 Live Oak Parkway, Suite 300, Norcross, GA 30071	Hotel, Gaming & Leisure	Subordinated Debt	—	—	05/29/2028		6,258	5,565	1,212	0.6%	(5)
DeltaDx Limited, LP (Money Transfer Acquisition Inc.)	10777 Westheimer Rd. Suite 1040, Houston, Tx 77042	Finance	Subordinated Debt	—	15.00 PIK %	06/30/2028		484	484	484	0.3%
TRSO II, Inc.	2700 E. Interstate 20 P.O. Box 2488, Odessa, TX 79760	Energy: Oil & Gas	Subordinated Debt	—	—	01/24/2025		76	76	0	0.0%	(5)
Collateralized Loan Obligations - 3.6%
Catamaran CLO 2014-1 Ltd.	655 Broad Street 8th Floor, Newark, NJ 07102	CLO Fund Securities	Collateralized Loan Obligations	—	85.11%	04/20/2030	22.2%	15,161	120	120	0.1%	(3)(7)(10)

Investment (2), (4), (12), (14), (23), (24)	Address	Industry	Investment Type	Reference Rate and Spread (1)	Interest Rate	Maturity	% of Class Held	Principal /Par/ Shares (++)	Cost	Fair Value	Percentage of Net Assets	Footnotes
Catamaran CLO 2018-1 Ltd	Boundary Hall, Cricket Square PO Box 1093 Grand Cayman, Ky1-1102 Cayman Islands	CLO Fund Securities	Collateralized Loan Obligations	—	7.91%	10/27/2031	24.8%	10,000	3,339	2,832	1.5%	(3)(7)(10)
Dryden 30 Senior Loan Fund	Boundary Hall, Cricket Square PO Box 1093 Grand Cayman, Ky1-1102 Cayman Islands	CLO Fund Securities	Collateralized Loan Obligations	—	8.54%	11/01/2028	6.8%	3,250	170	170	0.1%	(3)(7)(10)
JMP Credit Advisors CLO IV LTD	75 Fort Street, P.O. Box 1350 Grand Cayman KY1 1108, Cayman Islands	CLO Fund Securities	Collateralized Loan Obligations	—	15.3%	07/17/2029	57.2%	18,407	740	698	0.4%	(3)(7)(10)
JMP Credit Advisors CLO V LTD	75 Fort Street, P.O. Box 1350 Grand Cayman KY1 1108, Cayman Islands	CLO Fund Securities	Collateralized Loan Obligations	—	10.88%	07/17/2030	57.2%	17,074	3,512	2,966	1.6%	(3)(7)(10)
Preferred Stock and Units - 3.9%
4L Ultimate Topco Corporation	4200 Columbus Street, Ottawa, IL 61350	Services: Business	Preferred Stock and Units	—	—		0.3%	321	29	0	0.0%
AAPC Holdings, LLC	2222 Sedwick Drive, Durham, NC 27713	Healthcare & Pharmaceuticals	Preferred Stock and Units	—	18.00 PIK %		0.1%	146,214	4	218	0.1%	(22)(25)
Advantage Capital Holdings LLC	415 Bedford Road - Suite 102, Pleasantville, NY, 10570	Banking, Finance, Insurance & Real Estate	Preferred Stock and Units	—	12.50 PIK %		0.4%	2,709,329	2,709	2,709	1.4%	(22)(25)
Aperture Dodge 18 LLC	10777 Westheimer Rd. Suite 1040, Houston, TX 77042	Banking, Finance, Insurance & Real Estate	Preferred Stock and Units	—	—		1.3%	3,072,634	3,073	2,919	1.6%
Epilog Partners SPV III, LLC (Care Connectors Medical Group)	4695 MacArthur Court, Suite 1112A, Newport Beach, CA 92660	Healthcare & Pharmaceuticals	Preferred Stock and Units	—	—		0.7%	1,173,118	1,173	1,194	0.6%	(20)(22)
Prosper Marketplace	P.O. Box 396081, San Francisco, CA 94139	Consumer goods: Durable	Preferred Stock and Units	—	—		2.6%	912,865	279	324	0.2%	(6)

Investment (2), (4), (12), (14), (23), (24)	Address	Industry	Investment Type	Reference Rate and Spread (1)	Interest Rate	Maturity	% of Class Held	Principal /Par/ Shares (++)	Cost	Fair Value	Percentage of Net Assets	Footnotes
Common Stock and Membership Units - 4.3%
AAPC Holdings, LLC	2222 Sedwick Drive, Durham, NC 27713	Healthcare & Pharmaceuticals	Common Stock and Membership Units	—	—		0.1%	0	0	426	0.2%	(22)
Advantage Capital Holdings LLC - Class A Units	415 Bedford Road - Suite 102, Pleasantville, NY, 10570	Banking, Finance, Insurance & Real Estate	Common Stock and Membership Units	—	—		0.6%	822	500	1,948	1.0%	(22)
Anthem Sports & Entertainment Inc. - Class A Warrant	8269 E. 23rd Ave, Denver, CO 80238	Media: Broadcasting & Subscription	Common Stock and Membership Units	—	—		0.9%	510	46	0	0.0%
Anthem Sports & Entertainment Inc. - Class B Warrant	8269 E. 23rd Ave, Denver, CO 80238	Media: Broadcasting & Subscription	Common Stock and Membership Units	—	—		0.9%	88	0	0	0.0%
Anthem Sports & Entertainment Inc. - Warrant for CS	8269 E. 23rd Ave, Denver, CO 80238	Media: Broadcasting & Subscription	Common Stock and Membership Units	—	—		0.7%	1,644	0	0	0.0%
ATP Oil & Gas Corporation	4600 Post Oak Place, Suite 100, Houston, TX, 77027	Energy: Oil & Gas	Common Stock and Membership Units	—	—		5.0%	0	0	0	0.0%	(11)
Carestream Health Holdings, Inc.	150 Verona Street, Rochester, NY 14608	Healthcare & Pharmaceuticals	Common Stock and Membership Units	—	—		0.0%	4,099	53	124	0.1%
Centric Brands, L.P.	350 Fifth Ave, Empire State Building, 6th Floor, New York, NY 10118	Machinery (Non-Agrclt/Constr/Electr)	Common Stock and Membership Units	—	—		0.8%	81,770	746	1,606	0.9%	(13)
DxTx Pain and Spine LLC	431 Summit St Ste 101, Elgin, IL, 60120	Healthcare & Pharmaceuticals	Common Stock and Membership Units	—	—		0.5%	158,166	258	274	0.1%	(22)
Everyware Global, Inc.	519 N. Pierce Avenue, Lancaster, OH 43130	Consumer goods: Durable	Common Stock and Membership Units	—	—		1.3%	1,085,565	346	344	0.2%	(16)
FP WRCA Coinvestment Fund VII, Ltd. - Class A	2400 W75th St., Prairie Village, KS 66208	Capital Equipment	Common Stock and Membership Units	—	—		0.2%	100	1,500	1,029	0.5%	(3)(7)

Investment (2), (4), (12), (14), (23), (24)	Address	Industry	Investment Type	Reference Rate and Spread (1)	Interest Rate	Maturity	% of Class Held	Principal /Par/ Shares (++)	Cost	Fair Value	Percentage of Net Assets	Footnotes
Fusion Connect, Inc.	420 Lexington Ave., Suite 1718, New York, NY 10170	Telecommunications	Common Stock and Membership Units	—	—		3.1%	14	866	0	0.0%	(13)
Fusion Connect, Inc. - Warrant	420 Lexington Ave., Suite 1718, New York, NY 10170	Telecommunications	Common Stock and Membership Units	—	—		3.1%	811,572	0	0	0.0%
HDC/HW Holdings, LLC	620 Division Street, Elizabeth, NJ 07207	High Tech Industries	Common Stock and Membership Units	—	—		1.5%	148,826	0	0	0.0%
LB NewHoldCo LLC	5820 Live Oak Parkway, Suite 300, Norcross, GA 30071	Hotel, Gaming & Leisure	Common Stock and Membership Units	—	—		1.0%	96,523	1,441	1,217	0.6%	(13)
Morae Global Holdings Inc. - Warrant	811 Louisiana St Ste 1020, Houston, TX 77002	IT Consulting & Other Services	Common Stock and Membership Units	—	—		4.2%	1	87	131	0.1%
Ohene Holdings B.V. - Warrant	1020 Petersburg Rd, Hebron, KY 41048	High Tech Industries	Common Stock and Membership Units	—	—		0.0%	4	0	0	0.0%	(3)(7)
Roscoe Investors, LLC - Class A	21973 Commerce Parkway, Strongsville, OH 44149	Healthcare & Pharmaceuticals	Common Stock and Membership Units	—	—		0.8%	10,000	1,000	498	0.3%
South Street Securities Holdings, Inc - Warrant	6800 East 163rd Street, Belton, MO 64012	Banking, Finance, Insurance & Real Estate	Common Stock and Membership Units	—	—		3.6%	3,966	455	450	0.2%
Sundance Holdings Group, LLC	11726 San Vicente Blvd., Suite 300, Los Angeles, CA 90049	Retail	Common Stock and Membership Units	—	—		1.5%	14,603	0	0	0.0%
World Business Lenders, LLC	101 Hudson Street, 33rd Floor, Jersey City, NJ 07302	Banking, Finance, Insurance & Real Estate	Common Stock and Membership Units	—	—		0.3%	49,209	0	0	0.0%	(7)
Derivatives - 0.0%(19)
Advantage Capital Holdings LLC	415 Bedford Road - Suite 102, Pleasantville, NY, 10570	Banking, Finance, Insurance & Real Estate	Derivatives	—	—			164	0	0	0.0%	(7)(22)
Epilog Partners LP (Care Connectors Medical Group)	4695 MacArthur Court, Suite 1112A Newport Beach, CA 92660	Healthcare & Pharmaceuticals	Derivatives	—	—			1,166,667	0	0	0.0%	(7)(22)

Investment (2), (4), (12), (14), (23), (24)	Address	Industry	Investment Type	Reference Rate and Spread (1)	Interest Rate	Maturity	% of Class Held	Principal /Par/ Shares (++)	Cost	Fair Value	Percentage of Net Assets	Footnotes
HDNet Holdco LLC (Anthem)	8269 E. 23rd Ave, Denver, CO 80238	Media: Broadcasting & Subscription	Derivatives	—	—			0	31	0	0.0%	(7)
Total Investments in Non-Control, Non-Affiliate Portfolio Companies
Investments in Affiliate Portfolio Companies - 31.1%(17)
First Lien/Senior Secured Debt - 4.2%
PMP OPCO, LLC (Princeton Medspa Partners, LLC)	944 Main Street, Branford, CT 06405	Services: Consumer	First Lien/Senior Secured Debt	SOFR + 8.50%	13.35%	05/31/2029		1,683	1,641	1,631	0.9%	(13)(20)
PMP OPCO, LLC (Princeton Medspa Partners, LLC) (Revolver)	944 Main Street, Branford, CT 06405	Services: Consumer	First Lien/Senior Secured Debt	SOFR + 8.50%	—	05/31/2029		0	-3	-4	0.0%	(20)
Riddell, Inc.	1700 W. Higgins Road Suite 500, Des Plaines, IL 66018	Consumer goods: Durable	First Lien/Senior Secured Debt	SOFR + 6.00%	11.17%	03/29/2029		6,284	6,182	6,207	3.3%	(13)(20)
Second Lien/Senior Secured Debt- 2.1%
Northeast Metal Works LLC	410 John Downey Drive, New Britain, CT 06051	Metals & Mining	Second Lien/Senior Secured Debt	—	8%	04/05/2028		4,500	4,500	3,429	1.8%
Northeast Metal Works LLC	410 John Downey Drive, New Britain, CT 06051	Metals & Mining	Second Lien/Senior Secured Debt	—	8%	01/01/2025		500	500	500	0.3%
Joint Ventures- 20.9%
Series A-Great Lakes Funding II LLC	650 Madison Ave Fl 3, New York, NY 10022	Joint Venture	Joint Venture	—	—			38,318	38,318	39,276	20.9%	(7)(9)(20)(26)

Investment (2), (4), (12), (14), (23), (24)	Address	Industry	Investment Type	Reference Rate and Spread (1)	Interest Rate	Maturity	% of Class Held	Principal /Par/ Shares (++)	Cost	Fair Value	Percentage of Net Assets	Footnotes
Preferred Stock and Units - 3.1%
BMP Slappey Holdco, LLC	4260 Cahaba Heights Court, Suite 100, Birmingham, AL 35243	Telecommunications	Preferred Stock and Units	—	—		1.8%	200,000	467	626	0.3%	(21)
BMP Slappey Investment II	4260 Cahaba Heights Court, Suite 100, Birmingham, AL 35243	Telecommunications	Preferred Stock and Units	—	—		8.9%	88,946	208	278	0.1%	(21)
EBSC Holdings LLC (Riddell, Inc.)	1700 W. Higgins Road Suite 500, Des Plaines, IL 66018	Consumer goods: Durable	Preferred Stock and Units	—	10.00% PIK		1.6%	2,100,969	2,075	2,096	1.1%	(25)
GreenPark Infrastructure, LLC - Series A	221 River St, Hoboken, NJ 07030	Energy: Electricity	Preferred Stock and Units	—	—		10.0%	1,000	500	500	0.3%	(22)
Northeast Metal Works LLC - Preferred	410 John Downey Drive, New Britain, CT 06051	Metals & Mining	Preferred Stock and Units	—	—		50.3%	2,368	0	0	0.0%	(21)
Northeast Metal Works LLC - Class O Preferred	410 John Downey Drive, New Britain, CT 06051	Metals & Mining	Preferred Stock and Units	—	10.00% PIK		100.0%	4,950,000	4,950	1,273	0.7%	(21)(25)
Princeton Medspa Partners, LLC	944 Main Street, Branford, CT 06405	Services: Consumer	Preferred Stock and Units	—	12.50% PIK		2.5%	1,032	1,032	987	0.5%	(22)(25)
Common Stock and Membership Units - 0.9%
GreenPark Infrastructure, LLC - Series M-1	221 River St, Hoboken, NJ 07030	Energy: Electricity	Common Stock and Membership Units	—	—		50.0%	500	171	172	0.1%	(20)(22)
Kleen-Tech Acquisition, LLC	7100 Broadway, Suite 6-L, Denver, CO 80221	Services: Business	Common Stock and Membership Units	—	—		5.2%	250,000	1,264	1,490	0.8%	(21)
Princeton Medspa Partners, LLC - Warrant	944 Main Street, Branford, CT 06405	Services: Consumer	Common Stock and Membership Units	—	—		2.5%	0	0	46	0.0%	(22)
Derivatives - 0.0%(19)
Princeton Medspa Partners, LLC	944 Main Street, Branford, CT 06405	Services: Consumer	Derivatives	—	—			1,000,000	0	0	0.0%	(7)(22)

Investment (2), (4), (12), (14), (23), (24)	Address	Industry	Investment Type	Reference Rate and Spread (1)	Interest Rate	Maturity	% of Class Held	Principal /Par/ Shares (++)	Cost	Fair Value	Percentage of Net Assets	Footnotes
Total Investments in Affiliate Portfolio Companies
Investments in Controlled Afilliated Portfolio Companies - 6.9%(8)
Subordinated Debt - 0.0%
ProAir, LLC	3260 Eagle Park Dr., NE, #100, Grand Rapids, MI 49525	Capital Equipment	Subordinated Debt	—	—	01/31/2023		2,020	1,931	0	0.0%	(5)
Common Stock and Membership Units - 0.0%
ProAir HoldCo, LLC	3260 Eagle Park Dr., NE, #100, Grand Rapids, MI 49525	Capital Equipment	Common Stock and Membership Units	—	—		39.3%	2,749,997	4,261	0	0.0%
Joint Ventures - 6.9%
KCAP Freedom 3 LLC	650 Madison Ave Fl 3, New York, NY 10022	Joint Venture	Joint Venture	—	—		62.8%	27,220	25,835	13,012	6.9%	(7)
Asset Manager Affiliates - 0.0%
Asset Management Company	650 Madison Ave Fl 3, New York, NY 10022	Asset Management Company	Asset Management Company	—	—		100.0%	0	17,791	0	0.0%	(7)
Total Investments in Controlled Affiliated Portfolio Companies
Total Investments - 228.2%

(1)

A majority of the variable rate loans in the Company’s investment portfolio bear interest at a rate that may be determined by reference to either SOFR or an alternate Base Rate (commonly based on the Federal Funds Rate or the Prime Rate), which typically resets semi-annually, quarterly, or monthly at the borrower’s option. The borrower may also elect to have multiple interest reset periods for each September 30, 2024 loan. SOFR loans are typically indexed to 12 month, 6 month, 3 month, 2 month or 1 month SOFR rates. For each such loan, the Company has provided the weighted average annual stated interest rate in effect at September 30, 2024. As noted in the table above, 88.5% (based on par) of debt securities with floating rates contain floors which range between 0.50% and 5.25%.

(2)

Reflects the fair market value of all investments as of September 30, 2024 as determined in good faith using significant unobservable inputs by the Adviser in its role as “valuation designee” in accordance with Rule 2a-5 under the 1940 Act, pursuant to valuation policies and procedures that have been approved by the Board.

(3)	Non-U.S. company or principal place of business outside the U.S.
(4)

The aggregate cost of investments for federal income tax purposes is approximately $514.2 million. The aggregate gross unrealized appreciation is approximately $32.2 million, the aggregate gross unrealized depreciation is approximately $2.8 million, and the net unrealized appreciation is approximately $29.4 million.

(5)	Loan or debt security is on non-accrual status and therefore is considered non-income producing.
(6)

Held through Garrison Capital Equity Holdings II LLC and net of non-controlling member’s interest of 17.5% pursuant to the Amended and Restated Limited Liability Company Agreement of Garrison Capital Equity Holdings II LLC.

(7)

The investment is treated as a non-qualifying asset under Section 55(a) of the 1940 Act. Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time the acquisition is made, qualifying assets represent at least 70% of our total assets. As of September 30, 2024, qualifying assets represent 87.0% of the Company’s total assets and non-qualifying assets represent 13.0% of the Company’s total assets.

(8)

As defined in the 1940 Act, the Company is deemed to be both an “Affiliated Person” and has “Control” of this portfolio company as the Company owns more than 25% of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of such portfolio company.

(9)	Non-voting.
(10)

CLO Subordinated Investments are entitled to periodic distributions which are generally equal to the remaining cash flow of the payments made by the underlying fund’s investments less contractual payments to debt holders and fund expenses. The estimated annualized effective yield indicated is based upon a current projection of the amount and timing of these distributions. Such projections are updated on a quarterly basis and the estimated effective yield is adjusted prospectively.

(11)	This investment receives a 5% royalty interest on oil being produced on certain fields. All production payments received are being applied to the cost basis and are considered return of capital.
(12)	All investments valued using unobservable inputs (Level III), unless otherwise noted.
(13)	As of September 30, 2024, this investment is pledged to secure the Company’s debt obligations.
(14)

The Company’s investments are generally acquired in private transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) and, therefore, are generally subject to limitations on resale, and may be deemed to be “restricted securities” under the Securities Act of 1933.

(15)	This investment is classified as Level II.
(16)	This investment is held by the Company’s wholly-owned subsidiary Garrison Capital Equity Holdings XI LLC.
(17)

Under the 1940 Act, the Company is deemed to be an “Affiliated Person” of, as defined in the 1940 Act, this portfolio company as the Company owns at least 5% of the portfolio company’s outstanding voting securities or is under common control with such portfolio company.

(18)	Not used.
(19)	Information related to the Company’s derivatives is presented below as of September 30, 2024:

($ in thousands)
Description	Counterparty	Number of shares	Notional amount	Exercise price	Expiration date	Value
Call option	HDNet Holdco LLC	0.2	$8	0.01	N/A	—

Description	Counterparty	Number of shares	Notional amount	Exercise price	Expiration date	Value
Put option	Advantage Capital Holdings LLC	164	$563	20	N/A	—
Put option	Epilog Partners LP (Care Connectors Medical Group)	1,166,667	$—	—	N/A	—
Put option	Princeton Medspa Partners, LLC	1,000,000	$1,000	2	N/A	—

(20)

Debt security has an unfunded commitment in addition to the amounts shown in the Consolidated Schedule of Investments. See “Notes to Consolidated Financial Statements — Note 8. Commitments and Contingencies” in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q for additional information on the Company’s commitments and contingencies.

(21)	This investment is owned by HCAP Equity Holdings, LLC, one of the Company’s taxable blocker subsidiaries.
(22)	This investment is held by PTMN Sub Holdings LLC, one of the Company’s taxable blocker subsidiaries.
(23)	All debt investments are income producing, unless otherwise noted. Equity and warrant investments are non-income producing, unless otherwise noted.
(24)	Percentages are based on net assets as of September 30, 2024.
(25)	The equity investment is income producing.
(26)	The investment is valued at the NAV of the underlying fund.
(++)	Par amount is presented for debt investments, while the number of shares or units owned is presented for equity investments.

LEGAL PROCEEDINGS

The Company is not currently a party to any material legal proceedings except as set forth below.

Harvest Capital Credit Corporation (“HCAP”) and certain of its officers and directors as well as JMP Group LLC were named as defendants in two putative stockholder class action lawsuits, both filed in the Court of Chancery in the State of Delaware, captioned Stewart Thompson v. Joseph Jolson, et al., Case No. 2021-0164 and Ronald Tornese v. Joseph Jolson, et al., Case No. 2021-0167 (the “Delaware Actions”). The complaints in the Delaware Actions allege certain breaches of fiduciary duties against the defendants as well as aiding and abetting claims against JMP Group LLC and HCAP’s Chief Executive Officer concerning HCAP’s proposed merger with the Company and acquisition sub that resulted in the merger with and into the Company.

On June 9, 2021, HCAP merged with and into the Company with the Company as the surviving corporation. As a result, the Company became responsible for any claims against HCAP as well as for any advancement and/or indemnification owed to the former officers and directors of HCAP. On or about May 10, 2022, plaintiffs in the Delaware Actions filed a consolidated amended complaint seeking damages against defendants for allegedly breaching their fiduciary duties in connection with the proposed merger. On or about May 31, 2022, defendants moved to dismiss the Delaware Actions.

Thereafter, in December 2022, plaintiffs in the Delaware Actions again amended their complaint, and defendants again moved to dismiss the Delaware Action. On June 7, 2023, the Court heard oral argument on defendants’ motions to dismiss. The Court dismissed all claims against HCAP’s former independent directors but denied the motions of the remaining defendants.

On February 26, 2024, the parties in the Delaware Actions entered into a stipulation of settlement pursuant to which all claims will be dismissed with prejudice, subject to approval by the Court. On July 2, 2024, the Court held a settlement hearing and approved the settlement. The claims asserted against the defendants were dismissed with prejudice. The Company will not be responsible for paying any portion of the settlement amount, either directly or through indemnification of former officers or directors of HCAP.

FINANCIAL STATEMENTS

The information in “Item 8. Financial Statements and Supplementary Data” in the Company’s most recent Annual Report on Form 10-K and “Part 1, Item 1. Financial Statements” in the Company’s most recent Quarterly Report on Form 10-Q is incorporated by reference herein. The financial data should be read in conjunction with the Company’s consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as incorporated by reference herein.

MANAGEMENT

The information contained under “Director and Executive Officer Information,” “Director Compensation,” “Executive Compensation,” and “Security Ownership of Certain Beneficial Owners and Management” of our most recent Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2024 (“most recent Definitive Proxy Statement on Schedule 14A”), and under “Item 1. Business — Advisory Agreement — Board Approval of the Advisory Agreement” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations — Expenses” of our most recent Annual Report on Form 10-K, and under “Notes to Consolidated Financial Statements — Note 5. Related Party Transactions — Board Approval of the Advisory Agreement” and “Part 1, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations — Expenses” of our most recent Quarterly Report on Form 10-Q is incorporated by reference herein.

PORTFOLIO MANAGEMENT

The management of our investment portfolio is the responsibility of Sierra Crest and our investment team (the “PTMN Investment Team”). All investment decisions require the majority approval of the PTMN investment committee (the “PTMN Investment Committee”). The PTMN Investment Team sources, identifies and diligences investment opportunities and presents the opportunity to the PTMN Investment Committee for approval. The PTMN Investment Committee is currently comprised of five members of BCP Credit (Ted Goldthorpe, Matthias Ederer, Henry Wang, Ivelin Dimitrov and Patrick Schafer). The PTMN Investment Committee meets regularly to review the opportunities presented by the PTMN Investment Team. Follow-on investments in existing portfolio companies may require the PTMN Investment Committee’s approval beyond that obtained when the initial investment in the company was made. In addition, temporary investments, such as those in cash equivalents, U.S. government securities and other high quality debt investments that mature in one year or less, may require approval by the PTMN Investment Committee. Our Board, including a majority of the Independent Directors, oversees and monitors our investment performance and annually reviews the compensation we pay to the Adviser.

None of the Adviser’s investment professionals receive any direct compensation from us in connection with the management of our portfolio.

Biographical information regarding senior members of the PTMN Investment Committee who are not directors or executive officers is as follows:

Matthias Ederer

Mr. Ederer is a founding partner of BCP Credit, having previously been a partner and founding team member of Wingspan Investment Management, which he joined in 2013. Prior to Wingspan, he spent seven years in Goldman Sachs’ Special Situations Group and Bank Loan Distressed Investing Group in New York and London.

Henry Wang

Mr. Wang is a founding partner of BCP Credit, having formerly been a Partner at Stonerise Capital Partners where he spent over five years. Previously, he worked for over seven years at Goldman Sachs in its Special Situations Group and Investment Banking Division. Mr. Wang also worked for Vulcan Capital (Paul Allen’s investment firm, co-founder of Microsoft) and Thomas Weisel Partners.

Ivelin Dimitrov

Mr. Dimitrov joined BC Partners in 2018 and is a Managing Director in the Credit team. Previously, he was a Partner at Fifth Street Management LLC, where he focused on the investment activities of the firm, including private debt origination and capital markets solutions for financials sponsors and corporate clients.

Material conflicts of interest may arise in connection with the PTMN Investment Committee’s management of our investments and the investments of the other accounts managed by the Adviser and its affiliates. See “Item 1A. Risk Factors —Risks Related to Our Business and Structure — There may be conflicts of interest related to obligations that the Adviser’s senior management and investment team has to other clients” in our most recent Annual Report on Form 10-K, incorporated by reference herein.

Equity Securities

The dollar range of equity securities in us beneficially owned at September 30, 2024 by each portfolio manager is as follows:

Name	Dollar Range of Equity Securities in PTMN(1)
Matthias Ederer	None
Ted Goldthorpe	$100,001—$500,000
Patrick Schafer	$100,001—$500,000
Ivelin Dimitrov	None
Henry Wang	None

(1)

Based on the closing price of PTMN Common Stock on NASDAQ on September 30, 2024 of $18.55 per share. The dollar range of equity securities beneficially owned are: none; $1 – $10,000; $10,001 – $50,000; $50,001 – $100,000; $100,001 – $500,000; $500,001 – $1,000,000; or Over $1,000,000.

Other Accounts Managed

The information below lists the number of other accounts for which each portfolio manager was primarily responsible for the day-to-day management as of September 30, 2024.

Name of PTMN Investment Committee Member	Type of Accounts	Total Number of Other Accounts Managed	Total Assets (in millions)(1)	Number of Accounts for which Advisory Fee is Based on Performance	Total Assets for which Advisory Fee is Based on Performance (in millions)(2)
Matthias Ederer	Registered Investment Companies	5	$780	5	$780
	Other Pooled Investment Vehicles	8	$5,002	8	$5,002
	Other Accounts	3	$846	1	$19
Ted Goldthorpe	Registered Investment Companies	5	$780	5	$780
	Other Pooled Investment Vehicles	8	$5,002	8	$5,002
	Other Accounts	3	$846	1	$19
Patrick Schafer	Registered Investment Companies	5	$780	5	$780
	Other Pooled Investment Vehicles	8	$5,002	8	$5,002
	Other Accounts	3	$846	1	$19
Ivelin Dimitrov	Registered Investment Companies	5	$780	5	$780
	Other Pooled Investment Vehicles	8	$5,002	8	$5,002
	Other Accounts	3	$846	1	$19
Henry Wang	Registered Investment Companies	5	$780	5	$780
	Other Pooled Investment Vehicles	8	$5,002	8	$5,002
	Other Accounts	3	$846	1	$19

(1)	Total Assets as defined by BC Partners, which includes undrawn commitments.
(2)	Represents the assets under management of the accounts managed that have the potential to generate fees in addition to management fees based on total assets.

Compensation

BC Partners’ financial arrangements with the portfolio managers, its competitive compensation and its career path emphasis at all levels reflect the value senior management places on key resources. Compensation may include a variety of components and may vary from year to year based on a number of factors. The principal components of compensation include base compensation and performance-based, discretionary compensation.

Base Compensation: Generally, the portfolio managers receive base compensation based on their position with the firm that is consistent with the market rate of annual salaries paid to similarly situated investment professionals.

Discretionary Compensation: The PTMN Investment Committee members also receive discretionary compensation generally consisting of two components: an annual bonus and carried interest.

•

Annual Bonus: Generally, a PTMN Investment Committee member receives an annual bonus based on the performance of BC Partners, the performance of the PTMN Investment Committee within BC Partners and the individual’s performance, achievement of certain internal objectives and contribution to the overall performance of these portfolios and BC Partners as a whole.

•	Carried Interest: Generally, a PTMN Investment Committee member receives carried interests with respect to the BC Partners-advised funds, subject to standard terms and conditions, including vesting.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The information contained under the caption “Transactions with Related Persons” in our most recent Definitive Proxy Statement on Schedule 14A is incorporated by reference herein.

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS

As of January 24, 2025, there were 9,198,175 shares of our common stock outstanding.

No person is deemed to control us, as such term is defined in the 1940 Act.

The following table sets forth, as of the date of this prospectus, information with respect to the beneficial ownership of our common stock by:

•	each person known to us to beneficially own more than 5% of the outstanding shares of our common stock;

•	each of our directors and each named executive officer; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of the shares of the Company’s common stock is based upon filings by such persons with the SEC and other information obtained from such persons, if available.

Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table below has sole voting and investment power over the shares beneficially owned by such beneficial owner. The directors are divided into two groups — interested directors and independent directors. Each interested director is an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of the Company. The address of all executive officers and directors is c/o Portman Ridge Finance Corporation at 650 Madison Avenue, 3rd Floor, New York, New York 10022.

	Number of Shares(1)	Percentage of Class
Name and Address
Directors and Executive Officers:
Independent Directors
Alexander Duka	1,000	*
George Grunebaum	—	—
Dean C. Kehler	167,400	1.8%
Robert Warshauer	2,000	*
Matthew Westwood	4,571	*
Joseph Morea	969	*
Jennifer Kwon Chou	—	—
Interested Directors
Ted Goldthorpe	9,764	*
Patrick Schafer	8,315	*
Executive Officers
Brandon Satoren	20	*
David Held	—	—
Directors and Executive Officers as a Group	194,039	2.1%
5% Holders
—	—	—

*	Represents less than 1%.
(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 (the “Exchange Act”).

The following table sets forth the dollar range of our equity securities beneficially owned by each of our directors as of December 31, 2024. We are not part of a “family of investment companies,” as that term is defined in Schedule 14A.

Name of Director	Dollar Range of Equity Securities($)(1)(2)
Independent Directors
Alexander Duka	$10,001-$50,000
George Grunebaum	None
Dean C. Kehler	Over $100,000
Robert Warshauer	$10,001-$50,000
Matthew Westwood	$50,000-$100,000
Joseph Morea	$10,001-$50,000
Jennifer Kwon Chou	None
Non-Independent Directors
Ted Goldthorpe	Over $100,000
Patrick Schafer	Over $100,000

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(2)

Based on the closing price of PTMN Common Stock on NASDAQ on December 31, 2024 of $16.34 per share. The dollar range of equity securities beneficially owned are: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or Over $100,000.

The following table sets forth the dollar range of equity interests beneficially owned by any of our Independent Directors and his or her immediate family as of December 31, 2024 in other funds managed by the Adviser or its affiliates.

Name of Director	Name of Owners	Name of Investment	Title of Class	Value of Securities(1)
Alexander Duka	Alexander Duka and Barbara Duka	BC Partners Special Opportunities Fund I LP	Limited Partnership	Over $100,000

Alexander Duka	Alexander Duka and Barbara Duka	BC Partners Lending Corporation	Common Stock	Over $100,000

Alexander Duka	Alexander Duka	BC Partners Fund XI	Limited Partnership	Over $100,000

George Grunebaum	George Grunebaum	BC Partners Lending Corporation	Common Stock	Over $100,000

Robert Warshauer	Robert Warshauer	BC Partners Lending Corporation	Common Stock	Over $100,000

Robert Warshauer	Robert Warshauer	BCP Special Opportunities Fund I LLP	Limited Partnership	Over $100,000

(1)	Dollar ranges are as follows: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or Over $100,000.

DETERMINATION OF NET ASSET VALUE

The NAV per share of our outstanding shares of common stock is determined quarterly by dividing the value of total assets minus liabilities by the total number of shares outstanding.

We calculate the value of our investments in accordance with the procedures described in “Item 1. Business — Determination of Net Asset Value” of our most recent Annual Report on Form 10-K, which is incorporated by reference herein.

DIVIDEND REINVESTMENT PLAN

The information in “Item 1. Business — Dividend Reinvestment Plan” in our most recent Annual Report on Form 10-K is incorporated by reference herein.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of certain material U.S. federal income tax considerations applicable to us and to an investment in shares of our common stock. This discussion is based on the provisions of the Code, the regulations of the U.S. Department of Treasury promulgated thereunder, or “Treasury regulations,” and administrative and judicial interpretations, each as in effect as of the date of this prospectus and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. This discussion does not constitute a detailed explanation of all U.S. federal income tax aspects affecting us and our stockholders and does not purport to deal with the U.S. federal income tax consequences that may be important to particular stockholders in light of their individual investment circumstances or to some types of stockholders subject to special tax rules, such as financial institutions, broker dealers, insurance companies, tax-exempt organizations, partnerships or other pass-through entities, persons holding our common stock in connection with a hedging, straddle, conversion or other integrated transaction, non-U.S. stockholders (as defined below) engaged in a trade or business in the United States, persons who have ceased to be U.S. citizens or to be taxed as resident aliens or individual non-U.S. stockholders present in the United States for 183 days or more during a taxable year. This discussion also does not address any aspects of U.S. estate or gift tax or foreign, state or local tax. This discussion assumes that our stockholders hold their shares of our common stock as capital assets for U.S. federal income tax purposes (generally, assets held for investment). No ruling has been or will be sought from the IRS regarding any matter discussed herein.

This discussion does not discuss the consequences of an investment in our preferred stock, subscription rights, debt securities or warrants representing rights to purchase shares of our preferred stock, common stock, or debt securities. The U.S. federal income tax consequences of such an investment is in the relevant prospectus supplement.

A “U.S. stockholder” is generally a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity classified as a corporation for U.S. tax purposes created or organized in or under the laws of the United States, any state therein or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust (or a trust that has made a valid election to be treated as a U.S. trust).

A “non-U.S. stockholder” generally is a beneficial owner of shares of our common stock other than a U.S. stockholder.

If a partnership or other entity classified as a partnership, for U.S. federal income tax purposes, holds our shares, the U.S. tax treatment of the partnership and each partner generally depends on the status of the partner, the activities of the partnership and certain determinations made at the partner level. A partnership (and any partner in such partnership) considering an investment in our common stock should consult its own tax advisers regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of shares by the partnership.

Tax matters are very complicated and the tax consequences to an investor of an investment in our shares will depend on the facts of his, her or its particular situation. We encourage investors to consult their own tax advisers regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.

Taxation of the Company

We have elected to be treated and intend to qualify each year as a RIC under Subchapter M of the Code. As a RIC, we generally do not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that we timely distribute to our stockholders as dividends.

To qualify as a RIC, we must, among other things:

•

derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, other income derived with respect to our business of investing in stock, securities or currencies, or net income derived from an interest in a “qualified publicly traded partnership,” or “QPTP,” hereinafter the “90% Gross Income Test;” and

•	diversify our holdings so that, at the end of each quarter of each taxable year:

•

at least 50% of the value of our total assets is represented by cash and cash items, U.S. Government securities, the securities of other RICs and other securities, with other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of our total assets and not more than 10% of the outstanding voting securities of such issuer, and

•

not more than 25% of the value of our total assets is invested in the securities of any issuer (other than U.S. Government securities and the securities of other regulated investment companies), the securities of any two or more issuers that we control and that are determined to be engaged in the same business or similar or related trades or businesses, or the securities of one or more QPTPs (the “Diversification Tests”).

In the case of a RIC that furnishes capital to development corporations, there is an exception relating to the Diversification Tests described above. This exception is available only to RICs which the SEC determines to be principally engaged in the furnishing of capital to other corporations which are principally engaged in the development or exploitation of inventions, technological improvements, new processes, or products not previously generally available, which we refer to as “SEC Certification.” We have not sought SEC Certification, but it is possible that we will seek SEC Certification in future years. If we receive SEC Certification, we generally will be entitled to include, in the computation of the 50% value of our assets (described above), the value of any securities of an issuer, whether or not we own more than 10% of the outstanding voting securities of the issuer, if the basis of the securities, when added to our basis of any other securities of the issuer that we own, does not exceed 5% of the value of our total assets.

As a RIC, we are generally not subject to U.S. federal income tax on investment company taxable income and net capital gains that we distribute to our stockholders in any taxable year with respect to which we distribute an amount equal to at least 90% of the sum of our (i) investment company taxable income (which includes, among other items, dividends, interest and the excess of any net realized short-term capital gains over net realized long-term capital losses and other taxable income (other than any net capital gain), reduced by deductible expenses) determined without regard to the deduction for dividends and distributions paid and (ii) net tax-exempt interest income (which is the excess of our gross tax-exempt interest income over certain disallowed deductions) (the “Annual Distribution Requirement”). We intend to distribute annually all or substantially all of such income. Generally, if we fail to meet this Annual Distribution Requirement for any taxable year, we will fail to qualify for tax treatment as a RIC for such taxable year. To the extent we meet the Annual Distribution Requirement for a taxable year, but retain our net capital gains for investment or any investment company taxable income, we are subject to U.S. federal income tax on such retained capital gains and investment company taxable income. We may choose to retain our net capital gains for investment or any investment company taxable income, and pay the associated U.S. federal corporate income tax.

We are subject to a nondeductible 4% U.S. federal excise tax on certain of our undistributed income, unless we timely distribute (or are deemed to have timely distributed) an amount equal to the sum of:

•	at least 98% of our ordinary income (not taking into account any capital gains or losses) for the calendar year;

•

at least 98.2% of the amount by which our capital gains exceed our capital losses (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year (unless an election is made by us to use our taxable year); and

•	certain undistributed amounts from previous years on which we paid no U.S. federal income tax.

We are authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the 1940 Act, we are not permitted to make distributions to our stockholders while any senior securities are outstanding unless we meet the applicable asset coverage ratios. See “Item 1. Business—Regulation—Indebtedness; Coverage Ratio” in our most recent Annual Report on Form 10-K, as well as in subsequent filings we make with the SEC. Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or to avoid the 4% U.S. federal excise tax, we may make such dispositions at times that, from an investment standpoint, are not advantageous.

A RIC is limited in its ability to deduct expenses in excess of its “investment company taxable income” (which is, generally, ordinary income plus the excess of net short-term capital gains over net long-term capital losses). If our expenses in a given year exceed investment company taxable income, we would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years. In addition, expenses can be used only to offset investment company taxable income, not net capital gain. Due to these limits on the deductibility of expenses, we may for tax purposes have aggregate taxable income for several years that we are required to distribute and that is taxable to our stockholders even if such income is greater than the aggregate net income we actually earned during those years. Such required distributions may be made from our cash assets or by liquidation of investments, if necessary. We may realize gains or losses from such liquidations. In the event we realize net capital gains from such transactions, you may receive a larger capital gain distribution than you would have received in the absence of such transactions.

Company Investments

Certain of our investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, including the dividends received deduction, (ii) convert lower taxed long-term capital gains and qualified dividend income into higher taxed short-term capital gains or ordinary income, (iii) convert ordinary loss or a deduction into capital loss (the deductibility of which is more limited), (iv) cause us to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions and (vii) produce income that will not qualify as good income for purposes of the 90% Gross Income Test. We monitor our transactions and may make certain tax elections and may be required to borrow money or dispose of securities to mitigate the effect of these rules and to prevent disqualification of us as a RIC but there can be no assurance that we will be successful in this regard.

Debt Instruments. In certain circumstances, we may be required to recognize taxable income prior to which we receive cash. For example, if we hold debt instruments that are treated under applicable tax rules as having OID (such as debt instruments with an end-of-term payment and/or PIK interest payment or, in certain cases, increasing interest rates or issued with warrants), we must include in taxable income each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in income other amounts that we have not yet received in cash, such as PIK interest, deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock, or certain income with respect to equity investments in foreign corporations. Because any original issue discount or other amounts accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement and to avoid the 4% U.S. federal excise tax, even though we will not have received any corresponding cash amount.

Warrants. Gain or loss realized by us from the sale or exchange of warrants acquired by us as well as any loss attributable to the lapse of such warrants generally are treated as capital gain or loss. The treatment of such gain or loss as long-term or short-term generally depends on how long we held a particular warrant.

Foreign Investments. In the event we invest in foreign securities, we may be subject to withholding and other foreign taxes with respect to those securities. We do not expect to satisfy the requirement to pass through to our stockholders their share of the foreign taxes paid by us.

Passive Foreign Investment Companies. We may invest in the stock of a foreign corporation which is classified as a “passive foreign investment company” (within the meaning of Section 1297 of the Code), or “PFIC.” In general, unless a special tax election has been made, we are required to pay tax at ordinary income rates on any gains and “excess distributions” with respect to PFIC stock as if such items had been realized ratably over the period during which we held the PFIC stock, plus an interest charge. Certain adverse tax consequences of a PFIC investment may be limited if we are eligible to elect alternative tax treatment with respect to such investment. No assurances can be given that any such election will be available or that, if available, we will make such an election. For these reasons, we intend to manage our holdings in passive foreign investment companies to minimize our tax liability.

Foreign Currency Transactions. Under the Code, gains or losses attributable to fluctuations in exchange rates which occur between the time we accrue income or other receivables or accrue expenses or other liabilities denominated in a foreign currency and the time we actually collect such receivables or pay such liabilities generally are treated as ordinary income or loss. Similarly, on disposition of debt instruments and certain other instruments denominated in a foreign currency, gains or losses attributable to fluctuations if the value of the foreign currency between the date of acquisition of the instrument and the date of disposition also are treated as ordinary gain or loss. These currency fluctuations related gains and losses may increase or decrease the amount of our investment company taxable income to be distributed to our stockholders as ordinary income.

Failure to Qualify as a RIC

If we were unable to qualify for treatment as a RIC, and if certain cure provisions described below are not available, we would be subject to tax on all of our taxable income (including our net capital gains) at regular corporate rates. We would not be able to deduct distributions to stockholders, nor would they be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to our stockholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate stockholders would be eligible to claim a dividend received deduction with respect to such dividend; non-corporate stockholders would generally be able to treat such dividends as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain. If we fail to qualify as a RIC for a period greater than two taxable years, to qualify as a RIC in a subsequent year we may be subject to regular corporate tax on any net built-in gains with respect to certain of our assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had been liquidated) that we elect to recognize on requalification or when recognized over the next five years.

The remainder of this discussion assumes that we qualify for tax treatment as a RIC for each taxable year.

Taxation of U.S. stockholders

Distributions by us generally are taxable to U.S. stockholders as ordinary income or capital gains. Distributions of our “investment company taxable income” (which is, generally, our net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) are taxable as ordinary income to U.S. stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional shares of our common stock. To the extent such distributions paid by us to non-corporate stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations and if certain holding period requirements are met, such distributions generally will be treated as qualified dividend income and eligible for a maximum U.S. federal tax rate of 20%. In this regard, it is anticipated that distributions paid by us will generally not be attributable to dividends and, therefore, generally will not qualify for the 20% maximum U.S. federal tax rate.

Distributions of our net capital gain (which is generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. stockholder as long-term capital gains (currently at a maximum U.S. federal tax rate of 20% in the case of individuals, trusts or estates), regardless of the U.S. stockholder’s holding period for his, her or its common stock and regardless of whether paid in cash or reinvested in additional common stock. Distributions in excess of our earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such stockholder’s common stock and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. stockholder. Stockholders receiving dividends or distributions in the form of additional shares of our common stock purchased in the market should be treated for U.S. federal income tax purposes as receiving a distribution in an amount equal to the amount of money that the stockholders receiving cash dividends or distributions will receive, and should have a cost basis in the shares received equal to such amount. Stockholders receiving dividends in newly issued shares of our common stock will be treated as receiving a distribution equal to the value of the shares received, and should have a cost basis of such amount.

Although we currently intend to distribute any net long-term capital gains at least annually, we may in the future decide to retain some or all of our net long-term capital gains but designate the retained amount as a “deemed distribution.” In that case, among other consequences, we will pay tax on the retained amount, each U.S. stockholder will be required to include their share of the deemed distribution in income as if it had been distributed to the U.S. stockholder, and the U.S. stockholder will be entitled to claim a credit equal to their allocable share of the tax paid on the deemed distribution by us. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder’s tax basis for their common stock. Since we expect to pay tax on any retained capital gains at our regular corporate tax rate, and since that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of tax that individual stockholders will be treated as having paid and for which they will receive a credit will exceed the tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the U.S. stockholder’s other U.S. federal income tax obligations or may be refunded to the extent it exceeds a stockholder’s liability for U.S. federal income tax. A stockholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. In order to utilize the deemed distribution approach, we must provide written notice to our stockholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from us and net gains from redemptions or other taxable dispositions of our shares) of U.S. individuals, estates, and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.

Generally, you will be provided with a written notice each year reporting the amount of any (i) ordinary income dividends, and (ii) capital gain dividends. For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, if we pay you a dividend in January which was declared in the previous October, November or December to stockholders of record on a specified date in one of these months, then the dividend will be treated for tax purposes as being paid by us and received by you on December 31 of the year in which the dividend was declared. If an investor purchases shares of our stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though it represents a return of its investment.

Certain distributions reported by the Company as Section 163(j) interest dividends may be treated as interest income by shareholders for purposes of the tax rules applicable to interest expense limitations under Section 163(j) of the Code. Such treatment by the shareholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that we are eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of our business interest income over the sum of our (i) business interest expense and (ii) other deductions properly allocable to our business interest income.

Dividend Reinvestment Plan. Under the dividend reinvestment plan, if a U.S. stockholder owns shares of common stock registered in its own name, the U.S. stockholder will have all cash distributions automatically reinvested in additional shares of common stock unless the U.S. stockholder opts out of our dividend reinvestment plan by delivering a written notice to our dividend paying agent prior to the record date of the next dividend or distribution. See “Dividend Reinvestment Plan.” Any distributions reinvested under the plan will nevertheless remain taxable to the U.S. stockholder. The U.S. stockholder will have an adjusted basis in the additional common stock purchased through the plan equal to the amount of the reinvested distribution. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the U.S. stockholder’s account.

Dispositions. A U.S. stockholder generally will recognize gain or loss on the sale, exchange or other taxable disposition of shares of our common stock in an amount equal to the difference between the U.S. stockholder’s adjusted basis in the shares disposed of and the amount realized on their disposition. Generally, gain recognized by a U.S. stockholder on the disposition of shares of our common stock will result in capital gain or loss to a U.S. stockholder, and will be a long-term capital gain or loss if the shares have been held for more than one year at the time of sale. Any loss recognized by a U.S. stockholder upon the disposition of shares of our common stock held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain dividend) by the U.S. stockholder. A loss recognized by a U.S. stockholder on a disposition of shares of our common stock will be disallowed as a deduction if the U.S. stockholder acquires additional shares of our common stock (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date that the shares are disposed. In this case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

Tax Shelter Reporting Regulations. Under applicable Treasury regulations, if a U.S. stockholder recognizes a loss with respect to shares of $2 million or more for a non-corporate U.S. stockholder or $10 million or more for a corporate U.S. stockholder in any single taxable year (or a greater loss over a combination of years), the U.S. stockholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. stockholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. stockholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. stockholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. U.S. stockholders should consult their own tax advisers to determine the applicability of these regulations in light of their individual circumstances.

Backup Withholding. We are required in certain circumstances to backup withhold on taxable dividends or distributions paid to non-corporate U.S. stockholders who do not furnish us or the dividend-paying agent with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Taxation of non-U.S. stockholders

The following discussion only applies to certain non-U.S. stockholders. Whether an investment in shares of our common stock is appropriate for a non-U.S. stockholder depends upon that person’s particular circumstances. An investment in shares of our common stock by a non-U.S. stockholder may have adverse tax consequences. Non-U.S. stockholders should consult their own tax advisers before investing in shares of our common stock.

Actual and Deemed Distributions; Dispositions. Distributions of ordinary income dividends to non-U.S. stockholders, subject to the discussion below, are generally subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current or accumulated earnings and profits even if they are funded by income or gains (such as portfolio interest, short-term capital gains, or foreign-source dividend and interest income) that, if paid to a non-U.S. stockholder directly, would not be subject to withholding. If the distributions are effectively connected with a U.S. trade or business of the Non-U.S. stockholder, we will not be required to withhold federal tax if the Non-U.S. stockholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. (Special certification requirements apply to a Non-U.S. stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers.)

We or the applicable withholding agent generally are not required to withhold any amounts with respect to certain distributions of (i) U.S. source interest income, and (ii) net short term capital gains in excess of net long term capital losses, in each case to the extent we properly report such distributions as “interest-related dividends” or “short-term capital gain dividends” and certain other requirements were satisfied. We anticipate that a portion of our distributions will be eligible for this exemption from withholding; however, we cannot determine what portion of our distributions (if any) will be eligible for this exception until after the end of our taxable year. No certainty can be provided that any of our distributions will be reported as eligible for this exception.

If we distribute our net capital gains in the form of deemed rather than actual distributions, a non-U.S. stockholder will be entitled to a federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a federal income tax return even if the non-U.S. stockholder is not otherwise required to obtain a U.S. taxpayer identification number or file a federal income tax return. For a non-U.S. stockholder, distributions (both actual and deemed), and gains realized upon the sale of our common stock that are effectively connected with a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable tax treaty). Accordingly, investment in shares of our common stock may not be appropriate for certain non-U.S. stockholders.

Dividend Reinvestment Plan. Under our dividend reinvestment plan, if a non-U.S. stockholder owns shares of common stock registered in its own name, the non-U.S. stockholder will have all cash distributions automatically reinvested in additional shares of common stock unless it opts out of our dividend reinvestment plan by delivering a written notice to our dividend paying agent prior to the record date of the next dividend or distribution. See “Dividend Reinvestment Plan.” If the distribution is a distribution of our investment company taxable income, is not reported by us as a short-term capital gains dividend or interest-related dividend and it is not effectively connected with a U.S. trade or business of the non-U.S. stockholder (or, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment of the non-U.S. stockholder), the amount distributed (to the extent of our current or accumulated earnings and profits) will be subject to withholding of U.S. federal income tax at a 30% rate (or lower rate provided by an applicable treaty) and only the net after-tax amount will be reinvested in common stock. The non-U.S. stockholder will have an adjusted basis in the additional common stock purchased through the plan equal to the amount reinvested. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the non-U.S. stockholder’s account.

Backup Withholding. A non-U.S. stockholder who is a nonresident alien individual, and who is otherwise subject to withholding of federal income tax, will be subject to information reporting, but may not be subject to backup withholding of federal income tax on taxable dividends or distributions if the non-U.S. stockholder provides us or the dividend paying agent with an IRS Form W-8BEN, IRS Form W-8BEN-E, or an acceptable substitute form. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA”, and the Treasury regulations promulgated thereunder, generally impose a withholding tax of 30% on certain payments of U.S. source interest, dividends and other fixed or determinable annual or periodical gains, profits, and income to foreign financial institutions (“FFIs”) unless such FFIs enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners), or such FFIs reside in a jurisdiction that has entered into an intergovernmental agreement with the IRS to provide such information and such FFIs comply with the terms of such intergovernmental agreement and any enabling legislation or administrative authority with respect to such intergovernmental agreement. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to foreign entities that are not financial institutions unless such foreign entities certify that they do not have any greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a Non-U.S. Holder and the status of the intermediaries through which they hold their shares, Non-U.S. Holders could be subject to this 30% withholding tax with respect to distributions on their shares of our common stock and proceeds from the sale of their shares of our common stock. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes.

Each prospective investor is urged to consult its tax adviser regarding the applicability of FATCA and any other reporting requirements with respect to the prospective investor’s own situation, including investments through an intermediary.

DESCRIPTION OF COMMON STOCK

Please refer to Exhibit 4.7, “Description of Portman Ridge Finance Corporation’s Registered Securities,” to our most recent Annual Report on Form 10-K, which is incorporated by reference herein, for a description of our common stock. We urge you to read the applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you related to any shares of our capital stock being offered. The number of outstanding shares of our common stock as of January 24, 2025 was 9,198,175.

DESCRIPTION OF PREFERRED STOCK

In addition to shares of common stock, our charter authorizes the issuance of preferred stock. If we offer preferred stock under this prospectus, we will issue an appropriate prospectus supplement. We may issue preferred stock from time to time in one or more classes or series, without stockholder approval. Prior to issuance of shares of each class or series, our Board is required by Delaware law and by our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Any such issuance must adhere to the requirements of the 1940 Act, Delaware law and any other limitations imposed by law.

The following is a general description of the terms of the preferred stock we may issue from time to time. Particular terms of any preferred stock we offer will be described in the prospectus supplement relating to such preferred stock.

If we issue preferred stock, it will pay dividends to the holders of the preferred stock at either a fixed rate or a rate that will be reset frequently based on short-term interest rates, as described in a prospectus supplement accompanying each preferred share offering.

You should note that any issuance of preferred stock must comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (1) immediately after issuance and before any cash dividend or other distribution is made with respect to our common stock and before any purchase of common stock is made, the liquidation preference of any preferred stock, together with all other senior securities, must not exceed an amount equal to 66 2/3% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on such preferred stock are in arrears by two full years or more. In addition, under the 1940 Act, shares of preferred stock must be cumulative as to dividends and have a complete preference over our common stock to payment of their liquidation preference in the event of a dissolution.

Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would vote separately from the holders of common stock on a proposal to cease operations as a BDC. We believe that the availability for issuance of preferred stock provides us with increased flexibility in structuring future financings and acquisitions. However, we do not currently have any plans to issue preferred stock.

For any class or series of preferred stock that we may issue, our Board will determine and the articles supplementary and prospectus supplement relating to such class or series will describe:

•	the designation and number of shares of such class or series;

•

the rate, whether fixed or variable, and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such class or series, as well as whether such dividends are participating or non-participating;

•	any provisions relating to convertibility or exchangeability of the shares of such class or series, including adjustments to the conversion price of such class or series;

•	the rights and preferences, if any, of holders of shares of such class or series upon our liquidation, dissolution or winding up of our affairs;

•	the voting powers, if any, of the holders of shares of such class or series;

•	any provisions relating to the redemption of the shares of such class or series;

•	any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such class or series are outstanding;

•	any conditions or restrictions on our ability to issue additional shares of such class or series or other securities;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other relative powers, preferences and participating, optional or special rights of shares of such class or series, and the qualifications, limitations or restrictions thereof.

All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our Board, and all shares of each class or series of preferred stock will be identical and of equal rank except as to the dates from which dividends, if any, thereon will be cumulative. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to any preferred stock being offered, as well as the complete articles supplementary that contain the terms of the applicable class or series of preferred stock.

DESCRIPTION OF SUBSCRIPTION RIGHTS

General

We may issue subscription rights to our stockholders to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to our stockholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering. You should read the prospectus supplement related to any such subscription rights offering.

The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•

the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days)

•	the title of such subscription rights;

•	the exercise price for such subscription rights (or method of calculation thereof);

•	the ratio of the offering (which, in the case of transferable rights, will require a minimum of three shares to be held of record before a person is entitled to purchase an additional share);

•	the number of such subscription rights issued to each stockholder;

•	the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;

•	if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

•	any termination right we may have in connection with such subscription rights offering; and

•	any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

Exercise Of Subscription Rights

Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of shares of common stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we will forward, as soon as practicable, the shares of common stock purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.

Dilutive Effects

Any stockholder who chooses not to participate in a rights offering should expect to own a smaller interest in us upon completion of such rights offering. Any rights offering will dilute the ownership interest and voting power of stockholders who do not fully exercise their subscription rights. Further, because the net proceeds per share from any rights offering may be lower than our then current NAV per share, the rights offering may reduce our NAV per share. The amount of dilution that a stockholder will experience could be substantial, particularly to the extent we engage in multiple rights offerings within a limited time period. In addition, the market price of our common stock could be adversely affected while a rights offering is ongoing as a result of the possibility that a significant number of additional shares may be issued upon completion of such rights offering. All of our stockholders will also indirectly bear the expenses associated with any rights offering we may conduct, regardless of whether they elect to exercise any rights.

DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants. You should read the prospectus supplement related to any warrants offering.

We may issue warrants to purchase shares of our common stock, preferred stock or debt securities. Such warrants may be issued independently or together with shares of common stock, preferred stock or debt securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

•	the aggregate number of such warrants;

•	the title of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the number of such warrants issued with each security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the warrants;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Under the 1940 Act, we may generally only offer warrants provided that (1) the warrants expire by their terms within ten years; (2) the exercise or conversion price is not less than the current market value at the date of issuance; (3) our stockholders authorize the proposal to issue such warrants, and our Board approves such issuance on the basis that the issuance is in the best interests of us and our stockholders; and (4) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. The 1940 Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants at the time of issuance may not exceed 25.0% of our outstanding voting securities.

DESCRIPTION OF OUR DEBT SECURITIES

We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and the financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “—Events of Default—Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us with respect to the debt securities.

This section includes a description of the material provisions of the indenture. Any accompanying prospectus supplement will describe any other material terms of the debt securities being offered thereunder. Because this section is a summary, however, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. A copy of the form of indenture is attached as an exhibit to the registration statement of which this prospectus is a part. We will file a supplemental indenture with the SEC in connection with any debt offering, at which time the supplemental indenture would be publicly available. See “Available Information” for information on how to obtain a copy of the indenture.

The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered, including among other things:

•	the designation or title of the series of debt securities;

•	the total principal amount of the series of debt securities;

•	the percentage of the principal amount at which the series of debt securities will be offered;

•	the date or dates on which principal will be payable;

•	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

•	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

•	whether any interest may be paid by issuing additional securities of the same series in lieu of cash (and the terms upon which any such interest may be paid by issuing additional securities);

•	the terms for redemption, extension or early repayment, if any;

•	the currencies in which the series of debt securities are issued and payable;

•

whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

•	the place or places of payment, transfer, conversion and/or exchange of the debt securities;

•	the denominations in which the offered debt securities will be issued (if other than $1,000 and any integral multiple thereof);

•	the provision for any sinking fund;

•	any restrictive covenants;

•	any Events of Default (as defined in “Events of Default” below);

•	whether the series of debt securities is issuable in certificated form;

•	any provisions for defeasance or covenant defeasance;

•	any special federal income tax implications, including, if applicable, federal income tax considerations relating to original issue discount;

•

whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

•	whether the debt securities are subject to subordination and the terms of such subordination;

•	whether the debt securities are secured and the terms of any security interest;

•	the listing, if any, on a securities exchange; and

•	any other terms.

The debt securities may be secured or unsecured obligations. Under the provisions of the 1940 Act, we, as a BDC, are permitted to issue debt only in amounts such that our asset coverage, as defined in the 1940 Act, equals at least 150% after each issuance of debt, but giving effect to any exemptive relief granted to us by the SEC. For a discussion of risks involved with incurring additional leverage, see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, as well as in any of our subsequent SEC filings. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.

General

The indenture provides that any debt securities proposed to be sold under this prospectus and the accompanying prospectus supplement (“offered debt securities”) and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities (“underlying debt securities”) may be issued under the indenture in one or more series.

For purposes of this prospectus, any reference to the payment of principal of, or premium or interest, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.

The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “—Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

Except as described under “—Events of Default” and “—Merger or Consolidation” below, the indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants, as applicable, that are described below, including any addition of a covenant or other provision providing event risk protection or similar protection.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio, and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Issuance of Securities in Registered Form

We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities.

Book-Entry Holders

We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.

Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.

Street Name Holders

In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

Legal Holders

Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you in this “Description of Our Debt Securities” section, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.

Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as “DTC”, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Termination of a Global Security.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the debt securities to be registered in his, her or its name and cannot obtain certificates for his, her or its interest in the debt securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his, her or its own bank or broker for payments on the debt securities and protection of his, her or its legal rights relating to the debt securities, as we describe under “—Issuance of Securities in Registered Form” above;

•	an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his, her or its interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	if we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series;

•

an investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee;

•

DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds; your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities; there may be more than one financial intermediary in the chain of ownership for an investor; we do not monitor, nor are we responsible for the actions of, any of those intermediaries.

Termination of a Global Security

If a global security is terminated for any reason, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of legal holders and street name investors under “—Issuance of Securities in Registered Form” above.

The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not us or the applicable trustee, is responsible for deciding the investors in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Payment and Paying Agents

We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Since we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities

We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “—Special Considerations for Global Securities.”

Payments on Certificated Securities

We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date to the holder of debt securities as shown on the trustee’s records as of the close of business on the regular record date at our office and/or at other offices that may be specified in the prospectus supplement. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, New York and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.

Alternatively, at our option, we may pay any cash interest that becomes due on the debt security by mailing a check to the holder at his, her, or its address shown on the trustee’s records as of the close of business on the regular record date or by transfer to an account at a bank in the United States, in either case, on the due date.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events of Default

You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

The term “Event of Default” in respect of the debt securities of your series means any of the following:

•	we do not pay the principal of (or premium, if any, on) a debt security of the series within five days of its due date;

•	we do not pay interest on a debt security of the series within 30 days of its due date;

•	we do not deposit any sinking fund payment in respect of debt securities of the series within five days of its due date;

•

we remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach (the notice must be sent by either the trustee or holders of at least 25.0% of the principal amount of debt securities of the series);

•	we voluntarily file for bankruptcy or consent to the commencement of certain other events of bankruptcy, insolvency or reorganization;

•

a court of competent jurisdiction enters an order or decree under bankruptcy law that is for relief against us in an involuntary case or proceeding, adjudges us bankrupt or insolvent or orders the winding up or liquidation of us and the continuance of any such decree or order remains undischarged or unstayed for a period of 90 days;

•

the series of debt securities has an asset coverage, as such term is defined in the 1940 Act, of less than 100.0% on the last business day of each of 24 consecutive calendar months, giving effect to any exemptive relief granted to us by the SEC; or

•	any other Event of Default in respect of debt securities of the series described in the prospectus supplement occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium, interest, or sinking or purchase fund installment, if it in good faith considers the withholding of notice to be in the interest of the holders.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25.0% in principal amount of the outstanding debt securities of the affected series may (and the trustee shall at the request of such holders) declare the entire principal amount of all the outstanding debt securities of that series to be due and immediately payable by a notice in writing to us (and to the trustee if given by such holders). This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the outstanding debt securities of the affected series if (1) we have deposited with the trustee all amounts due and owing with respect to the securities (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default have been cured or waived.

The trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability reasonably satisfactory to it (called an “indemnity”). If indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an Event of Default with respect to the relevant series of debt securities has occurred and remains uncured;

•

the holders of at least 25.0% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer indemnity, security, or both reasonably satisfactory to the trustee against the costs, expenses, and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity and/or security; and

•

the holders of a majority in principal amount of the outstanding debt securities of that series must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

Waiver of Default

Holders of a majority in principal amount of the outstanding debt securities of the affected series may waive any past defaults other than a default:

•	in the payment of principal, any premium or interest; or

•	in respect of a covenant that cannot be modified or amended without the consent of each holder.

Merger or Consolidation

Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

•	where we merge out of existence or sell substantially all of our assets, the resulting entity or transferee must agree to be legally responsible for our obligations under the debt securities;

•

the merger or sale of assets must not cause a default on the debt securities and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded;

•	we must deliver certain certificates and documents to the trustee; and

•	we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

There are three types of changes we can make to the indenture and the debt securities issued thereunder.

Changes Requiring Your Approval

First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:

•	change the stated maturity of the principal of or interest on a debt security or the terms of any sinking fund with respect to any security;

•	reduce any amounts due on a debt security;

•

reduce the amount of principal payable upon acceleration of the maturity of an original issue discount or indexed security following a default or upon the redemption thereof or the amount thereof provable in a bankruptcy proceeding;

•	adversely affect any right of repayment at the holder’s option;

•	change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);

•	impair your right to sue for payment;

•	adversely affect any right to convert or exchange a debt security in accordance with its terms;

•	modify the subordination provisions in the indenture in a manner that is adverse to outstanding holders of the debt securities;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•

modify any other aspect of the provisions of the indenture dealing with supplemental indentures with the consent of holders, waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

•	change any obligation we have to pay additional amounts.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications, establishment of the form or terms of new securities of any series as permitted by the indenture and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval

Any other change to the indenture and the debt securities would require the following approval:

•	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and

•

if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

The holders of a majority in principal amount of a series of debt securities issued under the indenture, voting together as one class for this purpose, may waive our compliance with some of the covenants applicable to that series of debt securities. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “—Changes Requiring Your Approval.”

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:

•

for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;

•

for debt securities whose principal amount is not known (for example, because it is based on an index), we will use the principal face amount at original issuance or a special rule for that debt security described in the prospectus supplement; and

•	for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption or if we, any other obligor, or any affiliate of us or any obligor own such debt securities. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “—Defeasance—Full Defeasance”.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. However, the record date may not be more than 30 days before the date of the first solicitation of holders to vote on or take such action. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within 11 months following the record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance

Under current U.S. federal tax law and the indenture, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance”. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If we achieved covenant defeasance and your debt securities were subordinated as described under “—Indenture Provisions—Subordination” below, such subordination would not prevent the trustee under the indenture from applying the funds available to it from the deposit described in the first bullet below to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debt holders. In order to achieve covenant defeasance, the following must occur:

•

we must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;

•

we must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit;

•

we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with;

•	defeasance must not result in a breach or violation of, or result in a default under, of the indenture or any of our other material agreements or instruments, as applicable;

•

no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days; and

•	satisfy the conditions for covenant defeasance contained in any supplemental indentures.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be such a shortfall. However, there is no assurance that we would have sufficient funds to make payment of the shortfall.

Full Defeasance

If there is a change in U.S. federal tax law or we obtain an IRS ruling, as described in the second bullet below, we can legally release ourself from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•

we must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;

•

we must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit;

•

we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with;

•	defeasance must not result in a breach or violation of, or constitute a default under, of the indenture or any of our other material agreements or instruments, as applicable;

•

no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days; and

•	satisfy the conditions for full defeasance contained in any supplemental indentures.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors, as applicable, if we ever became bankrupt or insolvent. If your debt securities were subordinated as described later under “—Indenture Provisions—Subordination”, such subordination would not prevent the trustee under the indenture from applying the funds available to it from the deposit referred to in the first bullet of the preceding paragraph to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debt holders.

Form, Exchange and Transfer of Certificated Registered Securities

If registered debt securities cease to be issued in book-entry form, they will be issued:

•	only in fully registered certificated form;

•	without interest coupons; and

•	unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed and as long as the denomination is greater than the minimum denomination for such securities.

Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourself.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent, as applicable, is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in the prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series and has accepted such appointment. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions—Subordination

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities, upon our dissolution, winding up, liquidation or reorganization before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities or the holders of any indenture securities that are not Senior Indebtedness. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

Senior Indebtedness is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:

•

our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed that we have designated as “Senior Indebtedness” for purposes of the indenture and in accordance with the terms of the indenture (including any indenture securities designated as Senior Indebtedness), and

•	renewals, extensions, modifications and refinancings of any of this indebtedness.

If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Senior Indebtedness and of our other indebtedness outstanding as of a recent date.

Secured Indebtedness and Ranking

Certain of our indebtedness, including certain series of indenture securities, may be secured. The prospectus supplement for each series of indenture securities will describe the terms of any security interest for such series and will indicate the approximate amount of our secured indebtedness as of a recent date. Any unsecured indenture securities will effectively rank junior to any secured indebtedness, including any secured indenture securities, that we incur in the future to the extent of the value of the assets securing such future secured indebtedness. The debt securities, whether secured or unsecured, will rank structurally junior to all existing and future indebtedness (including trade payables) incurred by any subsidiaries, financing vehicles, or similar facilities we may have.

In the event of our bankruptcy, liquidation, reorganization or other winding up any of our assets that secure secured debt will be available to pay obligations on unsecured debt securities only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all unsecured debt securities then outstanding after fulfillment of this obligation. As a result, the holders of unsecured indenture securities may recover less, ratably, than holders of any of our secured indebtedness.

The Trustee under the Indenture

U.S. Bank National Association serves as the trustee under the indenture.

REGULATION

We are subject to regulation as described in “Item 1. Business — Regulation” of our most recent Annual Report on Form 10-K, which is incorporated by reference herein.

PLAN OF DISTRIBUTION

We may offer from time to time, in one or more offerings or series, up to $500,000,000 of our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock, and/or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, in one or more underwritten public offerings, at-the-market offerings, negotiated transactions, block trades, best efforts offerings or a combination of these methods.

We may sell the securities through underwriters or dealers, directly to one or more purchasers, including existing stockholders in a rights offering by us, through agents or through a combination of any such methods of sale. In the case of a rights offering, the applicable prospectus supplement will set forth the number of shares of our common stock issuable upon the exercise of each right and the other terms of such rights offering. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements will also describe the terms of the offering of the securities, including: the purchase price of the securities and the proceeds we will receive from the sale; any over-allotment options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; and any securities exchange or market on which the securities may be listed. Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of common stock, less any underwriting commissions and discounts or agency fees paid, must equal or exceed the NAV per share of our common stock at the time of the offering except (i) in connection with a rights offering to our existing stockholders, (ii) with the prior approval of the majority (as defined in the 1940 Act) of our common stockholders, or (iii) under such other circumstances as the SEC may permit. See “Determination of Net Asset Value” for a discussion of how NAV is determined. Any offering of securities by us that requires the consent of the majority of our common stockholders, must occur, if at all, within one year after receiving such consent. The price at which the securities may be distributed may represent a discount from prevailing market prices.

In connection with the sale of our securities, underwriters or agents may receive compensation from us or from purchasers of our securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Our common stockholders will bear, directly or indirectly, such expenses payable by us, as well as any other fees and the expenses incurred by us in connection with any offering of the securities, including debt securities.

Underwriters may sell our securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of our securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act in connection with an offering of our securities. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the NASDAQ may engage in passive market-making transactions in our common stock, preferred stock, subscription rights, warrants or debt securities, as applicable, on the NASDAQ in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no trading market, other than our common stock, which is listed on the NASDAQ under the symbol “PTMN”. We may elect to list any other class or series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of our securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

In order to comply with the securities laws of certain states, if applicable, our securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, our securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

CUSTODIAN, TRANSFER AND DIVIDEND PAYING AGENT AND REGISTRAR

Our assets are held by U.S. Bank National Association pursuant to a custody agreement. The principal business address of U.S. Bank National Association is One Federal Street, 3rd Floor, Boston, Massachusetts 02110. Equiniti Trust Company, LLC, serves as our transfer agent, registrar and dividend disbursing agent, pursuant to a transfer agency and registrar services agreement. The principal business address of Equiniti Trust Company, LLC, is 48 Wall Street, 23rd floor New York, New York, 10043.

U.S. Bank National Association serves as our trustee under an indenture and the third supplemental indenture thereto relating to the 2026 Notes, is the paying agent, registrar and transfer agent relating to the 2026 Notes. The principal business address of U.S. Bank National Association is One Federal Street, 10th Floor, Boston, MA 02110.

BROKERAGE ALLOCATION AND OTHER PRACTICES

Since we will generally acquire and dispose of investments in privately negotiated transactions, we will infrequently use brokers in the normal course of our business. Subject to policies established by our Board, our Adviser will be primarily responsible for the execution of the publicly traded securities portion of our portfolio transactions and the allocation of brokerage commissions. Our Adviser does not expect to execute transactions through any particular broker or dealer, but will seek to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While our Adviser generally will seek reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, our Adviser may select a broker based partly upon brokerage or research services provided to us, our Adviser and any other accounts. Such brokerage or research services may include research reports on companies, industries and securities; economic and financial data; financial publications; computer data bases; quotation equipment and services; and research-oriented computer hardware, software and other services. In return for such services, we may pay a higher commission than other brokers would charge if our Adviser determines in good faith that such commission is reasonable in relation to the services provided.

LEGAL MATTERS

Certain legal matters regarding the securities offered by this prospectus will be passed upon for the Company by Dechert LLP.

EXPERTS

Deloitte & Touche LLP, located at 30 Rockefeller Plaza, 41st Floor, New York, New York 10112 is our independent registered public accounting firm. Deloitte & Touche LLP audits our financial statements and provides audit related services.

The financial statements incorporated in this prospectus by reference to our most recent Annual Report on Form 10-K have been so incorporated in reliance on the report of Deloitte & Touche LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE

This prospectus is part of a registration statement that we have filed with the SEC. The SEC allows us to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the documents listed below that we have previously filed with the SEC, and any reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities covered by this prospectus, including all such filings we may file with the SEC after the date of the initial filing of the registration statement of which this prospectus is part and prior to its effectiveness, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K, or other information “furnished” to the SEC, which is not deemed filed is not and will not be incorporated by reference in this prospectus and any accompanying prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 13, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 7, 2024;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2024;

•	our Current Report on Form 8-K, filed with the SEC on February 4, 2025; and

•	any description of shares of our common stock contained in a registration statement filed pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description.

To obtain copies of these filings, see “Available Information.”

AVAILABLE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or other document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed or incorporated by reference as an exhibit is qualified in all respects by such exhibit.

We file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information filed electronically by us with the SEC, which are available free of charge at www.sec.gov. This information is also available free of charge by contacting us by telephone at (212) 891-2880 or on our website at www.portmanridge.com. Information contained on our website is not incorporated by reference into this prospectus or any prospectus supplement, and you should not consider that information to be part of this prospectus or any prospectus supplement.

You can request a copy of any of our SEC filings (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents), including those incorporated by reference herein, at no cost, by writing or telephoning us at the following address or telephone number:

Portman Ridge Finance Corporation

650 Madison Avenue, 3rd Floor

New York, New York 10022

(212) 891-2880

Attn: Secretary

$35,000,000 7.50% Notes due 2028

$75,000,000 7.75% Notes due 2030

BCP Investment Corporation

PROSPECTUS SUPPLEMENT

October 10, 2025